                                                      REGISTRATION NO. 333-43061

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      SPARKLING SPRING WATER GROUP LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

       NOVA SCOTIA, CANADA                        5149
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------

   FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS, SEE "TABLE OF ADDITIONAL
                                 REGISTRANTS."
                            ------------------------

                ONE LANDMARK SQUARE                                  STEPHEN L. LARSON
                STAMFORD, CT 06901                       VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                  (203) 325-0077                           SPARKLING SPRING WATER GROUP LIMITED
      (ADDRESS, INCLUDING ZIP CODE, TELEPHONE                       ONE LANDMARK SQUARE
   NUMBER, INCLUDING AREA CODE, OR REGISTRANT'S                     STAMFORD, CT 06901
           PRINCIPAL EXECUTIVE OFFICES)                               (203) 325-0077
                                                          (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                          TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                                   OF AGENT FOR SERVICE)

                            ------------------------
                          COPIES OF COMMUNICATIONS TO:

                            RICHARD A. KRANTZ, ESQ.
                              ROBINSON & COLE LLP
                                FINANCIAL CENTRE
                                 P.O. BOX 10305
                            STAMFORD, CT 06904-2305
                                 (203) 462-7500
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                      PROPOSED               PROPOSED
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE          AMOUNT OF
              REGISTERED                      REGISTERED         PRICE PER SECURITY     OFFERING PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
11 1/2% Senior Subordinated Notes due
  2007..............................         $100,000,000               100%               $100,000,000             $29,500
-----------------------------------------------------------------------------------------------------------------------------------
Guarantees of 11 1/2% Senior
  Subordinated Notes due 2007.......              --                     --                     --                    (2)
===================================================================================================================================

(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(n), no additional registration fee is payable with respect to the Guarantees of the Additional Registrants.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS
================================================================================

                                                          STATE OR OTHER           PRIMARY STANDARD
                                                         JURISDICTION OF              INDUSTRIAL
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS             INCORPORATION OF           CLASSIFICATION
  CHARTER                                                  ORGANIZATION              CODE NUMBER
------------------------------------------------------------------------------------------------------
Sparkling Spring Water Limited....................    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
Spring Water, Inc.................................    Delaware                  5149
------------------------------------------------------------------------------------------------------
Cullyspring Water Co., Inc. ......................    Washington                5149
------------------------------------------------------------------------------------------------------
Crystal Springs of Seattle, Inc. .................    Delaware                  5149
------------------------------------------------------------------------------------------------------
Crystal Springs Drinking Water, Inc. .............    Washington                5149
------------------------------------------------------------------------------------------------------
Crystal Spring Acquisition, Inc. .................    Delaware                  5149
------------------------------------------------------------------------------------------------------
Mountain Fresh Acquisition Corp. .................    Delaware                  5149
------------------------------------------------------------------------------------------------------
Water Jug Enterprises Limited.....................    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
Withey's Water Softening & Purification Ltd. .....    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
Aqua Care Water Softening & Purification Inc. ....    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
High Valley Water Limited.........................    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
3003969 Nova Scotia Limited.......................    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
Coastal Mountain Water Corp.......................    British Columbia          5149
------------------------------------------------------------------------------------------------------
Canadian Springs Water Company Limited............    Nova Scotia               5149
------------------------------------------------------------------------------------------------------
Sparkling Spring Water (UK) Limited...............    UK                        5149
------------------------------------------------------------------------------------------------------
Aquaporte (UK) Limited............................    UK                        5149
------------------------------------------------------------------------------------------------------
Marlborough Employment Limited....................    Scotland                  5149
------------------------------------------------------------------------------------------------------
Water at Work Limited.............................    Scotland                  5149
------------------------------------------------------------------------------------------------------
Natural Water Limited.............................    Scotland                  5149
======================================================================================================

     The address, including zip code, and telephone number, including area code, of the principal executive offices of, the name, address, including zip code, and telephone number, including area code, of agent for service for, each of Additional Registrants is the same as for Sparkling Spring Water Group Limited, as set forth on the facing page of Registration Statement. Copies of communications to any Additional Registrant should be sent to Richard A. Krantz, Esq., Robinson & Cole LLP, Financial Center, P.O. Box 10305, 695 East Main Street, Stamford, CT 06904-2305 (telephone number (203)462-7505).

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED MARCH 27, 1998

PRELIMINARY PROSPECTUS

[SPARKLING SPRINGS LOGO]
                      SPARKLING SPRING WATER GROUP LIMITED
              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2007
                WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
                 ACT FOR EACH $1,000 IN PRINCIPAL AMOUNT OF ITS
                 OUTSTANDING 11 1/2% SENIOR SUBORDINATED NOTES
                   DUE 2007, OF WHICH $100,000,000 PRINCIPAL
                             AMOUNT IS OUTSTANDING
                            ------------------------

    THE NOTES OFFERED HEREBY ARE FULLY AND UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY THE SUBSIDIARY GUARANTORS NAMED HEREIN. THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR WILL BE LIMITED TO THE MAXIMUM AMOUNT WHICH, AFTER GIVING EFFECT TO ALL OTHER CONTINGENT AND FIXED LIABILITIES OF SUCH SUBSIDIARY GUARANTOR AND AFTER GIVING EFFECT TO ANY COLLECTIONS FROM OR PAYMENTS MADE BY OR ON BEHALF OF ANY OTHER SUBSIDIARY GUARANTOR IN RESPECT OF THE OBLIGATIONS OF SUCH OTHER SUBSIDIARY GUARANTOR UNDER ITS GUARANTEE OR PURSUANT TO ITS CONTRIBUTION OBLIGATIONS UNDER THE INDENTURE PURSUANT TO WHICH THE NOTES OFFERED HEREBY ARE TO BE ISSUED, WILL RESULT IN THE OBLIGATIONS OF SUCH SUBSIDIARY GUARANTOR UNDER ITS GUARANTEE NOT CONSTITUTING A FRAUDULENT CONVEYANCE OR FRAUDULENT TRANSFER UNDER FEDERAL, STATE OR OTHER APPLICABLE LAW. IN ADDITION, THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR ORGANIZED OUTSIDE THE UNITED STATES WILL BE LIMITED TO THE MAXIMUM AMOUNT PERMITTED UNDER APPLICABLE CANADIAN, ENGLISH, SCOTTISH OR OTHER FOREIGN LAW.
                            ------------------------

    Sparkling Spring Water Group Limited, a corporation organized under the laws of the Province of Nova Scotia, Canada ("Sparkling Spring" and, together with its subsidiaries, the "Company") is hereby offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its registered 11 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes"), for each $1,000 principal amount of its outstanding unregistered 11 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"), of which $100,000,000 in aggregate principal amount was issued on November 19, 1997 and is outstanding as of the date hereof. The form and the terms of the Exchange Notes are identical in all material respects to those of the Private Notes, except for certain transfer restrictions and registration rights relating to the Private Notes and except for certain interest provisions relating to such registration rights. The Exchange Notes also have the same redemption terms as the Private Notes. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, an Indenture, dated as of November 19, 1997 governing the Private Notes and the Exchange Notes (the "Indenture"). The Private Notes and the Exchange Notes are sometimes referred to herein, collectively, as the "Notes". See "The Exchange Offer" and "Description of Notes".

    Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1998, at the rate of 11 1/2% per annum. The Notes will be redeemable, in whole or in part, at the option of Sparkling Spring on or after November 15, 2002 at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to November 15, 2000, Sparkling Spring, at its option, may redeem up to $30.0 million aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined) at a redemption price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least $70.0 million in aggregate principal amount of the Notes originally issued remains outstanding immediately following such redemption. Upon a Change of Control (as defined), each holder of the Notes will have the right to require Sparkling Spring to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. In addition, Sparkling Spring will be obligated to offer to repurchase Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Notes." No assurance can be given that, in the event of a Change of Control or certain Asset Sales, Sparkling Spring will have, or will have access to, sufficient funds to repurchase Notes.

    The Notes are general unsecured obligations of Sparkling Spring and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined). The Notes will rank pari passu in right of payment with any future senior subordinated indebtedness of Sparkling Spring and will rank senior in right of payment to all other subordinated obligations of Sparkling Spring. As of December 31, 1997, Sparkling Spring had no Senior Indebtedness outstanding and had no indebtedness outstanding that ranks pari passu with the Exchange Notes. The Exchange Notes will rank senior in right of payment to all other subordinated obligations of Sparkling Spring. As of December 31, 1997, Sparkling Spring had no outstanding indebtedness that is subordinated in right of payment to the Exchange Notes. Sparkling Spring has no present intention of incurring in the immediate future any indebtedness to which the Exchange Notes will rank senior. The Notes are fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by Sparkling Spring's existing subsidiaries and will be so guaranteed by those formed or acquired in the future (the "Subsidiary Guarantors"). The Guarantees are general unsecured obligations of the Subsidiary Guarantors and are subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) on the same basis as the Exchange Notes are subordinated to Senior Indebtedness (as defined). The Guarantees will rank pari passu with any future senior subordinated indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to all other subordinated obligations of the Subsidiary Guarantors. As of September 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as described herein, Sparkling Spring would have had no Senior Indebtedness outstanding and the Subsidiary Guarantors would have had approximately $1.5 million of Guarantor Senior Indebtedness outstanding. See "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data" and "Description of the Credit Agreement."

    The Notes are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc.

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is         , 1998.

     The Private Notes were sold in an aggregate principal amount of $100.0 million by Sparking Spring on November 19, 1997 to BT Alex. Brown Incorporated and Natwest Capital Markets Limited (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon the private offering exemption under Section 4(2) of the Securities Act. The Initial Purchasers subsequently placed the Private Notes with qualified institutional buyers ("QIBS") in reliance upon Rule 144A under the Securities Act and with a limited number of accredited investors (as defined in Rule 501 (A)(1), (2), (3) or (7) under the Securities Act). Accordingly, the Private Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of Sparkling Spring and the Subsidiary Guarantors contained in the Registration Rights Agreement, dated as of November 19, 1997 (the "Registration Rights Agreement"), among Sparkling Spring, the Subsidiary Guarantors, and the Initial Purchasers.

     Based upon interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties unrelated to Sparkling Spring, Sparkling Spring believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for sale, sold and otherwise transferred by a holder thereof (other than (i) any person who is an "affiliate" of Sparkling Spring within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a broker-dealer who purchases Notes from Sparkling Spring to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such holder is acquiring the Exchange Notes in the ordinary course of its business and such holder is not engaging, and has no intention to engage, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to Sparkling Spring that such conditions have been met. Each broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Sparkling Spring has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 90 days after the Expiration Date (as defined herein). See "The Exchange Offer" and "Plan of Distribution."

     Sparkling Spring will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     The Exchange Offer will expire at 5:00 p.m. New York City time, on
               , 1998 unless the Exchange Offer is extended by Sparkling Spring in its sole discretion. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.

     The National Association of Securities Dealers, Inc. ("NASD") has designated the Private Notes as securities eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market of the NASD, and Sparkling Spring has been advised that the Initial Purchasers or their affiliates have heretofore acted as market makers for the Private Notes. Holders of the Private Notes whose Private Notes were not tendered and accepted in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Private Notes will continue to be subject to the existing restrictions upon transfer thereof and Sparkling Spring, subject to limited exceptions, will have no further obligation to such holders to provide for the registration under the Securities Act of the Private Notes held by them. To the extent that any Private Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Private Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for the Private Notes. See "Risk Factors -- Consequences of Failure to Exchange Private Notes."

     Prior to the Exchange Offer, there has been no public market for the Exchange Notes. There can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. The Initial Purchasers have advised Sparkling Spring that they or their affiliates currently intend to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. Future trading prices of the Exchange Notes will depend upon many factors, including among other things, prevailing interest rates, Sparkling Spring's and the Subsidiary Guarantors' operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such a market develops, will not be subject to similar disruptions. See "Risk Factors -- Lack of Public Market for the Notes."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL SPARKLING SPRING ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL IN CONNECTION WITH THE EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPARKLING SPRING OR ANY OF THE SUBSIDIARY GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE EXCHANGE PROPOSED TO BE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SPARKLING SPRING OR ANY OF THE SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     Sparkling Spring is incorporated under the laws of the Province of Nova Scotia, Canada. The majority of its directors and officers, and certain experts named herein, are residents of Canada, and all or a portion of the assets of such persons and of the Company are located outside of the United States. In addition, certain of the Subsidiary Guarantors are incorporated in jurisdictions outside the United States. Although each of Sparkling Spring and the Subsidiary Guarantors has agreed, in accordance with the terms of the indenture pursuant to which the Notes will be issued (the "Indenture"), to accept service in the United States by its agent designated for such purpose, it may be difficult or impossible for holders of the Notes to effect service upon certain of the directors and officers of Sparkling Spring and the Subsidiary Guarantors and certain experts named herein and to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the United States federal securities laws. There is doubt as to the enforceability in Canada and in other foreign jurisdictions against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the United States federal securities laws.
                            ------------------------

                               EXCHANGE RATE DATA

     The Company publishes its consolidated financial statements in U.S. dollars. All dollar amounts set forth in this Prospectus are expressed in U.S. dollars unless otherwise specifically indicated. The following table sets forth for both Canadian dollars and British pounds sterling for the periods indicated, the high and low exchange rates (i.e., the highest and lowest exchange rate at which each currency was sold), the average exchange rate (i.e., the average of each exchange rate on the last business day of each month during the applicable period) and the period end exchange rate of each currency in exchange for the U.S. dollar, as calculated from the inverse of the exchange rates reported by the Federal Reserve Bank of New York for cable transfers payable in Canadian dollars and British pounds sterling for customs purposes.

                                                                              NINE MONTHS
                                                                                 ENDED
                                            YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                     -------------------------------------   --------------
                                     1992    1993    1994    1995    1996    1996     1997
                                     -----   -----   -----   -----   -----   -----   ------
CANADIAN DOLLAR
High for period....................  0.877   0.807   0.764   0.753   0.753   0.740    0.748
Low for period.....................  0.773   0.742   0.710   0.710   0.721   0.721    0.715
End of period......................  0.787   0.757   0.713   0.733   0.730   0.735    0.725
Average for period.................  0.828   0.775   0.732   0.728   0.733   0.735    0.726
BRITISH POUND STERLING
High for period....................  2.004   1.593   1.643   1.641   1.711   1.567    1.711
Low for period.....................  1.502   1.418   1.460   1.527   1.497   1.407    1.578
End of period......................  1.513   1.480   1.564   1.552   1.705   1.563    1.616
Average for period.................  1.755   1.501   1.531   1.578   1.560   1.537    1.650

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless the context otherwise requires, the information contained in this Prospectus gives effect to the Reorganization (as defined) and all references to the Company refer collectively to Sparkling Spring Water Group Limited and its direct and indirect subsidiaries. All references in this Prospectus to "EBITDA" mean operating profit plus depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flow from operations as a measure of liquidity in accordance with generally accepted accounting principles. All references in this Prospectus to "CAGR" mean compound annual growth rate. Unless otherwise indicated, all statistical data and information contained in this Prospectus is as of September 30, 1997. Pro forma information contained in this Prospectus gives effect to the Pro Forma Transactions (as defined).

                                  THE COMPANY

     The Company is one of the world's largest providers of bottled water delivered directly to the residential and commercial markets. Presently, the Company has the leading market share position in British Columbia and the Maritime Provinces of Canada, England and Scotland in the United Kingdom, and the State of Oregon in the United States. In addition, the Company has the second largest market share in the State of Washington. The Company's strategy has been to achieve strong market positions in a number of attractive markets and thereby realize the operating leverage that can be obtained once a distribution system is established. The Company's primary focus is on the bottling and delivery of high quality drinking water in five-gallon and six-gallon bottles to homes and offices, and the rental of water coolers.

     The Company has grown through both strong internal growth and the execution of a proven acquisition strategy. The Company's revenue and EBITDA have increased from $3.8 million and $0.5 million, respectively, in 1992, to $27.3 million and $6.9 million, respectively, in 1996, representing a CAGR of 63.6% and 88.6%, respectively. On a pro forma basis, revenue and EBITDA for the nine months ended September 30, 1997 of $38.6 million and $10.5 million, respectively, increased by 9.4% and 32.6% compared to the prior year period, reflecting the significant internal growth of the Company's operations.

     The Company has been a leader in the consolidation of the highly fragmented bottled water industry by executing a disciplined acquisition strategy. In addition, the Company has significantly improved the operations and profitability of each company it has acquired. For the four acquired companies for which the Company has comparable full-year pre-acquisition and post-acquisition data, revenue and EBITDA increased, on average, by 18.5% and 64.0%, respectively, in the first year after the acquisition. Management believes that it has realized similar improved performance in its other acquisitions for which sufficient post-acquisition information is available. Since January 1, 1997, the Company has completed nine acquisitions through which it entered the attractive U.S. bottled water market and expanded its leadership positions in Canada and the United Kingdom.

                               BUSINESS STRATEGY

     Bottled water continues to be the fastest growing segment of the beverage industry, growing at a CAGR of 10.5% since 1980 according to Beverage Marketing Corporation. Management believes this growth stems primarily from two sources:
(i) consumer dissatisfaction with tap water and (ii) increased consumer health consciousness resulting in the substitution of water for other less-healthy beverages. The Company expects to benefit from the growing demand for quality drinking water by increasing its installed base of water coolers, increasing the water and related products offered through its established distribution system, and continuing to be a leader in the consolidation of the highly fragmented bottled water industry. In particular, the Company expects to continue to pursue the following business strategies:

     Focus on the Water Cooler Segment Within the Growing "Alternative to Tap Water" Market. Management believes that the overall growth of the bottled water industry and the relatively low level of water cooler penetration in Canada and the U.K., in particular, provide the Company with significant growth opportunities. The Company believes that health concerns and problems with the taste and odor of tap water have generated consumer demand for an "alternative to tap water," driving consumers to increasingly rely on bottled water and filtration systems in order to satisfy their drinking water needs. The Company intends to take advantage of this growth in demand by offering a premium product through multiple channels (i.e., direct delivery, retail and filtration systems), with a specific focus on the "direct delivery" water cooler segment.

     The water cooler business enjoys higher margins, less competition and greater operating leverage than either the retail bottled water or the water filter businesses. Sales in this segment are generally less price sensitive than retail sales of bottled water because the customer is generally more concerned with service and convenience. In addition, there are incremental cost and inconvenience factors associated with switching suppliers. Furthermore, water cooler companies generally have lower advertising costs than companies pursuing retail sales of bottled water because consumers generally do not select a water cooler provider on the basis of brand name. The water cooler business is also generally less competitive than other segments of the bottled water industry due to the relative capital intensity of the operations. Finally, the significant growth potential in the water cooler market and the low levels of water cooler penetration allow industry participants to focus on attracting new customers rather than on capturing market share from competitors.

     Leverage Existing Infrastructure. Due to the significantly fixed distribution system associated with the direct delivery of bottled water in a geographic area, additional operating leverage can be achieved by increasing route density through incremental market penetration. In addition to increasing the overall customer base, the Company expects to continue to benefit as per capita consumption continues to climb with each existing customer consuming more water. Finally, the Company utilizes its route systems to offer products which are complementary to bottled water, including cups, cooler sanitation services, coffee and related products.

     In addition to benefiting from internal growth in its markets, the Company leverages its infrastructure with each acquisition in adjacent or overlapping territories. Specific operating initiatives employed by the Company typically include: (i) maximizing distribution route efficiencies, (ii) consolidating bottling facilities, (iii) eliminating duplicative administrative costs and (iv) utilizing favorable purchasing opportunities. The Company's existing infrastructure and scale of operations provide an attractive opportunity to continue to add incremental customers at a higher marginal profitability rate. The Company has achieved significant cost savings in its existing operations as reflected in the increase in its EBITDA margin from 14.3% in 1992 to 25.2% in 1996 and 28.7% in the nine months ended September 30, 1997.

     Pursue Strategic Acquisitions. The Company has successfully pursued a disciplined acquisition strategy to create value by taking advantage of the consolidation of the highly fragmented bottled water industry. The Company has developed and successfully implemented a "hub and spoke" approach to acquiring companies in new markets by identifying one of the largest bottled water companies as a platform acquisition, and complementing it with smaller fill-in acquisitions in neighboring or overlapping geographic territories. The Company is generally unwilling to enter a market through an acquisition unless the company being acquired is both one of the market share leaders and provides the critical mass and local management talent necessary to act as a platform in that market. While the purchase price paid for a platform company is typically higher than that for a fill-in acquisition, the Company is able to reduce its average acquisition multiple by opportunistically acquiring "spoke" distribution routes at more attractive prices due to the limited strategic options available to these smaller operators. In addition to buying companies at relatively low multiples of EBITDA, management has been able to create value by improving the operations of acquired entities and by realizing operating synergies. The Company's recent acquisitions of Cullyspring Water Co., Inc. ("Cullyspring") and Crystal Springs Drinking Water, Inc. ("CSD") demonstrate its plan to continue to expand in the U.S. Cullyspring is the second largest water cooler provider in Washington, and management believes it has the opportunity to enhance its market position through fill-in acquisitions. See "Recent Developments."

     Provide Outstanding Customer Service. The Company believes quality of service and reliability of delivery are the primary competitive factors in the water cooler business. The quality of service is measured by the Company's ability to: (i) reliably deliver bottled water on schedule, (ii) meet customer shortages with the quick delivery of refills, (iii) provide regular maintenance and sanitation of water coolers and (iv) effectively address any other needs of a customer. Management monitors on a monthly basis the Company's customer "churn" rate (its non-renewal rate with respect to its water cooler rental agreements) in an effort to continually enhance customer service. The Company's churn rate was approximately 2.0% per month in 1996 and 1.6% per month for the nine months ended September 30, 1997, which management believes is significantly lower than the industry average churn rate.

                             INVESTMENT HIGHLIGHTS

     Attractive Industry Fundamentals. The Company believes that the "alternative to tap water" market represents an attractive industry opportunity due to the strong growth in demand for bottled water in the Company's primary markets and the ability to enhance profit margins as revenue grows. In the U.S., bottled water continues to be the fastest growing segment of the beverage industry, according to a study prepared by Beverage Marketing Corporation. Total bottled water consumption in the U.S. increased from 2.8 gallons per capita in 1980 to 11.7 gallons per capita in 1996. According to Zenith International Ltd., in the U. K., total bottled water consumption increased at a CAGR of 11.2% from 1990 to 1996, with annual consumption increasing from 1.9 gallons per capita in 1990 to 3.6 gallons per capita in 1996.

     Management believes the strong industry growth will continue to be driven by: (i) concerns related to the quality of tap water, (ii) trends in consumer selection of healthy products, (iii) taste preferences over tap water and other refreshment beverages and (iv) favorable demographics.

     Leading Market Share. The Company holds leading market share positions in the water cooler markets which it serves. Based upon its own internal estimates, the Company believes it has approximately 45% market share in British Columbia, 70% in the Maritime Provinces, 22% in the United Kingdom, 40% in Oregon and 20% in Washington. The Company believes it is the market share leader in each of these markets, except in Washington where it believes it is the second largest provider. By virtue of its leadership position in its markets, the Company benefits from several competitive advantages over smaller operators, including more efficient distribution operations, purchasing synergies, superior customer service and well-established infrastructure. Management believes the Company's leadership in each of its served markets creates a significant barrier to entry for prospective competitors.

     Significant Installed Cooler Base. The Company delivers bottled water to a significant installed base of approximately 115,000 water coolers in its served markets. Customers typically sign a one-year contract, providing the Company with a dual stream of relatively stable and recurring revenue from both a monthly cooler rental charge and the sale of bottled water. The Company believes that direct delivery water cooler companies enjoy several advantages over retailers of bottled water. Customers suffer both incremental cost and inconvenience if they choose to switch from one water cooler company to another. In addition, direct delivery water cooler operators such as the Company have made significant capital investments in inventories of water coolers and bottles, a truck fleet and bottling facilities. Management believes the capital intensity of the water cooler business provides a second significant barrier to entry.

     Proven Beverage Industry Consolidation Track Record. The Company has a successful record of completing and integrating acquisitions, having made 14 acquisitions since 1993. These acquisitions have enabled the Company to rapidly expand into attractive markets and increase production capacity. In addition to completing the acquisitions of fast-growing bottled water companies at attractive purchase price multiples, management has dramatically improved the operations and profitability of each acquired company. For the four acquired companies for which the Company has comparable full-year pre-acquisition and post-acquisition data, revenue and EBITDA increased, on average, by 18.5% and 64.0%, respectively, in the first year after the acquisition. Management believes its reputation as a proven and well-capitalized industry consolidator facilitates its access to additional acquisition candidates and generates unsolicited offers from prospective sellers.

     Experienced Management Team with Significant Equity Ownership. The Company is led by an experienced senior management team whose members average more than 13 years in the beverage industry. A trust for the benefit of G. John Krediet, the Chairman of Sparkling Spring, and his children owns 50.9% of the common stock ("Common Stock") of Sparkling Spring (after giving effect to the Reorganization). Mr. Krediet successfully executed a consolidation of Canadian Pepsi-Cola bottlers and, together with Stephen L. Larson, identified the bottled water consolidation opportunity. Stephen L. Larson, Vice Chairman and chief financial officer of Sparkling Spring, has led the Company's successful acquisition strategy. In addition to identifying new acquisition targets, Mr. Larson has been responsible for the negotiation, financing, consummation and integration of each of the Company's acquisitions. Stewart E. Allen, President of Sparkling Spring, has managed the operations of the business focusing on profitably increasing the penetration levels in each of its markets. The senior management team is strongly motivated through its equity ownership of 63.9% of the Common Stock of Sparkling Spring (including shares beneficially owned by a trust for the benefit of the family of one senior manager), after giving effect to the Reorganization. Management has successfully consolidated both water cooler companies and Pepsi-Cola bottlers, and has consistently demonstrated an ability to achieve strong internal growth and to identify, acquire, integrate and improve the performance of acquired companies. Effective April 3, 1998, Stephen L. Larson, will resign from his positions as an officer of Sparkling Spring and as an officer and director of each of its subsidiaries to pursue other business interests. Mr. Larson will continue to serve as a director of Sparkling Spring. Kent Dillon Schickli will replace Mr. Larson as chief financial officer of Sparkling Spring effective April 3, 1998. See "Management."

     Strong Financial Performance. The success of the Company's operating strategy is evidenced by its growth in revenue and EBITDA over the past five years. Revenue increased at a CAGR of 63.6% from $3.8 million in 1992 to $27.3 million in 1996. Over the same period, EBITDA increased at a CAGR of 88.6% from $0.5 million to $6.9 million, with EBITDA margins increasing from 14.3% to 25.2%. In addition to expansion through acquisitions, the Company's operations exhibit significant internal growth. On a pro forma basis, revenue and EBITDA of $38.6 million and $10.5 million, respectively, increased 9.4% and 32.6%, respectively, in the nine months ended September 30, 1997 over the comparable period in the prior year. See "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The principal executive offices of Sparkling Spring are located at 19 Fielding Avenue, Dartmouth, Nova Scotia, Canada B3B-1C9, and its telephone number at that address is (902) 468-8430. The Company also maintains executive offices in the U.S. at One Landmark Square, Stamford, CT 06901, and its telephone number at that address is (203) 325-0077.

                                    HISTORY

     Sparkling Spring Water Limited ("SSWL"), a wholly-owned subsidiary of Sparkling Spring, was founded in 1971 in Halifax, Nova Scotia to operate in the bottled water industry. In 1988, a controlling interest in the Company was acquired by Maritime Beverages Limited ("MBL"), a Pepsi-Cola bottler, which was managed by G. John Krediet and Stephen L. Larson, principals of C.F. Capital Corporation, an investment and management company ("CFCC"). When MBL sold its soft drink bottling holdings to Pepsi-Cola Canada Limited in 1992, Messrs. Krediet and Larson retained their ownership of SSWL. Recognizing the growth opportunities in the bottled water industry, Messrs. Krediet and Larson identified SSWL as their platform for consolidation and recruited Stewart E. Allen from the MBL operation. Messrs. Krediet, Larson and Allen have managed the Company since late 1992, when they began to grow the water cooler business in Nova Scotia and New Brunswick. Since 1993, the Company has successfully completed 14 acquisitions. These acquisitions have enabled the Company to rapidly expand into attractive markets and increase production capacity. Additionally, the management team has been responsible for introducing new investors to the Company, including Clairvest Group Inc. ("Clairvest"), a merchant bank listed on the Toronto Stock Exchange and now a principal shareholder of the Company, and certain members of the MacMillan family. See "Security Ownership of Certain Beneficial Owners and Management."

                               THE REORGANIZATION

     In January 1998, the Company completed the Reorganization. Under the Reorganization, shareholders of SSWL transferred their shares of SSWL to Sparkling Spring. As part of the Reorganization, certain shareholders, including certain principal shareholders, directors and executive officers of the Company, have reduced their interest in Sparkling Spring by exchanging their shares and/or options to purchase shares of common stock of SSWL for Common Stock of Sparkling Spring and cash or for cash only. Other shareholders simply exchanged their shares of common stock of SSWL for Common Stock of Sparkling Spring on a one-for-one basis. Additionally, certain key managers of the Company have subscribed for shares of Common Stock of Sparkling Spring. See "The Offering" and "Certain Relationships and Related Transactions -- Reorganization."

                              RECENT DEVELOPMENTS

     On October 23, 1997, the Company acquired all of the issued and outstanding shares of capital stock of Cullyspring for approximately $7.0 million, including transaction costs. Cullyspring is a Seattle-based bottled water company focusing on the direct delivery of five-gallon containers to homes and offices and the rental of water coolers. On February 24, 1998, Sparkling Spring Water Limited, a wholly-owned subsidiary of Sparkling Spring, purchased all of the outstanding capital stock of Coastal Mountain Water Corp. ("Coastal") for approximately $4.2 million. Coastal is based in Vancouver and focuses on the direct delivery of eighteen litre containers of water to residential and commercial customers and the rental of water coolers.

     These acquisitions represent a continuation of the Company's consolidation activities in the Pacific Northwest market. In this market, the Company now services territories from Eugene, Oregon through British Columbia, with primary markets in Portland, Oregon; Seattle, Washington; and Vancouver, British Columbia.

     Effective April 3, 1998, Stephen L. Larson, the Vice Chairman of the Board of Directors and Chief Financial Officer of Sparkling Spring, will resign from his positions as an officer of Sparkling Spring and as an officer and director of each of its subsidiaries to pursue other business interests. Mr. Larson will continue to serve as a director of Sparkling Spring. Kurt Dillon Schickli will replace Mr. Larson as Chief Financial Officer of Sparkling Spring effective April 3, 1998. See "Management."

                                  THE OFFERING

     Pursuant to a Purchase Agreement dated as of November 14 1997 (the "Purchase Agreement"), Sparkling Spring sold Private Notes in an aggregate principal amount of $100.0 million to the Initial Purchasers on November 19, 1997. The Initial Purchasers subsequently resold the Private Notes purchased from Sparkling Spring to QIBs pursuant to Rule 144A under the Securities Act and to certain accredited investors (as defined in Rule 501(A)(1) (2) or (4) under the Securities Act). The net proceeds to Sparkling Spring from the Offering, after deduction of discounts and offering expenses, was approximately $96.5 million. Sparkling Spring used $56.5 million of the net proceeds to repay the entire principal amount and accrued interest owing under the Existing Credit Facility, approximately $13.9 million was used in connection with the Reorganization and, approximately $3.6 million will be used to repay amounts outstanding under certain capitalized leases. The remaining proceeds of the Offering, approximately $22.5 million, will be used for general corporate purposes, including potential acquisitions.

                               THE EXCHANGE OFFER

The Exchange Offer.........  Sparkling Spring is hereby offering to exchange
                             $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Private Notes that are properly tendered and accepted. Sparkling Spring will issue Exchange Notes on or as promptly as practicable after the Expiration Date. As of the date hereof, there is $100,000,000 aggregate principal amount of Private Notes outstanding. See "The Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. Based upon interpretations of the staff of the Commission set forth in no-action letters issued to third parties unrelated to Sparkling Spring, Sparkling Spring believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) any person who is an "affiliate" of Sparkling Spring within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer who purchases Notes from Sparkling Spring to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such holder is acquiring the Exchange Notes in the ordinary course of its business and such holder is not engaging and has no intention to engage, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to Sparkling Spring that such conditions have been met. Each broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. See "The Exchange Offer -- Resale of the Exchange Notes" and "Plan of Distribution". In addition, to comply with the securities laws in certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and complied with. Sparkling Spring and the Subsidiary Guarantors have agreed, pursuant to the Registration Rights Agreement (subject to certain specified limitations set forth therein), to use their reasonable best efforts to register or qualify the Exchange Notes for offer or sale under the Securities or Blue Sky laws of such jurisdictions as any holder to the Notes reasonably requests in writing.

Registration Rights
  Agreement................  The Private Notes and the related Guarantees were sold by Sparkling Spring and the Subsidiary
                             Guarantors to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act on November 19, 1997 pursuant to a Purchase Agreement, dated November 14, 1997, by and among Sparkling Spring, the Guarantors and the Initial Purchasers. Pursuant to the Purchase Agreement, Sparkling Spring, the Subsidiary Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated November 19, 1997, which grants the holders of the Private Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such rights, which terminate upon consummation of the Exchange Offer. The holders of Exchange Notes will not be entitled to any exchange or registration rights with respect to the Exchange Notes. See "The Exchange Offer -- Termination of Certain Rights."

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City Time, on                  , 1998, unless
                             the Exchange Offer is extended by Sparkling Spring in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Termination."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by Sparkling Spring. See "The Exchange
                             Offer -- Expiration Date; Extensions; Termination." Sparkling Spring reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration date upon the occurrence of any such conditions.

Procedures for Tendering
  Private Notes............  Each holder of Private Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Private Notes and any other required documentation to Bankers Trust Company, as exchange agent (the "Exchange Agent"), at the address set forth herein. Private Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of such Private Notes to the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depository") is delivered in a timely fashion. By executing the Letter of Transmittal, each holder of Private Notes will represent to and agree with Sparkling Spring that, among other things, (i) the Exchange Notes to be acquire pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (ii) that neither the holder nor any such other person is engaged in, or intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the Exchange Notes, and (iii) that neither the holder nor any such other person is an "affiliate" of Sparkling Spring within the meaning of Rule 405 under the Securities Act (or, if such holder or other person is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). Each broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange
                             Offer -- Procedures for Tendering" and "Plan of Distribution."

Untendered Private Notes...  Following the consummation of the Exchange Offer, holders of Private Notes eligible to participate but who do not tender their Private Notes will not have any further exchange rights and such Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Private Notes could be adversely affected.

Consequences of Failure
  to Exchange..............  The Private Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly such Private Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a non-U.S. person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer-Consequences of Failure to Exchange."

Special Procedures for
  Beneficial Owner.........  Any beneficial owner whose Private Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. See "The Exchange
                             Offer -- Procedures for Tendering.

Guaranteed Delivery
  Procedures...............  Holders of Private Notes who wish to tender their
                             Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Private Notes according to the guaranteed delivery procedures set forth under "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of the Private
  Notes and Delivery of the
  Exchange Notes...........  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, Sparkling Spring will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. See "The
                             Exchange Offer -- Withdrawal of Tenders."

Certain Federal Income Tax
  Considerations...........  The exchange of the Exchange Notes for the Private
                             Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because Exchange Notes should not be considered to differ materially in kind or extent from Private Notes. Rather, Exchange Notes received by a holder should be treated as a continuation of Private Notes in the hand of such holder. As a result, there should be no federal income tax consequences to holders exchanging Private Notes for the Exchange Notes pursuant to the Exchange Offer. See "Certain Federal Income Tax considerations -- Tax Consequences of the Exchange Offer."

Exchange Agent.............  Bankers Trust Company is serving as the Exchange
                             Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

                                   THE NOTES

     The Exchange Offer applies to $100,000,000 aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under the Registration Rights Agreement (or related rights to certain interest payments upon the failure of Sparkling Spring to fulfill certain conditions set forth in the Registration Rights Agreement), which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture. The Private Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture. See "Description of Notes."

Notes Offered..............  $100,000,000 aggregate principal amount of 11 1/2%
                             Senior Subordinated Notes due 2007.

Maturity Date..............  November 15, 2007.

Interest Payment Dates.....  Interest on the Notes will accrue from the date of original issuance (the "Issue Date") and will be payable semi-annually on each May 15 and November 15, commencing on May 15, 1998.

Optional Redemption........  The Notes will be redeemable at Sparkling Spring's option, in whole or in part, on and after November 15, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to November 15, 2000, Sparkling Spring, at its option, may redeem up to $30.0 million of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings, at a redemption price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least $70.0 million of the aggregate principal amount of the Notes originally issued remains outstanding immediately following any such redemption. See "Description of the Notes -- Redemption."

Change of Control..........  Upon a Change of Control, each holder of the Notes will have the right to require Sparkling Spring to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

Redemption for Tax
Reasons....................  In the event the Company is obligated to pay
                             Additional Amounts (as defined) in respect of the Notes and otherwise satisfies certain conditions, the Company may redeem the Notes, in whole but not in part, upon giving not less than 30 or more than 60 days notice, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes -- Redemption -- Optional Redemption upon the Occurrence of Certain Tax Events" and "-- Taxation; Redemption for Taxation Reasons."

Ranking....................  The Notes are general unsecured obligations of
                             Sparkling Spring and are subordinated in right of payment to all existing and future Senior Indebtedness. The Notes will rank pari passu in right of payment with any future senior subordinated indebtedness of

                             Sparkling Spring and will rank senior in right of payment to all other subordinated obligations of Sparkling Spring. As of September 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as described herein, Sparkling Spring would have had no Senior Indebtedness outstanding. However, under the Indenture,
                             Sparkling Spring will have the ability to incur Indebtedness in the future, including Indebtedness under the Credit Agreement, which constitutes Senior Indebtedness. See "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data" and "Description of the Credit Agreement."

Guarantees.................  The Notes are fully and unconditionally guaranteed on a senior subordinated basis by the Subsidiary Guarantors. The Guarantees are general unsecured obligations of the Subsidiary Guarantors and are subordinated in right of payment to all existing and future Guarantor Senior Indebtedness. The Guarantees will rank pari passu with any future senior subordinated indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to any other subordinated obligations of the Subsidiary Guarantors. As of September 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as described herein, the Subsidiary Guarantors collectively would have had approximately $1.5 million of Guarantor Senior Indebtedness outstanding. See "Description of the Notes -- Guarantees."

Certain Covenants..........  The Indenture contains certain covenants with respect to Sparkling Spring and its subsidiaries that restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments,
                             (c) the creation of liens, (d) the sale or other transfer of assets and subsidiary stock, (e) the existence of limitations on distributions from subsidiaries, (f) transactions with affiliates and
                             (g) the issuance of preferred stock by
                             subsidiaries. The Indenture also restricts the ability of Sparkling Spring and the Subsidiary Guarantors to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. In addition, under certain circumstances, Sparkling Spring will be required to offer to purchase Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase, with the proceeds of certain Asset Sales. These restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of the
                             Notes -- Certain Covenants."

                                USE OF PROCEEDS

     Sparkling Spring will not receive any proceeds from, and has agreed to bear the expenses of, the Exchange Offer.

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

                   SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                          CONSOLIDATED FINANCIAL DATA

    The following table sets forth certain summary historical and unaudited pro forma consolidated financial data of the Company. The historical data as of December 31, 1994, 1995 and 1996 has been derived from the consolidated financial statements of the Company. The pro forma data has been derived from the Unaudited Pro Forma Consolidated Financial Data of the Company included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Financial Data does not purport to represent what the Company's results of operations actually would have been if the transactions referred to therein had been consummated on the date or for the periods indicated, or what such results will be for any future date or for any future period. The information below should be read in conjunction with the consolidated financial statements of the Company and the other historical financial statements, including the notes thereto, included elsewhere in the Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                                                              NINE MONTHS
                                                                                                                 ENDED
                                                 YEAR ENDED DECEMBER 31,                  NINE MONTHS        SEPTEMBER 30,
(dollars in thousands)                ----------------------------------------------         ENDED         -----------------
                                                                                         SEPTEMBER 30,
                                                                           PRO FORMA   -----------------       PRO FORMA
                                        1994        1995         1996        1996       1996      1997      1996      1997
                                      ---------   ---------   ----------   ---------   -------   -------   -------   -------
INCOME STATEMENT DATA:
  Revenue...........................     $8,725     $15,349      $27,326    $46,106    $21,064   $31,798   $35,320   $38,628
  Cost of sales.....................      1,755       2,863        4,676     10,691      3,403     5,864     7,689     8,294
  Operating expenses................      5,356       9,041       15,756     25,617     12,636    16,818    19,721    19,845
  Depreciation and amortization.....      1,095       1,465        3,842      6,151      2,752     3,918     4,440     4,624
  Interest expense..................        625       1,294        2,481     11,850      1,703     2,901     8,888     8,888
  Net income (loss) before
    extraordinary items.............        (94)        411          166     (5,040)       216     1,234    (3,272)   (1,758)
  Net (loss) income.................       (238)         19         (307)    (5,513)      (253)    1,234    (3,741)   (1,758)
OTHER DATA:
  EBITDA(1).........................     $1,614      $3,445       $6,894     $9,798     $5,025    $9,116    $7,910   $10,489
  EBITDA margin.....................       18.5%       22.4%        25.2%      21.3%      23.8%     28.7%     22.4%     27.2%
  Ratio of EBITDA to net cash
    interest expense................       2.58x       2.66x        2.78x       .89x      2.95x     3.14x      .96x     1.27x
  Cash provided by operating
    activities......................      1,029       1,491        3,216         --      2,866     3,540        --        --
  Cash used in investing
    activities......................      7,579       4,219       24,168         --     22,953    25,585        --        --
  Cash provided by financing
    activities......................      5,926       3,551       22,669         --     19,946    20,895        --        --
  Net capital expenditures..........      1,257       2,287        6,736      7,427      5,475     5,750     5,993     5,918
  Installed cooler base.............     23,838      30,344       74,160    102,500     67,090   114,971    99,500   115,000
  Net debt(2).......................         --          --           --         --         --        --        --   $82,609
  Ratio of net debt to LTM
    EBITDA(3).......................         --          --           --         --         --        --        --       6.7x
  Ratio (deficiency) of earnings to
    fixed charges(4)................         --        1.4x         1.2x         --        1.3x      1.7x       --        --
BALANCE SHEET DATA:
  Cash and cash equivalents.........        $67        $860       $2,231         --       $577      $898       $--   $18,891
  Total assets......................     13,835      18,521       44,409         --     41,905    69,852        --   103,335
  Long-term debt(5).................      7,623      11,309       30,474         --     28,906    52,283        --   101,500
  Common shareholders' equity
    (deficit).......................      2,331       2,207        6,772         --      5,134     7,895        --    (7,026)


---------------
(1) "EBITDA" means operating profit plus depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flow from operations as a measure of liquidity in accordance with generally accepted accounting principles.
(2) Net debt is defined as total debt less cash and cash equivalents.
(3) LTM EBITDA represents EBITDA calculated for the twelve months ended September 30, 1997, which is $12.4 million.
(4) For the purpose of determining the ratio of earnings to fixed charges "earnings" consist of net income before provision for corporate income taxes, non-controlling interest, extraordinary items and fixed charges. Fixed charges consist of interest expense and the interest portion of the Company's rent expense (assumed to be one-third of rent expense). Earnings were inadequate to cover fixed charges by approximately $104,000 and $8,203,000 in the year ended December 31, 1994 and the pro forma year ended December 31, 1996 respectively. Earnings were inadequate the cover fixed charges by approximately $5,418,000 and $3,023,000 for the pro forma nine months ended September 30, 1996 and 1997 respectively.
(5) Includes amounts due under capital lease obligations, seller note and current maturities.

    The above financial information includes the results of operations of the following companies from their dates of acquisition as follows: Water Cooler Division of Buxton Mineral Water Company Limited: June 7, 1994; Aquarporte (UK)
Ltd.: April 26, 1995; Canadian Springs Water Company Limited: January 18, 1996; Water Jug Enterprises Limited: May 10, 1996; D&D and Company, Inc: January 2, 1997; Withey's Water Softening & Purification Limited: January 28, 1997; High Valley Water Limited: January 30, 1997; Marlborough Employment Agency Limited:
February 4, 1997; Soja Enterprises, Inc.: June 4, 1997; and Crystal Springs Bottled Water Co., Inc: June 23, 1997.

                                  RISK FACTORS

     The risk factors set forth below, as well as the other information set forth in this Prospectus should be carefully considered before deciding to surrender the Private Notes in exchange for Exchange Notes pursuant to the Exchange Offer.

SUBSTANTIAL LEVERAGE; DEBT SERVICE OBLIGATIONS

     The Company is highly leveraged. At September 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as contemplated in "Use of Proceeds," the Company would have had an aggregate of approximately $101.5 million of outstanding indebtedness and a shareholders' deficit of $6.8 million. In addition, the Indenture permits Sparkling Spring and the Subsidiary Guarantors to incur substantial additional indebtedness, including Senior Indebtedness and Guarantor Senior Indebtedness, respectively, subject to certain limitations. See "Capitalization" and "Description of the Notes -- Certain Covenants."

     The Company's high degree of leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to service its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain of the Company's borrowings are expected to be at variable rates of interest (including borrowings under the Credit Agreement), which will expose the Company to the risk of increased interest rates; (iv) the Company is substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (v) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or in its business. See "Description of the Credit Agreement" and "Description of the Notes."

     The Company's ability to make scheduled payments or to refinance its obligations with respect to indebtedness (including the Notes) will depend on its financial and operating performance, which, in turn, is subject to general economic and market conditions and to financial, competitive, business and other factors, including factors beyond the Company's control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

HOLDING COMPANY STRUCTURE; DEPENDENCE ON SUBSIDIARY CASH FLOW

     Sparkling Spring is a holding company with no independent operations. Sparkling Spring relies entirely on its direct and indirect subsidiaries for funds to meet its debt service obligations and for payments in respect of other corporate expenses. Sparkling Spring's cash flow and, consequently, its ability to service debt, including the Notes, is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to Sparkling Spring in the form of loans, dividends or otherwise. The Indenture limits the ability of Sparkling Spring to create or permit restrictions on dividends and other payments by its subsidiaries to Sparkling Spring or any other subsidiaries of Sparkling Spring. However, there can be no assurance that Sparkling Spring's subsidiaries will generate sufficient cash flow to loan, dividend or otherwise advance funds to Sparkling Spring in an amount sufficient for Sparkling Spring to make required payments of principal of and interest on the Notes. Should Sparkling Spring fail to satisfy any payment obligation under the Notes, the holders thereof would have a direct claim therefor against the Subsidiary Guarantors pursuant to the Guarantees. However, the Guarantees are subordinated in right of payment to all Guarantor Senior Indebtedness and effectively subordinated to all secured indebtedness of the Subsidiary Guarantors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of the Notes -- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries."

RANKING OF NOTES AND GUARANTEES; SUBORDINATION OF NOTES AND GUARANTEES

     The Notes are subordinated in right of payment to all existing and future Senior Indebtedness of Sparkling Spring, including Indebtedness under the Credit Agreement, and the Guarantees are subordinated to all existing and future Guarantor Senior Indebtedness of the Subsidiary Guarantors. In addition, the Notes and the Guarantees are effectively subordinated to all existing and future secured indebtedness of Sparkling Spring and the Subsidiary Guarantors, respectively. Under the terms of the Indenture, the Company and the Subsidiary Guarantors are restricted, but not prohibited, from incurring additional Indebtedness, including Senior Indebtedness, Guarantor Senior Indebtedness and additional secured indebtedness. See "Description of the Credit Agreement," and "Description of the Notes -- Subordination" and "-- Certain Covenants." As of September 30, 1997, on a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom, Sparkling Spring would have had no Senior Indebtedness outstanding and the Subsidiary Guarantors would have had approximately $1.5 million of Guarantor Senior Indebtedness outstanding. Management expects that, subject to the restrictions contained in the Company's debt agreements, Sparkling Spring and the Subsidiary Guarantors will incur additional Senior Indebtedness and Guarantor Senior Indebtedness, respectively, including indebtedness under the Credit Agreement, in connection with the implementation of the Company's business strategy.

     By reason of the subordination described in the preceding paragraph, in the event of the insolvency, liquidation, reorganization, dissolution or other winding up of Sparkling Spring, creditors of Sparkling Spring who are not holders of Senior Indebtedness, including holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness. Similarly, the creditors of a Subsidiary Guarantor who are not holders of Guarantor Senior Indebtedness, including holders of the Notes, may also recover less, ratably, than holders of Guarantor Senior Indebtedness. In addition, the holders of any secured indebtedness of the Company will be entitled to a claim on the assets securing such indebtedness which is prior to any claim of the holders of the Notes or the Guarantees, as the case may be. If Sparkling Spring or a Subsidiary Guarantor incurs additional pari passu unsecured indebtedness, the holders of such debt would be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company. This may have the effect of reducing the amount of proceeds paid to holders of the Notes. In addition, no payments may be made with respect to the principal of or interest on the Notes if a payment default exists with respect to Designated Senior Indebtedness (as defined) and, under certain circumstances, no payments may be made with respect to the principal of or interest on the Notes for certain periods of time if a non-payment default exists with respect to Designated Senior Indebtedness. See "Description of the Notes -- Subordination."

RESTRICTIONS IMPOSED BY DEBT AGREEMENTS

     The Indenture restricts, among other things, the ability of Sparkling Spring and its subsidiaries to: incur additional indebtedness; create liens; pay dividends or make certain other restricted payments; sell or otherwise transfer assets; create restrictions on distributions from subsidiaries; enter into certain transactions with affiliates; incur indebtedness that is subordinate in right of payment to any Senior Indebtedness or Guarantor Senior Indebtedness and senior in right of payment to the Notes or the Guarantees, as the case may be; or consolidate or merge with or into, or transfer all or substantially all of its assets to, another person. The Indenture also prohibits subsidiaries of Sparkling Spring from issuing preferred stock other than to Sparkling Spring or its wholly-owned subsidiaries. See "Description of the Notes -- Certain Covenants." If the Company fails to comply with these covenants, it would be in default under the Indenture and the principal and accrued interest on the Notes may become due and payable. In addition, the Credit Agreement will contain restrictive covenants and require the Company to maintain specified financial ratios and satisfy certain financial tests. See "Description of the Credit Agreement." The Company's ability to meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will satisfy such tests. A breach of any of these covenants could result in an event of default under the Credit Agreement. If an event of default under the Credit Agreement were to occur, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable and the lenders under the Credit Agreement could terminate all commitments thereunder. If any such indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. In addition, a default under the Credit Agreement or the instruments governing the Company's other indebtedness could constitute a cross-default under the Indenture and any instruments governing the Company's other indebtedness, and a default under the Indenture could constitute a cross-default under the Credit Agreement and instruments governing the Company's other indebtedness. See "Description of the Notes -- Certain Covenants" and "Description of the Credit Agreement."

FRAUDULENT CONVEYANCE RISKS

     In the event of a bankruptcy proceeding or a lawsuit by or on behalf of creditors of Sparkling Spring, the incurrence by Sparkling Spring of the indebtedness evidenced by the Notes would be subject to review under relevant United States federal and state fraudulent conveyance statutes and similar laws of certain other jurisdictions ("Fraudulent Conveyance Statutes"). Generally, under these statutes, if at the time the Notes were issued and the proceeds applied, (i) Sparkling Spring issued the Notes and applied the proceeds with the intent of hindering, delaying or defrauding creditors or (ii) Sparkling Spring received less than a reasonably equivalent value or fair consideration for issuing the Notes and, after so applying the proceeds, Sparkling Spring (a) was insolvent or rendered insolvent by reason of such transactions, (b) was engaged in a business or transaction for which its assets constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as the foregoing terms are defined in or interpreted under Fraudulent Conveyance Statutes), such court could subordinate all or a part of the Notes to existing and future indebtedness of the Company, recover any payments made on the Notes or take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating the Notes.

     In the event that under relevant state or federal law a Subsidiary Guarantor is determined, at the time it executed its Guarantee, to have come within clauses (i) and (ii) of the first paragraph of this subsection, the Guarantee by such Subsidiary Guarantor may be voidable (in whole or in part) or the claim of the holders of the Notes in respect of such Guarantee may be subordinated (in whole or in part) to other obligations and liabilities of such Subsidiary Guarantor, in each case based on the theory that such Guarantee constituted a fraudulent conveyance under applicable Fraudulent Conveyance Statutes. In the event that such claims are asserted after any payments are made by a Subsidiary Guarantor under its Guarantee, there is a risk that persons who received such payments will be ordered by a court to return to such Subsidiary Guarantor's creditors or its trustee in bankruptcy all or a portion of such payments.

     Under Canadian provincial fraudulent conveyance laws, a court could set aside the Notes or the Guarantees, on the application of or on behalf of the creditors or by the trustee in bankruptcy of Sparkling Spring or a Subsidiary Guarantor, as the case may be, if it were found that the Notes had been issued or the proceeds of the Notes applied by Sparkling Spring, or the indebtedness represented by the obligations under the Guarantee incurred by such Subsidiary Guarantor, with the intent to defeat, hinder, delay or defraud their respective creditors. In making any such determination, the court would consider factors such as whether (i) after the transactions Sparkling Spring was insolvent or rendered insolvent by reason of the transactions and (ii) Sparkling Spring received less than a reasonably equivalent value or fair consideration in determining whether the Notes were issued with a fraudulent intent. Similarly, factors such as whether (i) a Guarantor was insolvent or rendered insolvent as a result of giving its Guarantee or (ii) if Sparkling Spring received less than a reasonably equivalent value or fair consideration for the Notes would be taken into account in determining whether the Guarantees were issued with a fraudulent intent. Under the Canadian Federal Bankruptcy and Insolvency Act, Notes issued to purchasers who do not deal at arms' length with Sparkling Spring for less than fair market value may be reviewable by the trustee in bankruptcy and may be set aside.

     The measure of insolvency for the foregoing purposes will vary depending upon the law of the jurisdiction being applied. Generally, a company will be considered insolvent for the foregoing purposes if it is unable to pay its debts as they become due in the usual course of its business or the sum of its debts is greater than all the company's property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature.

     Based upon the financial and other information currently available to it, the Company believes that the indebtedness and obligations evidenced by the Notes and the Guarantees will be incurred and proceeds of the Notes will be used for proper purposes and in good faith. The Company believes that at the time of, and after giving effect to, the incurrence of the indebtedness and obligations evidenced by the Notes and the Guarantees, it will be solvent and will have sufficient capital to carry on its business and pay its debt obligations as they mature. No assurance can be given, however, that a court would concur with such beliefs and positions.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require Sparkling Spring to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes -- Change of Control." If a Change of Control were to occur and any holders were to exercise their right to require Sparkling Spring to repurchase such holders' Notes, there can be no assurance that Sparkling Spring would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all Notes tendered by the holders thereof. Further, the provisions of the Indenture may not afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Notes, if such transaction does not result in a Change of Control. In addition, the terms of the Credit Agreement are expected to limit Sparkling Spring's ability to purchase any Notes and are also expected to identify certain events that would constitute a change of control, as well as certain other events with respect to Sparkling Spring or its subsidiaries, that would constitute an event of default under the Credit Agreement. See "Description of the Credit Agreement." Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Sparkling Spring is prohibited from purchasing Notes, Sparkling Spring could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Sparkling Spring does not obtain such consent or repay such borrowing, Sparkling Spring would remain prohibited from purchasing Notes. In such case, Sparkling Spring's failure to purchase validly tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a further default under certain of the Company's other agreements and may constitute a default under the terms of other debt agreements that the Company may enter into from time to time. See "Description of the Notes -- Change of Control."

     Any offer made by Sparkling Spring to repurchase a holder's Notes pursuant to the Change of Control provisions of the Indenture will comply with all applicable regulations of the U.S. securities laws, including Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

DEPENDENCE ON FINANCING FOR EXPANSION; ACQUISITION STRATEGY

     A key element of the Company's business strategy has been, and will continue to be, growth through the acquisition of similar and complementary businesses. See "The Company -- Acquisition Strategy." The Company's ability to expand through acquisitions is dependent upon, and may be limited by, the availability of suitable acquisition candidates, the availability of financing therefor on suitable terms, and by restrictions contained in the Indenture, the Credit Agreement and the Company's other existing and future financing arrangements. Management believes that the market for attractive acquisitions in the bottled water industry is becoming increasingly competitive, which could make the Company's acquisition strategy more difficult to achieve. Certain of the Company's competitors for attractive acquisition candidates may have greater financial resources than the Company. Further, growth through acquisitions involves risks that could adversely affect the Company's operating results, including difficulties in integrating the operations and personnel of acquired companies and the potential loss of key employees of acquired companies.

     In addition, implementation of the Company's proposed expansion strategy will be substantially dependent upon, among other things, the Company's ability to hire and retain skilled management, financial, marketing and other personnel, and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality and inventory controls). See
"-- Dependence on Key Personnel," below. The Company's growth strategy and plans may be affected by a number of factors, including delays in the Company's marketing efforts, changes in economic or market conditions, its ability to make capital expenditures, competition and other factors, some of which are beyond management's control. There can be no assurance that the Company will be able to successfully implement its acquisition strategy or otherwise expand its operations.

     The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its proposed expansion), that the net proceeds of the Offering and cash generated from operations will be sufficient to satisfy its anticipated cash requirements for the foreseeable future, which includes the next twelve months. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or the proceeds of the Offering prove to be insufficient to fund the Company's operations (due to unanticipated expenses, delays, difficulties or more acquisition opportunities than presently expected or otherwise), the Company would be required to seek additional financing sooner than anticipated.

     The Company may determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of further expansion. To the extent that the Company incurs additional indebtedness, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. The Company has no current arrangements with respect to, or sources of, additional financing, other than the Credit Agreement. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms or at all. The inability to obtain additional financing on commercially reasonable terms, or at all, could have a material adverse effect on the Company's plan for expansion. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS OF FOREIGN OPERATIONS

     For the nine months ended September 30, 1997, after giving effect to the Pro Forma Transactions, 42.6% of the Company's revenue would have been generated in Canada in Canadian dollars, 35.8% of the Company's revenue would have been generated in the U.K. in pounds sterling and 21.6% of the Company's revenue would have been generated in the U.S. in U.S. dollars. In addition, a substantial portion of the expenses incurred by the Company during that period was denominated in currencies other than U.S. dollars. Foreign operations are subject to a number of special risks, including, but not limited to, risks with respect to fluctuations in currency exchange rates, regional and national economic conditions, economic and political destabilization, other disruptions of markets, restrictive actions by foreign governments (such as restrictions on transfer of funds and unexpected changes in regulatory environments), changes in foreign laws regarding trade and investment and foreign tax laws. There can be no assurance that one or a combination of these factors will not have a material adverse effect on the Company's financial position or results of operations. In addition, the Trustee under the Indenture and the holders of the Notes may be limited in their ability to enforce judgments against Sparkling Spring and the Subsidiary Guarantors outside the United States. See "Description of the
Notes -- Enforceability of Judgments."

     The Company does not engage in transactions in the ordinary course of its business to hedge itself against exposure to currency risks. However, on December 2, 1997, the Company entered into cross currency swap transactions in Canadian dollars ($28 million) and British pounds sterling ($30 million) for the purpose of protecting itself from future foreign currency fluctuations. To date, the Company has entered into no other foreign currency swap transactions and has no present intention to enter into any additional foreign currency swap transactions.

GOVERNMENT REGULATION

     The Company's operations are subject to the jurisdiction of various governmental and regulatory agencies which regulate the quality of drinking water and other products, including the United States Federal Food and Drug Administration (the "FDA") and the Canadian Federal Department of Health and Welfare. In the United Kingdom, bottled water is governed by the European Union's Mineral Water Directive and Drinking Water in Containers Regulations. The Company believes that it is in substantial compliance with all applicable laws and regulations and has all required permits and licenses to conduct its business. However, any failure by the Company to comply with existing and future laws and regulations could subject it to significant penalties. In addition, there can be no assurance that such laws or regulations will not be modified in a manner that imposes additional costs on the Company or otherwise has a material adverse effect on the Company's financial position or results of operations. See "The Company -- Regulation."

INTERRUPTION OF WATER SOURCES

     The Company obtains its water from municipal sources and local natural springs. Any interruption in the availability of water to the Company from these sources could have a material adverse effect on the Company's operations until a suitable replacement source is located. No assurances can be given that any such interruption would not have a material adverse effect on the Company's financial position or results of operations. See "The Company -- The Bottling Process."

COMPETITION

     The beverage industry in general, and the bottled water market in particular, are competitive. The Company competes with other national and regional bottled water companies as well as other beverage companies. Certain of the Company's competitors possess substantially greater financial, personnel, marketing and other resources, and are less leveraged, than the Company and may be better able to withstand market conditions within the beverage industry. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business. In addition, the future success of the Company is highly dependent on consumer tastes and preferences. There can be no assurance that a change in consumer preferences from bottled water to other forms of purified water or other beverages will not have a material adverse effect on the Company's financial position or results of operations. See "The
Company -- Competition."

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the continued services of certain members of its senior management team, which consists of G. John Krediet, Stewart E. Allen, Stephen L. Larson until

April 3, 1998, and effective April 3, 1998, Kent Dillon Schickli. The loss of, and inability to attract replacements for, any of such key personnel could have a material adverse effect on the Company's financial position or results of operations. See "Management." The Company does not have non-competition agreements or key-man life insurance policies with respect to Messrs. Krediet, Larson, Allen or Schickli.

CONTROL BY PRINCIPAL SHAREHOLDERS

     Messrs. Larson and Allen and Gaspar Limited ("Gaspar"), a Barbados corporation wholly-owned by a trust for the benefit of Mr. Krediet and his children, beneficially own 63.9% of the outstanding Common Stock of Sparkling Spring on a pro forma basis after giving effect to the Reorganization and an additional investment made by Mr. Larson in Sparkling Spring in connection with the Offering, and collectively control the affairs and policies of the Company. See "Use of Proceeds," "Certain Relationships and Related
Transactions -- Reorganization" and "Security Ownership of Certain Beneficial Owners and Management." Circumstances may occur in which the interests of these shareholders could conflict with the interests of the holders of the Notes. In addition, these shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Notes.

     Pursuant to the Shareholder Agreement (as defined), Clairvest, a holder of 30.4% of the outstanding Common Stock of Sparkling Spring on a pro forma basis after giving effect to the Reorganization, has the right to appoint two of Sparkling Spring's seven directors. In addition, certain actions by the Company require the approval of at least one of the Clairvest nominees. These actions include, among other things, any acquisition by Sparkling Spring involving consideration in excess of Cdn. $5.0 million, the making of certain capital expenditures, the issuance by Sparkling Spring of debt or equity securities, the disposition by the Company of a material part of its business, any changes in management compensation, the declaration of dividends by Sparkling Spring and the approval of Sparkling Spring's annual budget. In addition, under the Shareholder Agreement, if no liquid public market (as defined in the Shareholder Agreement) then exists, Clairvest may, any time after March 31, 2003, offer all of its shares of Common Stock of Sparkling Spring for sale to Sparkling Spring. If Sparkling Spring does not then repurchase those shares, Clairvest may, under certain circumstances, require the other parties to the Shareholder Agreement to join with Clairvest in selling to a third party all of their shares of Common Stock of Sparkling Spring. See "Certain Relationships and Related
Transactions -- Shareholder Agreement."

POTENTIAL LIABILITY; INSURANCE

     The Company is engaged in a business which could expose it to possible liability claims from others, including personal injury claims. The Company maintains third party insurance coverage that it believes is typical for companies in its industry. There can be no assurance, however, that the Company's insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future on acceptable terms. A partially insured or completely uninsured successful claim against the Company could have a material adverse effect on the Company's financial position and results of operations.

LACK OF PUBLIC MARKET FOR THE NOTES

     The Exchange Notes are a new issue of securities for which there is currently no market. There can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, Sparkling Spring's and the Subsidiary Guarantors' operating results and the market for similar securities. The Initial Purchasers have advised Sparkling Spring that they or their affiliates currently intend to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, there is no assurance as to the liquidity of any trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop. Sparkling Spring does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.

     Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There is no assurance that the market for the Exchange Notes will not be subject to similar disruptions. Any such disruption may have an adverse effect on holders of the Exchange Notes.

PROCEDURES FOR TENDER OF PRIVATE NOTES

     The Exchange Notes will be issued in exchange for the Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Sparkling Spring is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer" and "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE PRIVATE NOTES

     The Private Notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Private Notes that are not tendered in exchange for Exchange Notes or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Sparkling Spring does not currently anticipate that it will register the Private Notes under the Securities Act. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain obligations of Sparkling Spring and the Subsidiary Guarantors under the Registration Rights Agreement. Sparkling Spring will not receive any cash proceeds from, and has agreed to bear the expenses of, the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, Sparkling Spring will receive, in exchange, Private Notes in like principal amount. The Private Notes surrendered in exchange for the Exchange Notes will be retired and canceled. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of Sparkling Spring and the Subsidiary Guarantors.

                                  THE OFFERING

     On November 19, 1997, Sparkling Spring and the Subsidiary Guarantors consummated the Offering in a transaction exempt from the registration requirements of the Securities Act. The price to investors and the principal amount of the Private Notes was $100.0 million in the aggregate.

     The net proceeds to Sparkling Spring from the Offering, after deduction of discounts and offering expenses, were approximately $96.5 million. Sparkling Spring used $56.5 million of the net proceeds to repay and retire all of its outstanding indebtedness under the Existing Credit Facility. The indebtedness of Sparkling Spring under the Existing Credit Facility which was repaid matured on December 31, 2002 and accrued interest at fluctuating rates (an average blended weighted rate of 8.5% per year at September 30, 1997). Sparkling Spring also used approximately $14.2 million in connection with the Reorganization to purchase shares and/or options to purchase shares of SSWL from Gaspar, Clairvest and certain directors and executive officers of the Company. and approximately $3.6 million will be used to repay amounts outstanding under certain capitalized leases. The remaining proceeds of the Offering, approximately $22.2 million, will be used for general corporate purposes, including potential acquisitions. See "Certain Relationships and Related Transactions -- Reorganization."

                                 CAPITALIZATION

     The following table sets forth the consolidated cash position and capitalization of the Company as of September 30, 1997, and as adjusted to give effect to the acquisition of Cullyspring and Coastal for a total purchase price of $11.2 million, the Offering and the Reorganization. On November 19, 1997, Sparkling Spring and the Subsidiary Guarantors consummated the Offering of $100.0 million of the Private Notes to investors in a transaction exempt from the registration requirements of the Securities Act. The net proceeds to Sparkling Spring from the Offering, after deduction of discounts and offering expenses, were approximately $96.5 million.

     In January 1998, the Company completed the Reorganization. Under the Reorganization, shareholders of SSWL transferred their shares of SSWL and/or options to acquire such shares to Sparkling Spring. As part of the Reorganization, certain shareholders including Gaspar, Clairvest and certain directors and executive officers of the Company reduced their interest in Sparkling Spring by exchanging their shares of common stock and/or options to purchase common stock of SSWL for an aggregate of 1,383,328 shares and options to purchase an aggregate of 252,197 shares of Common Stock of Sparkling Spring and cash or for cash only. Other shareholders simply exchanged their shares of common stock of SSWL for Common Stock of Sparkling Spring on a one-for-one basis. Additionally, certain key managers of the Company have subscribed for shares of Common Stock of Sparkling Spring. These transactions were based on a value of $28 per share of Common Stock. See "The Offering" and "Certain Relationships and Related Transactions -- Reorganization. See Note 2 to the Company's Consolidated Financial Statements appears elsewhere in the Prospectus."

     The table should be read in conjunction with "The Offering," "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data" and the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.


                                                                                   AS AT
                                                                               SEPTEMBER 30,
                                                                  AS AT            1997
                                                              SEPTEMBER 30,    -------------
                                                                  1997           PRO FORMA
                                                              -------------    -------------
                   (dollars in thousands)                      (UNAUDITED)      (UNAUDITED)
Cash and cash equivalents...................................        $898          $18,891
                                                                 =======         ========
Long-term debt (including current maturities):
  Capitalized lease obligations.............................      $3,538              $--
  Existing Credit Facility..................................      47,245               --
  Seller note...............................................       1,500            1,500
  The Notes.................................................          --          100,000
                                                                 -------         --------
     Total long-term debt...................................      52,283          101,500
Shareholders' equity (deficit)..............................       7,895           (7,026)
                                                                 -------         --------
Total capitalization........................................     $60,178          $94,474
                                                                 =======         ========


---------------
     The pro forma balances reflect (a) net proceeds from the Offering, after deduction of discounts and offering expenses, of $96.5 million, (b) repayment of outstanding indebtedness and accrued interest under the Existing Credit Facility of $61.9 million, including approximately $11.2 million related to the acquisitions of Cullyspring and Coastal, (c) repayment of outstanding capital leases of $3.6 million, (d) the net acquisition of $13.9 million of Common Stock (approximately $14.2 million cash less cash of $262,000 allocated to shares issued) in connection with the Reorganization and (e) an increase in the deficit of $0.8 million representing the after-tax impact of the write-off of deferred financing fees. See "Notes to Unaudited Pro Forma Consolidated Financial Statements," and "Certain Relationships and Related
Transactions -- Reorganization."

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data of the Company present the Company's unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 and the unaudited pro forma consolidated balance sheet of the Company as of September 30, 1997. These pro forma consolidated financial statements give effect to the Pro Forma Transactions (as defined in Note 1 of the "Notes to Unaudited Pro Forma Consolidated Financial Statements") as if they had occurred on January 1, 1996 with respect to the unaudited pro forma consolidated statements of operations and as of September 30, 1997 with respect to the unaudited pro forma consolidated balance sheet. The unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet (and the notes thereto) are based, in part, upon the Company's consolidated financial statements and the other historical financial statements, and the notes thereto, appearing elsewhere in this Prospectus and should be read in conjunction therewith. The unaudited pro forma consolidated financial information appearing herein does not purport to represent what the Company's results of operations or financial position would have been had such transactions in fact occurred on the dates indicated or to project the financial position or results of operations of the Company for the present year or for any future period.

                      SPARKLING SPRING WATER GROUP LIMITED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                         YEAR ENDED DECEMBER 31, 1996
(dollars in thousands)  -----------------------------------------------------------------------------------------------
                                                                   PRO FORMA ADJUSTMENTS
                                               --------------------------------------------------------------
                           SPARKLING SPRING      ACQUIRED    ACQUISITION       TOTAL          FINANCING
                        WATER GROUP LIMITED(1) COMPANIES(1) ADJUSTMENTS(2) PRE-FINANCING ADJUSTMENTS(3)(4)(5) PRO FORMA
                        ---------------------- ------------ -------------- ------------- -------------------- ---------
INCOME STATEMENT DATA:
Revenue:
Water.................         $16,810           $11,444           $--        $28,254              $--         $28,254
Rental................           7,347             3,942            --         11,289               --          11,289
Other.................           3,169             3,394            --          6,563               --           6,563
                               -------           -------       -------        -------          -------         -------
    Total revenue.....          27,326            18,780            --         46,106               --          46,106
Cost of sales.........           4,675             6,016            --         10,691               --          10,691
                               -------           -------       -------        -------          -------         -------
Gross profit..........          22,651            12,764            --         35,415               --          35,415
Expenses:
Operating expenses....          15,756             9,861            --         25,617               --          25,617
Depreciation and
  amortization........           3,842             1,271         1,038 (A       6,151               --           6,151
                               -------           -------       -------        -------          -------         -------
Operating profit......           3,053             1,632        (1,038)         3,647               --           3,647
Interest expense......           2,481               383         2,069 (B       4,933            6,917 (A       11,850
                               -------           -------       -------        -------          -------         -------
Income before the
  following...........             572             1,249        (3,107)        (1,286)          (6,917)         (8,203)
Provision for
  (recovery of) income
  taxes...............             399               101          (558) (C)        (58)         (3,112)(B)      (3,170)
                               -------           -------       -------        -------          -------         -------
Net income (loss)
  before non-
  controlling interest
  and extraordinary
  item................             173             1,148        (2,549)        (1,228)          (3,805)         (5,033)
Non-controlling
  interest............              (7)               --            --             (7)              --              (7)
                               -------           -------       -------        -------          -------         -------
Net income (loss)
  before extraordinary
  item................            $166            $1,148       $(2,549)       $(1,235)         $(3,805)        $(5,040)
                               =======           =======       =======        =======          =======         =======

     A breakdown of the historical operating results of the acquired companies is as follows:

                                                                          WITHEY'S
                                                             CRYSTAL       WATER
                                                             SPRING      SOFTENING
                                  COASTAL     CULLYSPRING    BOTTLED        AND        MARLBOROUGH   D&D AND
                                 MOUNTAIN     WATER CO.,      WATER     PURIFICATION   EMPLOYMENT    COMPANY,
                                WATER CORP.      INC.       CO., INC.     LIMITED        LIMITED       INC.     OTHER     TOTAL
    (dollars in thousands)      -----------   -----------   ---------   ------------   -----------   --------   -----     -----
Total revenue.................    $1,512        $4,030       $2,910        $1,773        $4,034       $2,233    $2,288   $18,780
Cost of sales.................       256         1,998          622           823         1,247          425       645     6,016
                                  ------        ------       ------        ------        ------       ------    ------   -------
Gross profit..................     1,256         2,032        2,288           950         2,787        1,808     1,643    12,764
Expenses
  Operating expenses..........     1,056         1,190        2,044           794         2,325        1,309     1,143     9,861
  Depreciation and
    amortization..............       152           376           83            94            60          237       269     1,271
                                  ------        ------       ------        ------        ------       ------    ------   -------
Operating profit..............        48           466          161            62           402          262       231     1,632
Interest expense..............        63           (12)          77            41            60           53       101       383
                                  ------        ------       ------        ------        ------       ------    ------   -------
Income before the following...       (15)          478           84            21           342          209       130     1,249
Provision for income taxes....        --            --           25           (17)          116           --       (23)      101
                                  ------        ------       ------        ------        ------       ------    ------   -------
Net income....................    $  (15)       $  478       $   59        $   38        $  226       $  209    $  153   $ 1,148
                                  ======        ======       ======        ======        ======       ======    ======   =======

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                          NINE MONTHS ENDED SEPTEMBER 30, 1996
(dollars in thousands)           ------------------------------------------------------
                                                              PRO FORMA ADJUSTMENTS
                                                          -----------------------------
                                    SPARKLING SPRING        ACQUIRED      ACQUISITION
                                 WATER GROUP LIMITED(1)   COMPANIES(1)   ADJUSTMENTS(2)
                                 ----------------------   ------------   --------------
INCOME STATEMENT DATA:
Revenue:
Water..........................         $13,392              $8,807             $--
Rental.........................           5,604               2,921              --
Other..........................           2,068               2,528              --
                                        -------             -------         -------
    Total revenue..............          21,064              14,256              --
Cost of sales..................           3,403               4,286              --
                                        -------             -------         -------
Gross profit...................          17,661               9,970              --
Expenses:
Operating expenses.............          12,636               7,085
Depreciation and
  amortization.................           2,752                 932             756(A)
                                        -------             -------         -------
Operating profit...............           2,273               1,953            (756)
Interest expense...............           1,703                 289           1,533(B)
                                        -------             -------         -------
Income before the following....             570               1,664          (2,289)
Provision for (recovery of)
  income taxes.................             348                  (8)            (80) (C)
                                        -------             -------         -------
Net income (loss) before non-
  controlling interest and
  extraordinary item...........             222               1,672          (2,209)
Non-controlling interest.......              (7)                 --              --
                                        -------             -------         -------
Net income (loss) before
  extraordinary item...........            $215              $1,672         $(2,209)
                                        =======             =======         =======

                                       NINE MONTHS ENDED SEPTEMBER 30, 1996
(dollars in thousands)           ------------------------------------------------
                                        PRO FORMA ADJUSTMENTS
                                 ------------------------------------
                                     TOTAL            FINANCING
                                 PRE-FINANCING   ADJUSTMENTS(3)(4)(5)   PRO FORMA
                                 -------------   --------------------   ---------
INCOME STATEMENT DATA:
Revenue:
Water..........................     $22,199                $--           $22,199
Rental.........................       8,525                 --             8,525
Other..........................       4,596                 --             4,596
                                    -------            -------           -------
    Total revenue..............      35,320                 --            35,320
Cost of sales..................       7,689                 --             7,689
                                    -------            -------           -------
Gross profit...................      27,631                 --            27,631
Expenses:
Operating expenses.............      19,721                 --            19,721
Depreciation and
  amortization.................       4,440                 --             4,440
                                    -------            -------           -------
Operating profit...............       3,470                 --             3,470
Interest expense...............       3,525              5,363(A)          8,888
                                    -------            -------           -------
Income before the following....         (55)            (5,363)           (5,418)
Provision for (recovery of)
  income taxes.................         260             (2,413)(B)        (2,153)
                                    -------            -------           -------
Net income (loss) before non-
  controlling interest and
  extraordinary item...........        (315)            (2,950)           (3,265)
Non-controlling interest.......          (7)                --                (7)
                                    -------            -------           -------
Net income (loss) before
  extraordinary item...........        (322)           $(2,950)          $(3,272)
                                    =======            =======           =======

     A breakdown of the historical operating results of the acquired companies is as follows:

                                                                           WITHEY'S
                                                              CRYSTAL       WATER
                                                              SPRING      SOFTENING
                                   COASTAL     CULLYSPRING    BOTTLED        AND        MARLBOROUGH   D&D AND
                                  MOUNTAIN     WATER CO.,      WATER     PURIFICATION   EMPLOYMENT    COMPANY,
                                 WATER CORP.      INC.       CO., INC.     LIMITED        LIMITED       INC.     OTHER     TOTAL
    (dollars in thousands)       -----------   -----------   ---------   ------------   -----------   --------   -----     -----
Total revenue..................    $1,161        $3,077       $2,255        $1,324        $2,950       $1,650    $1,839   $14,256
Cost of sales..................       199         1,529          485           614           665          318       476     4,286
                                   ------        ------       ------        ------        ------       ------    ------   -------
Gross profit...................       962         1,548        1,770           710         2,285        1,332     1,363     9,970
Expenses
  Operating expenses...........       784           841        1,518           593         1,450          926       973     7,085
  Depreciation and
    amortization...............       110           262           42            70            44          173       231       932
                                   ------        ------       ------        ------        ------       ------    ------   -------
Operating profit...............        68           445          210            47           791          233       159     1,953
Interest expense...............        47            (9)          57            30            27           42        95       289
                                   ------        ------       ------        ------        ------       ------    ------   -------
Income before the following....        21           454          153            17           764          191        64     1,664
Provision for income taxes.....        --            --           40           (12)           --           --       (36)       (8)
                                   ------        ------       ------        ------        ------       ------    ------   -------
Net income.....................    $   21        $  454       $  113        $   29        $  764       $  191    $  100   $ 1,672
                                   ======        ======       ======        ======        ======       ======    ======   =======

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                      NINE MONTHS ENDED SEPTEMBER 30, 1997
(dollars in thousands)       ------------------------------------------------------
                                                          PRO FORMA ADJUSTMENTS
                                                      -----------------------------
                                SPARKLING SPRING        ACQUIRED      ACQUISITION
                             WATER GROUP LIMITED(1)   COMPANIES(1)   ADJUSTMENTS(2)
  INCOME STATEMENT DATA:     ----------------------   ------------   --------------
Revenue:
Water......................         $19,537              $4,940          $  --
Rental.....................           7,777               1,292             --
Other......................           4,484                 598             --
                                    -------              ------          -----
  Total revenue............          31,798               6,830             --
Cost of sales..............           5,864               2,430             --
                                    -------              ------          -----
Gross profit...............          25,934               4,400             --
Expenses:
Operating expenses.........          16,818               3,027             --
Depreciation and
  amortization.............           3,918                 436            270(A)
                                    -------              ------          -----
Operating profit...........           5,198                 937           (270)
Interest expense...........           2,901                  44            612(B)
                                    -------              ------          -----
Income before the
  following................           2,297                 893           (882)
Provision for (recovery of)
  income taxes.............           1,063                  --             65(C)
                                    -------              ------          -----
Net income (loss) before
  non-controlling interest
  and extraordinary item...         $ 1,234              $  893          $(947)
                                    =======              ======          =====

                                   NINE MONTHS ENDED SEPTEMBER 30, 1997
(dollars in thousands)       ------------------------------------------------
                                    PRO FORMA ADJUSTMENTS
                             ------------------------------------
                                 TOTAL            FINANCING
                             PRE-FINANCING   ADJUSTMENTS(3)(4)(5)   PRO FORMA
  INCOME STATEMENT DATA:     -------------   --------------------   ---------
Revenue:
Water......................     $24,477            $    --           $24,477
Rental.....................       9,069                 --             9,069
Other......................       5,082                 --             5,082
                                -------            -------           -------
  Total revenue............      38,628                 --            38,628
Cost of sales..............       8,294                 --             8,294
                                -------            -------           -------
Gross profit...............      30,334                 --            30,334
Expenses:
Operating expenses.........      19,845                 --            19,845
Depreciation and
  amortization.............       4,624                 --             4,624
                                -------            -------           -------
Operating profit...........       5,865                 --             5,865
Interest expense...........       3,557              5,331(A)          8,888
                                -------            -------           -------
Income before the
  following................       2,308             (5,331)           (3,023)
Provision for (recovery of)
  income taxes.............       1,128             (2,393)(B)        (1,265)
                                -------            -------           -------
Net income (loss) before
  non-controlling interest
  and extraordinary item...     $ 1,180            $(2,938)          $(1,758)
                                =======            =======           =======

     A breakdown of the historical operating results of the acquired companies is as follows:

                                                                                CRYSTAL SPRING
                                    COASTAL MOUNTAIN       CULLYSPRING           BOTTLED WATER
                                      WATER CORP.        WATER CO., INC.           CO., INC.                OTHER          TOTAL
      (dollars in thousands)        ----------------     ---------------        --------------              -----          -----
Total revenue.....................        1,299            $     3,184            $     1,582            $       765       $6,830
Cost of sales.....................          217                  1,607                    383                    223        2,430
                                         ------            -----------            -----------            -----------       ------
Gross profit......................        1,082                  1,577                  1,199                    542        4,400
Expenses
  Operating expenses..............        1,009                    893                    830                    295        3,027
  Depreciation and amortization...          137                    263                     --                     36          436
                                         ------            -----------            -----------            -----------       ------
Operating profit..................          (64)                   421                    369                    211          937
Interest expense..................           49                     (7)                    --                      2           44
                                         ------            -----------            -----------            -----------       ------
Income before the following.......         (113)                   428                    369                    209          893
Provision for income taxes........           --                     --                     --                     --           --
                                         ------            -----------            -----------            -----------       ------
Net income........................         (113)           $       428            $       369            $       209       $  893
                                         ======            ===========            ===========            ===========       ======


                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                   AS OF SEPTEMBER 30, 1997
                           -------------------------------------------------------------------------
                                                                        PRO FORMA ADJUSTMENTS
(dollars in thousands)         Sparkling                          ----------------------------------
                             SPRING WATER      COASTAL MOUNTAIN       CULLYSPRING       ACQUISITION
                           GROUP LIMITED(1)     WATER CORP(1)     WATER CO., INC.(1)    ADJUSTMENTS*
                           ----------------    ----------------   ------------------    ------------
         ASSETS
Cash and cash
 equivalents.............          $898               (29)                $892                  --
Accounts receivable......         8,940        225.......                  372                 --
Inventories..............         1,409        15........                   90                 --
Prepaid expenses.........         1,511                13                    1                 --
                                -------             -----               ------             ------
       Total current
         assets..........        12,758        224.......                1,355                 --
Deferred taxes...........           232                --                   --                 --
Fixed assets.............        21,524               829                  936                 --
Goodwill and deferred
 charges.................        35,338                --                   --             10,261
                                -------             -----               ------             ------
       Total assets......       $69,852             1,053               $2,291             10,261
                                =======             =====               ======             ======
     LIABILITIES AND
  SHAREHOLDERS' EQUITY
        (DEFICIT)
Accounts payable and
 accrued liabilities.....        $4,875        162........                 $61                  --
Income tax payable.......           988        --........                   --                 --
Unearned revenue.........           327               100                   --                 --
Customer deposits........         3,483        95........                  189                 --
Debt due within one
 year....................           958               946                   38                 --
                                -------             -----               ------             ------
       Total current
         liabilities.....        10,631             1,303                  288                 --
                                -------             -----               ------             ------
Capitalized lease
 obligations.............         2,580                --                   --                 --
Existing Credit
 Facility................        47,246        714.......                   55             11,245
Seller note..............         1,500                --                   --                 --
The Notes................            --                --                   --                 --
                                -------             -----               ------             ------
       Total long-term
         liabilities.....        51,326               714                   55             11,245
                                -------             -----               ------             ------
Temporary equity.........            --                --                   --                 --
                                -------             -----               ------             ------
Shareholders' equity
 (deficit)
Capital stock............         8,025                --                   88                (88)
Retained earnings
 (deficit)...............           304              (964)               1,860               (896)
Cumulative translation
 adjustment..............          (434)               --                   --                 --
                                -------             -----               ------             ------
       Total
         shareholders'
         equity
         (deficit).......         7,895              (964)               1,948               (984)
                                -------             -----               ------             ------
       Total liabilities
         and
         shareholders'
         equity
         (deficit).......       $69,852        1,053.....               $2,291             10,261
                                =======             =====               ======             ======

                               AS OF SEPTEMBER 30, 1997
                           ---------------------------------
                                 PRO FORMA ADJUSTMENTS
(dollars in thousands)     ---------------------------------
                               FINANCING
                            ADJUSTMENTS(3)      PRO FORMA(1)
                            --------------      ------------
         ASSETS
Cash and cash
 equivalents.............       $17,130(C)           $18,891
Accounts receivable......            --              9,537
Inventories..............            --              1,514
Prepaid expenses.........            --              1,525
                               --------           --------
       Total current
         assets..........        17,130             31,467
Deferred taxes...........           615(D)             847
Fixed assets.............            --             23,289
Goodwill and deferred
 charges.................         2,133 (D)(E       47,732
                               --------           --------
       Total assets......       $19,878           $103,335
                               ========           ========
     LIABILITIES AND
  SHAREHOLDERS' EQUITY
        (DEFICIT)
Accounts payable and
 accrued liabilities.....       $(1,681)(F)           $3,417
Income tax payable.......            --                988
Unearned revenue.........            --                427
Customer deposits........            --              3,767
Debt due within one
 year....................        (1,942)(F)             --
                               --------           --------
       Total current
         liabilities.....        (3,623)             8,599
                               --------           --------
Capitalized lease
 obligations.............        (2,580)(F)             --
Existing Credit
 Facility................       (59,260)(F)             --
Seller note..............            --              1,500
The Notes................       100,000(E)         100,000
                               --------           --------
       Total long-term
         liabilities.....        38,160            101,500
                               --------           --------
Temporary equity.........           262(G)             262
                               --------           --------
Shareholders' equity
 (deficit)
Capital stock............        (1,717)(G)          6,308
Retained earnings
 (deficit)...............       (13,204)(D)(G)     (12,900)
Cumulative translation
 adjustment..............            --               (434)
                               --------           --------
       Total
         shareholders'
         equity
         (deficit).......       (14,921)            (7,026)
                               --------           --------
       Total liabilities
         and
         shareholders'
         equity
         (deficit).......       $19,878           $103,335
                               ========           ========


                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The unaudited pro forma consolidated financial statements have been prepared by management from the historical financial statements of the respective companies included elsewhere in this document as appropriate. In the opinion of Sparkling Spring Water Group Limited's management, these unaudited pro forma consolidated financial statements contain all adjustments required for fair presentation.

     The unaudited pro forma consolidated statements of operations reflect the Reorganization discussed below. In addition, the unaudited pro forma consolidated statements of operations reflect the acquisitions, using the purchase method of accounting, as if they occurred on January 1, 1996, of D&D and Company, Inc.(operating as Mountain Fresh Bottled Water), High Valley Water Limited, Withey's Water Softening & Purification Limited, Marlborough Employment Limited (operating as Water At Work Limited), Crystal Springs Bottled Water Co., Inc., Soja Enterprises Inc., Cullyspring Water Co., Inc. and Coastal Mountain Water Corp. discussed in note 21 to the consolidated financial statements of Sparkling Spring Water Group Limited included elsewhere in this Prospectus (the "Consolidated Financial Statements"). They also reflect the acquisition of Canadian Springs Water Company Ltd. and Water Jug Enterprises Limited as described in note 4 to the Consolidated Financial Statements, as if they occurred on January 1, 1996.

     On November 19, 1997, Sparkling Spring and the Subsidiary Guarantors consummated the Offering of $100.0 million of the Private Notes to investors in a transaction exempt from the registration requirements of the Securities Act. The net proceeds to Sparkling Spring from the Offering, after deduction of discounts and offering expenses, were approximately $96.5 million.

     In January 1998, the Company completed the Reorganization. Under the Reorganization, shareholders of SSWL transferred their shares of SSWL and/or options to acquire such shares to Sparkling Spring. As part of the Reorganization, certain shareholders including Gaspar, Clairvest and certain directors and executive officers of the Company reduced their interest in Sparkling Spring by exchanging their shares of common stock and/or options to purchase common stock of SSWL for an aggregate of 1,383,328 shares and options to purchase an aggregate of 252,197 shares of Common Stock of Sparkling Spring and cash or for cash only. Other shareholders simply exchanged their shares of common stock of SSWL for Common Stock of Sparkling Spring on a one-for-one basis. Additionally, certain key managers of the Company have subscribed for shares of Common Stock of Sparkling Spring. See "The Offering" and "Certain Relationships and Related Transactions -- Reorganization."

     The acquisition transactions described above, the Reorganization, the Offering and the application of the net proceeds to the Company therefrom as described in "The Offering" are collectively hereinafter referred to as the "Pro Forma Transactions."


     The unaudited pro forma consolidated balance sheet of the Company as of September 30, 1997 reflects the historical consolidated balance sheet of Sparkling Spring Water Group Limited, Cully-spring Water Co., Inc. and Coastal Mountain Water Corp. as of September 30, 1997, after giving effect to the Pro Forma Transactions as if they had occurred on September 30, 1997. The unaudited pro forma consolidated balance sheet of the Company gives effect to the acquisition of Cullyspring on October 23, 1997 and the acquisition of Coastal Mountain Water Corp. on February 24, 1998 as if

                      SPARKLING SPRING WATER GROUP LIMITED
they had occurred as of September 30, 1997. The following summarizes the purchase price of the acquisitions and the assets and liabilities obtained in the acquisition transaction (in thousands):


                                                    CULLYSPRING    COASTAL     TOTAL
                                                    -----------    -------    -------
Net working capital...............................    $1,105       $(1,079)   $    26
Fixed assets......................................       936           829      1,765
Long term debt....................................       (93)         (714)      (807)
Goodwill..........................................     5,056         5,205     10,261
                                                      ------       -------    -------
          Total cash consideration................    $7,004       $ 4,241    $11,245
                                                      ======       =======    =======


     Balance sheet accounts as at September 30, 1997 denominated in foreign currencies have been translated to US dollars using the following rates:



Canadian Dollars............................................  $     0.725
UK Pounds Sterling..........................................  $     1.616



     Income statement balances denominated in foreign currencies have been translated to US dollars at the average exchange rate in effect during the period as follows:



                                                                NINE MONTHS ENDED
                                       12 MONTHS ENDED    ------------------------------
                                        DECEMBER 31,      SEPTEMBER 30,    SEPTEMBER 30,
                                            1996              1996             1997
                                       ---------------    -------------    -------------
Canadian Dollars.....................      $0.733            $0.735           $0.726
UK Pounds Sterling...................      $1.560            $1.537           $1.650


     References to dollar amounts in the "Notes to Unaudited Pro Forma Consolidated Financial Statements" are to actual dollars.

2. ACQUISITION ADJUSTMENTS

     The following adjustments reflect the effects of the acquisitions included in the Pro Forma Transactions on the unaudited pro forma consolidated statements of operations:

          (A) Increase in depreciation and amortization of $1,038,00 for the year ended December 31, 1996, $756,000 for the nine months ended September 30, 1996 and $270,000 for the nine months ended September 30, 1997 for amortization of goodwill on acquired businesses. Goodwill recorded in connection with the businesses acquired is amortized on a straight line basis over 40 years.

          (B) Increase in interest expense of $2,069,000 for the year ended December 31, 1996, $1,533,000 for the nine months ended September 30, 1996 and $612,000 for the nine months ended September 30, 1997, reflecting additional borrowings required to fund the acquisitions included in the Pro Forma Transactions.

          Total debt incurred to fund the acquisition transactions was $32.4 million. Pro forma interest expense is calculated at 7% for the nine months ended September 30, 1996 and the twelve months ended December 31, 1996, and 6% for the nine months ended September 30, 1997 representing the Company's historical borrowing rate for each of these periods.

                      SPARKLING SPRING WATER GROUP LIMITED

          (C) Decrease in the provision for income taxes of $558,000 for the year ended December 31, 1996, $80,000 for the nine months ended September 30, 1996 and an increase in the provision for income taxes of $65,000 for the nine months ended September 30, 1997, reflecting the following:

             (i) a decrease in the provision for income taxes of $888,000 for the year ended December 31, 1996, $660,000 for the nine months ended September 30, 1996 and $307,000 for the nine months ended September 30, 1997 reflecting the tax effect of the pro forma statement of operations adjustments related to the acquisitions included in the Pro Forma Transactions, excluding non-deductible amortization of goodwill, using the basic statutory income tax rate of 34% for those companies in the United States and the United Kingdom and 45% for those companies in Canada; and

             (ii) an increase in the provision for income taxes of $330,000 for the year ended December 31, 1996, $580,000 for the nine months ended September 30, 1996 and $372,000 for the nine months ended September 30, 1997 due to the tax effect of certain acquired companies losing eligibility for reduced tax rates upon acquisition by the Company, using the basic statutory income tax rate of 34% for those companies in the United States and the United Kingdom and 45% for those companies in Canada.

3. FINANCING ADJUSTMENTS

     The effects of the Offering and the application of the net proceeds therefrom on the unaudited pro forma consolidated financial statements are as follows:

          (A) An increase in interest expense of $6,917,000 for the year ended December 31, 1996, $5,363,000 for the nine months ended September 30, 1996 and $5,331,000 for the nine months ended September 30, 1997, reflecting the net of the following:

             (i) related interest expense of $11,500,000 for the year ended December 31, 1996 and $8,625,000 for each of the nine months ended September 30, 1996 and 1997 on the Notes using an interest rate of 11.5%;

             (ii) reduction of the "Total Pre-Financing" balance of interest of $4,933,000 for the year ended December 31, 1996, $3,525,000 for the nine months ended September 30, 1996 and $3,570,000 for the nine months ended September 30, 1997, resulting from the repayment of all of the Company's previously outstanding indebtedness as a result of the application of a portion of the proceeds of the Offering to the repayment of all outstanding amounts under the Existing Credit Facility and capital leases; and

             (iii) increase in interest expense of $350,000 for the year ended December 31, 1996 and $263,000 for each of the nine months ended September 30, 1996 and 1997 relating to the amortization of estimated expenses of the Offering of $3.5 million amortized over a period of ten years.

          (B) A recovery of income taxes of $3,112,000 for the year ended December 31, 1996, $2,413,000 for the nine months ended September 30, 1996 and $2,393,000 for the nine months ended September 30, 1997, representing the tax savings associated with the above increase in net interest expense. The effective income tax rate used to calculate the tax savings is 45%.

          (C) An increase in cash of $17,130,000 reflecting the net of items (E) through (G) below.

                      SPARKLING SPRING WATER GROUP LIMITED

          (D) Goodwill and deferred charges have been reduced in the amount of $1,367,000, deferred taxes have been increased by $615,000 and the deficit has been increased by $752,000, representing the write-off of deferred financing fees.

          (E) Reflects receipt of net proceeds of the Offering of $96,500,000, comprised of gross proceeds of $100,000,000 and estimated expenses of $3,500,000.

          (F) Reflects utilization of $65,463,000 of the proceeds of the Offering to retire the Existing Credit Facility, current maturities and capitalized lease obligations.

          (G) Reflects utilization of $14,169,000 of the proceeds of the Offering to acquire shares from Gaspar, Clairvest, certain directors and executive officers of the Company and certain other shareholders in connection with the Reorganization. In addition, the Company intends to sell 9,360 shares of Common Stock to certain members of management for aggregate gross proceeds of approximately $262,000.

4. INTEREST ON SURPLUS CASH

     The unaudited pro forma consolidated financial statements do not include the potential earnings resulting from the investment of surplus cash. Had this surplus cash been invested (assuming a 5.0% per annum rate of return), net income would increase by approximately $471,000 for the year ended December 31, 1996 and $353,000 for each of the nine months ended September 30, 1996 and 1997.

5. RESTRUCTURING COSTS

     The unaudited pro forma consolidated statements of operations do not include the effect of expensing previously deferred costs of $752,000, net of applicable taxes which were incurred in connection with the Company's Existing Credit Facility or the effect of expensing $4,511,000 related to the repurchase of previously issued compensatory stock options. Upon completion of the Offering and repayment of amounts outstanding under the Existing Credit Facility, and completion of the Reorganization, including the acquisition of Common Stock and the repurchase of previously issued compensatory stock options, these deferred costs and compensatory stock option amounts will be expensed in the financial statements of the Company. The unaudited pro forma deficit as of September 30, 1997 includes the effect of both of these amounts.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical consolidated financial data of the Company for the five years ended December 31, 1996 have been derived from the consolidated financial statements of the Company which have been audited by Ernst & Young, independent public accountants. The financial data for the nine months ended September 30, 1996 and September 30, 1997 have been derived from the Company's unaudited financial statements, which in the opinion of management include all adjustments necessary for a fair presentation of the data for interim periods. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full fiscal year. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of the Company, including the notes thereto, and "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this Prospectus.

                                                                                                         NINE MONTHS
                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
(dollars in thousands)                                 --------------------------------------------   -----------------
                                                        1992     1993     1994     1995      1996      1996      1997
                                                       ------   ------   ------   -------   -------   -------   -------
INCOME STATEMENT DATA:
  Revenue............................................  $3,814   $3,867   $8,725   $15,349   $27,326   $21,064   $31,798
  Cost of sales......................................   1,430    1,139    1,755     2,863     4,676     3,403     5,864
  Operating expenses.................................   1,839    2,175    5,356     9,041    15,756    12,636    16,818
  Depreciation and amortization......................     333      438    1,095     1,465     3,842     2,752     3,918
  Interest expense...................................     228      228      625     1,294     2,481     1,703     2,901
  Net income (loss) before extraordinary items.......      (8)     (63)     (94)      411       166       216     1,234
  Net (loss) income..................................      (8)    (260)    (238)       19      (307)     (253)    1,234
OTHER DATA:
  EBITDA(1)..........................................    $545     $553   $1,614    $3,445    $6,894    $5,025    $9,116
  EBITDA margin......................................    14.3%    14.3%    18.5%     22.4%     25.2%     23.8%     28.7%
  Ratio of EBITDA to interest expense................    2.39     2.43     2.58      2.66      2.78      2.95      3.14
  Cash provided by operating activities..............      (2)     237    1,029     1,491     3,216     2,866     3,540
  Cash used in investing activities..................   1,018    1,476    7,579     4,219    24,168    22,953    25,585
  Cash provided by financing activities..............     982    1,957    5,926     3,551    22,669    19,946    20,895
  Net capital expenditures...........................     898    1,043    1,257     2,287     6,736     5,475     5,750
  Installed cooler base(2)...........................   8,321   11,181   23,838    30,344    74,160    67,090   114,971
  Ratio (deficiency) of earnings to fixed
    charges(3).......................................      --       --       --       1.4x      1.2x      1.3x      1.7x
BALANCE SHEET DATA:
  Cash and cash equivalents..........................     $31     $731      $67      $860    $2,231      $577      $898
  Total assets.......................................   3,895    5,398   13,835    18,521    44,409    41,905    69,852
  Long-term debt(4)..................................   2,470    3,227    7,623    11,309    30,474    28,906    52,283
  Common shareholders' equity (deficiency)...........      49      755    2,331     2,207     6,772     5,134     7,895

---------------

(1) "EBITDA" means operating profit plus depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flow from operations as a measure of liquidity in accordance with generally accepted accounting principles.

(2) Installed cooler base information as of September 30, 1997 is adjusted to reflect the acquisition of Cullyspring, which was completed on October 23, 1997.

(3) For the purpose of determining the ratio of earnings to fixed charges "earnings" consist of net income before provision for corporate income taxes, non-controlling interest, extraordinary items and fixed charges. Fixed charges consist of interest expense and the interest portion of the Company's rent expense (assumed to be one third of rent expense). Earnings were inadequate to cover fixed charges by approximately $12,000, $95,000 and $104,000 in the years ended December 31, 1992, 1993 and 1994, respectively.

(4) Includes amounts due under capital lease obligations, seller note and current maturities.

     The above financial information includes the results of operations of the following companies from their dates of acquisition as follows: Crystal Springs
Limited: April 14, 1993; Water Cooler Division of Buxton Mineral Water Company
Limited: June 7, 1994; Aquarporte (UK) Ltd.: April 26, 1995; Canadian Springs Water Company Limited: January 18, 1996; Water Jug Enterprises Limited: May 10, 1996; D&D and Company, Inc: January 2, 1997; Withey's Water Softening & Purification Limited: January 28, 1997; High Valley Water Limited: January 30, 1997; Marlborough Employment Agency Limited: February 4, 1997; Soja Enterprises,
Inc.: June 4, 1997; and Crystal Springs Bottled Water Co., Inc: June 23, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the results of operations of the Company should be read in conjunction with "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data" and the consolidated financial statements of the Company and the other historical financial statements, and the notes thereto, included elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that include risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements.

GENERAL

     The Company is one of the world's largest providers of bottled water delivered directly to commercial and residential customers in Canada, the United Kingdom and the United States. The Company's revenue is primarily generated from two relatively stable and recurring sources: bottled water sales and the rental and service of water coolers. Additionally, the Company engages in certain related activities. The Company's revenue growth in recent years is primarily attributable to increased water cooler penetration, strategic acquisitions in existing and new geographic territories and higher sales of ancillary products sold through the Company's established distribution channels.

     In 1996, the Company generated approximately 26.9% of its total revenue from the rental of water coolers. The Company typically charges its customers a monthly water cooler rental charge. Total rental revenue is a function of the size of the installed base of water coolers and the monthly cooler rental charge. From December 31, 1994 to December 31, 1996, the Company's installed base of water coolers increased by 211.1% from 23,838 to 74,160. The Company's average monthly cooler rental charge remained relatively stable during this period.

     Revenue from the sale of bottled water to commercial and residential markets, which accounted for 61.5% of the Company's total revenue in 1996, is driven by a number of factors, including the installed base of water coolers, consumption of bottled water per customer and the price charged per bottle of water.

     The remaining 11.6% of the Company's total revenue in 1996 was generated from related activities, including the sale of paper cups, coffee, water filtration devices and water through vending machines. In addition, the Company provides cooler sanitation services and bottles water for independent beverage companies and supermarkets. The Company plans to continue these ancillary activities to maximize the profitability of its established distribution system.

     Since 1994, the Company has substantially improved its sales and profitability by increasing its installed base of water coolers through internal growth and acquisitions. The Company's operations are characterized by relatively high fixed costs due to the significant investment required to establish a bottling and distribution infrastructure. As the Company grows its revenue base by acquiring and consolidating new routes within its existing route structure, operating costs decline as a percentage of revenue. This operating leverage is driven by the following factors: (i) improved route efficiency, (ii) consolidation of production and distribution facilities; (iii) realization of savings from greater purchasing volume; (iv) elimination of duplicative administrative costs; (v) improved management control through centralized accounting and reporting systems; and (vi) enhanced marketing efficiency. As a result, positive changes in revenue tend to have a larger corresponding impact on EBITDA and operating income. The continued consolidation of production and distribution capabilities is a key component of the Company's business strategy both within its current markets and in any new markets it may enter. Consequently, the Company expects operating expenses to grow at a rate less than that of anticipated revenue growth.

     For certain financial information relating to each of the geographic regions in which the Company operates, see Note 19 to the Notes to Consolidated Financial Statements of Sparkling Spring Water Group Limited included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain statement of operations and other data of the Company.

NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     Revenue. Revenue increased $10.7 million, or 51.0%, to $31.8 million in the nine months ended September 30, 1997 compared to $21.1 million in the nine months ended September 30, 1996. This increase resulted from the inclusion of approximately $8.1 million in revenue from the following acquisitions completed in fiscal 1996: (i) Mountain Fresh, acquired January 2, 1997, contributed approximately $2.0 million in revenue and 4,600 water cooler customers; (ii) Withey's Water, acquired January 28, 1997, contributed approximately $1.2 million in revenue and 3,000 water cooler customers; (iii) High Valley, acquired January 30, 1997, contributed $0.6 million in revenue and 6,000 water cooler customers; (iv) Water at Work, acquired February 5, 1997, contributed $3.4 million in revenue and 4,500 water cooler customers; and (v) Crystal Springs of Portland, Oregon, acquired June 23, 1997, contributed $0.9 million in revenue and 5,900 water cooler customers. The remaining $2.6 million, or 24.3%, was primarily the result of additional water coolers installed in the Company's existing territories and a full nine months being recognized in 1997 for the 1996 acquisitions.

     After giving effect to the Pro Forma Transactions, the Company's revenue would have increased $3.3 million, or 9.4%, to $38.6 million in the nine months ended September 30, 1997 compared to $35.3 million in the nine months ended September 30, 1996, primarily as a result of an increase in the installed cooler base from approximately 99,500 to approximately 115,000.

     Cost of Sales. Cost of sales increased $2.5 million, or 72.3%, to $5.9 million for the nine months ended September 30, 1997 compared to $3.4 million for the nine months ended September 30, 1996 largely as a result of the acquisitions completed in 1996 and 1997. Cost of sales as a percentage of revenue increased to 18.4% in the nine months ended September 30, 1997 from 16.2% in the nine months ended September 30, 1996 based on faster growth in revenue derived from ancillary activities, including retail sales of bottled water and the provision of cooler sanitation services, which typically generate lower margins.

     After giving effect to the Pro Forma Transactions, cost of sales would have increased $0.6 million, or 7.9%, to $8.3 million for the nine months ended September 30, 1997 compared to $7.7 million for the nine months ended September 30, 1996 largely as a result of the increase in the installed cooler base. Cost of sales as a percentage of revenue would have decreased slightly to 21.5% in the nine months ended September 30, 1997 from 21.8% in the nine months ended September 30, 1996.

     Operating Expenses. Operating expenses increased $4.2 million or 33.1% to $16.8 million in the nine months ended September 30, 1997 compared to $12.6 million in the nine months ended September 30, 1996 as a result of the acquisitions completed in 1996 and 1997. Operating expenses as a percentage of revenue decreased to 52.9% in the nine months ended September 30, 1997 from 60.0% in the nine months ended September 30, 1996. This decrease as a percentage of revenue was the result of incremental sales volumes being applied to relatively fixed distribution costs; specifically, more efficient utilization of the existing route fleet through increased route density.

     After giving effect to the Pro Forma Transactions, operating expenses would have increased $0.2 million, or 1.1%, to $19.9 million in the nine months ended September 30, 1997 compared to $19.7 million in the nine months ended September 30, 1996, as a result of the increase in the installed cooler base. Operating expenses as a percentage of revenue would have decreased to 51.4% in the nine months ended September 30, 1997 from 55.8% in the nine months ended September 30, 1996, primarily as a result of incremental sales volume being applied to relatively fixed distribution costs.

     EBITDA. For the reasons stated above, EBITDA for the nine months ended September 30, 1997 increased by $4.1 million, or 81.4%, to $9.1 million from $5.0 million for the nine months ended September 30, 1996. As a percentage of revenue, EBITDA for the nine months ended September 30, 1997 increased to 28.7% from 23.8% for the nine months ended September 30, 1996.

     After giving effect to the Pro Forma Transactions, EBITDA would have increased $2.6 million, or 32.6%, to $10.5 million for the nine months ended September 30, 1997 compared to $7.9 million for the nine months ended September 30, 1996. As a percentage of revenue, EBITDA would have increased to 27.2% for the nine months ended September 30, 1997 from 22.4% in the nine months ended September 30, 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased to $3.9 million in the nine months ended September 30, 1997 from $2.8 million in the nine months ended September 30, 1996. This increase was due to significant increases in fixed assets as a result of the acquisitions consummated in the period and the standard levels of capital expenditures for existing operations.

     After giving effect to the Pro Forma Transactions, depreciation and amortization expense would have increased $0.1 million to $4.5 million in the nine months ended September 30, 1997 from $4.4 million in the nine months ended September 30, 1996 due to the higher depreciation expense associated with the increased installed cooler base.

     Interest Expense. Interest expense increased $1.2 million or 70.3% to $2.9 million in the nine months ended September 30, 1997 from $1.7 million in the nine months ended September 30, 1996. This increase was a result of increased borrowings made to fund acquisitions.

YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

     Revenue. Revenue increased $12.0 million, or 78.0%, to $27.3 million in 1996 compared to $15.3 million in 1995. This increase resulted from the inclusion of approximately $9.9 million of revenue from the following acquisitions completed in 1996: (i) Water Jug, acquired in May 1996, contributed $0.8 million in revenue and 2,700 water cooler customers and (ii) Canadian Springs, acquired in January 1996, contributed $9.1 million in revenue and 26,000 water cooler customers. The remaining $2.1 million, or 17.5%, was primarily the result of 5,055 additional water coolers installed in the Company's existing territories.

     Cost of Sales. Cost of sales increased $1.8 million, or 63.3%, to $4.7 million in 1996 compared to $2.9 million in 1995, largely as a result of the acquisitions completed in 1995 and 1996. Cost of sales as a percentage of revenue decreased to 17.1% in 1996 from 18.7% in 1995 based on the elimination of duplicate expenses in connection with the Company's acquisitions and economies of scale realized from an increase in volume.

     Operating Expenses. Operating expenses (selling, delivery and administrative) increased $6.7 million, or 74.3%, to $15.7 million in 1996 compared to $9.0 million in 1995 as a result of acquisitions completed in 1995 and 1996. Operating costs as a percentage of revenue decreased to 57.7% in 1996 from 59.0% in 1995. This decrease as a percentage of revenue was the result of incremental sales volume being applied to relatively fixed distribution costs; specifically, the Company achieved more efficient utilization of its existing route fleet through increased route density.

     EBITDA. For the reasons stated above, EBITDA in 1996 increased by $3.5 million, or 100.1%, to $6.9 million from $3.4 million in 1995. As a percentage of revenue, EBITDA increased to 25.2% in 1996 from 22.4% in 1995.

     Depreciation and Amortization. Depreciation and amortization expense increased $2.4 million to $3.8 million in 1996 from $1.4 million in 1995. This increase was due to significant increases in the fixed assets as a result of the acquisitions consummated in such period and the standard levels of capital expenditures for existing operations.

     Interest Expense. Interest expense increased $1.2 million, or 91.7%, to $2.5 million in 1996 from $1.3 million in 1995. This increase was a result of increased borrowings made to fund acquisitions and to repay a portion of the Company's existing indebtedness.

YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

     Revenue. Revenue increased $6.6 million, or 75.9%, to $15.3 million in 1995 compared to $8.7 million in 1994. This increase resulted from the inclusion of approximately $1.6 million of revenue from the acquisition of Aquaporte UK in April 1995, which contributed 2,800 water cooler customers to the Company's operations in the United Kingdom. The remaining $5.0 million was primarily the result of additional water coolers installed in the Company's Canadian and U.K. operations and the full year impact of acquisitions made in 1994.

     Cost of Sales. Cost of sales increased $1.1 million, or 63.1%, to $2.9 million in 1995 compared to $1.8 million in 1994. Cost of sales as a percentage of sales decreased to 18.7% in 1995 from 20.1% in 1994. This decrease as a percentage of revenue was due to the newly acquired businesses, which were mainly involved in the five- and six-gallon bottled water segment, generating higher margins.

     Operating Expenses. Operating expense (selling, delivery and administrative) increased $3.7 million, or 68.8%, to $9.0 million in 1995 compared to $5.3 million in 1994, primarily as a result of the acquisitions completed in 1994 and 1995. Selling, delivery and administrative costs as a percentage of revenue decreased to 59.0% in 1995 from 61.4% in 1994. Delivery costs declined as a percentage of revenue as increased sales volumes were applied to relatively fixed distribution costs. This factor was offset by administration costs increasing as a percentage of revenue as the Company incurred additional expenses associated with managing the Company's U.K. operations.

     EBITDA. For the reasons stated above, EBITDA in 1995 increased by $1.8 million, or 113.4%, to $3.4 million from $1.6 million in 1995. As a percentage of revenue, EBITDA increased to 22.4% in 1995 from 18.5% in 1994.

     Depreciation and Amortization. Depreciation and amortization expense increased $0.4 million to $1.5 million in 1995 from $1.1 million in 1994. This increase was due to significant increases in fixed assets as a result of the acquisitions consummated in such period and the standard levels of capital expenditures for existing operations.

     Interest Expense. Interest expense increased $0.7 million, or 107.0%, to $1.3 million in 1995 from $0.6 million in 1994. This increase was primarily the result of increased borrowings made to fund acquisitions.

LIQUIDITY AND CAPITAL RESOURCES

     Historically, the Company has funded its capital and operating requirements with a combination of cash flow from operations, borrowings under the Existing Credit Facility and equity investments from shareholders. The Company has utilized these sources of funds to make acquisitions, to fund significant capital expenditures at its properties, to fund operations and to service debt. The Company presently expects to fund its future capital and operating requirements at its existing operations through a combination of cash generated from operations, excess cash proceeds from the Offering and borrowings under the Credit Agreement.

     Net cash provided by operating activities was $3.5 million for the nine months ended September 30, 1997 and $3.2 million in the year ended December 31, 1996. Net cash used in investment activities was $25.6 million for the nine months ended September 30, 1997 and $24.2 million in the year ended December 31, 1996. These amounts related primarily to six acquisitions completed in the nine months ended September 30, 1997 for $19.8 million and three acquisitions completed in 1996 for $17.4 million. Capital expenditures include expenditures related to the addition of bottling lines at existing facilities, construction of new bottling facilities, and the purchase of water bottles, water coolers and delivery trucks. The Company made capital expenditures of $5.7 million in the nine months ended September 30, 1997 and $6.7 million in 1996. Based on the Company's existing operations, management expects that the Company's capital expenditure requirements will total approximately $5.0 million from October 1, 1997 through 1998.

     Borrowings under the Existing Credit Facility were secured by substantially all of the Company's assets. At September 30, 1997, borrowings under the Existing Credit Facility bore interest at a blended rate of 8.5% per annum. Borrowings under the Existing Credit Facility as of September 30, 1997 were $47.3 million, and the Company borrowed an additional $7.0 million under the Existing Credit Facility in connection with the Cullyspring acquisition. The Company used a portion of the net proceeds from the Offering to repay all amounts outstanding under the Existing Credit Facility and expects to enter into the Credit Agreement. The Indenture specifically permits the Company to enter into a senior credit facility providing borrowing availability of up to $30.0 million and also provides for additional general borrowing capacity of $10.0 million, all or a portion of which may be incurred under such credit facility. See "Description of the Credit Agreement."

     The Company believes that the net proceeds from the Offering, together with available cash, cash generated from operations and available borrowings under the Credit Agreement will be sufficient to finance the Company's working capital and capital expenditure requirements as well as acquisitions for the foreseeable future, which includes the next twelve months. However, there can be no assurance that such resources will be sufficient to meet the Company's anticipated requirements or that the Company will not require additional financing within this time frame. In addition, while the Company has received proposals from certain prospective lenders with respect to the Credit Agreement, such proposals are non-binding and no assurances can be given that the Company will enter into the Credit Agreement on the terms currently contemplated or at all. If the Company is unable to secure financing pursuant to the Credit Agreement on satisfactory terms, it may be required to seek alternative sources of financing, which may not be available to the Company on commercially reasonable terms. The inability of the Company to consummate the Credit Agreement or obtain other acceptable financing could have a material adverse effect on the Company's plans for expansion. See "Risk Factors -- Dependence on Financing for Expansion; Acquisition Strategy" and "Description of the Credit Agreement."

YEAR 2000

     The Company's financial and operational computer systems utilize software developed and supported by an outside computer software supplier. It is the Company's understanding that this supplier has completed an analysis of the changes required to accommodate the Year 2000 and that software upgrades will be completed over the next six months. The Company does not expect the costs associated with this upgrade to be material to the Company's consolidated financial position, results of operations or cash flows.

GOVERNMENT REGULATION

     The Company's operations are subject to the jurisdiction of the various governmental and regulatory agencies which regulate the quality of drinking water and other products, including the FDA in the United States, and the Federal Department of Health and Welfare in Canada. In the United Kingdom, bottled water is governed by the European Union's Mineral Water Directive and Drinking Water in Containers Regulations. The Company believes that it is in substantial compliance with all applicable laws and regulations and has all required permits and licenses to conduct its business. Any failure by the Company to comply with existing and future laws and regulations could subject it to significant penalties. In addition, there can be no assurance that such laws or regulations will not be modified in a manner that imposes additional costs on the Company or otherwise has a material adverse effect on the Company's financial position or results of operations. See "Risk Factors -- Government Regulation."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Private Notes were sold by Sparkling Spring on November 19, 1997 (the "Issue Date") to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes in the United States to QIBs, in reliance on Rule 144A and to a limited number of accredited investors (as defined in Rule 501(A)(1), (2), (3) or (7), and outside the United States in compliance with Regulation S under the Securities Act. As a condition to the sale of the Private Notes, Sparkling Spring, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Issue Date. Pursuant to the Registration Rights Agreement, each of Sparkling Spring and the Subsidiary Guarantors agreed that they would, at their cost, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, (i) prepare and, on or prior to 45 days after the Issue Date, file with the Commission a Registration Statement under the Securities Act with respect to the Exchange Offer, (ii) use their reasonable best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the Commission under the Securities Act on or prior to 150 days after the Issue Date, and (iii) commence the Exchange Offer and use their reasonable best efforts to issue, on or prior to 195 days after the Issue Date, the Exchange Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement is intended to satisfy certain of Sparkling Spring's and the Subsidiary Guarantors' obligations under the Registration Rights Agreement and the Purchase Agreement. See "-- Resale of the Exchange Notes."

     Pursuant to the Registration Rights Agreement, if (i), because of any change in law or in currently prevailing interpretations of the staff of the Commission, Sparkling Spring and the Subsidiary Guarantors are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 195 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request, or (iv) in the case of any holder of Private Notes that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of Sparkling Spring within the meaning of the Securities Act), then in each case, Sparkling Spring and the Subsidiary Guarantors will (x) promptly deliver to the holders of Private Notes and the Trustee under the Indenture written notice thereof and (y) at their sole expense, (a) file a shelf registration statement covering resales of the Private Notes (the "Shelf Registration Statement"), (b) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their reasonable best efforts to, subject to certain exceptions, keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time all of the applicable Private Notes have been sold thereunder. Pursuant to the Registration Rights Agreement, Sparkling Spring will, in the event that a Shelf Registration Statement is filed, provide to each holder of Private Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Private Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Private Notes. A holder of Private Notes that sells Private Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). Additional interest (the "Additional Interest") shall become payable by Sparkling Spring and the Subsidiary Guarantors in respect of the Private Notes:

          (i) if (A) neither the Registration Statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") nor the Shelf Registration Statement is filed with the Commission on or prior to the date required by the Registration Rights Agreement or (B) notwithstanding that Sparkling Spring and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, Sparkling Spring and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Private Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) the Exchange Offer Registration Statement is not declared effective within 150 days after the Issue Date or (B) notwithstanding that Sparkling Spring and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, Sparkling Spring and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 75th day following the date such Shelf Registration Statement was filed, then, commencing on the day after the date on which the applicable Registration Statement was required to be declared effective, Additional Interest shall accrue on the principal amount of the Private Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) Sparkling Spring and the Subsidiary Guarantors have not exchanged Exchange Notes for all Private Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date of this Prospectus or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than as permitted by the Registration Rights Agreement or after such time as all Private Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Private Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 46th day after such effective Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above (other than as permitted by the Registration Rights Agreement), such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Private Notes may not exceed at any one time in the aggregate 2.00% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Private Notes tendered (in the case of clause
(iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Private Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue and, in any case, such Additional Interest shall not be payable in respect of more than one of the preceding provisions at any one time.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and the Letter of Transmittal, Sparkling Spring will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

     Sparkling Spring will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Holders may tender some or all of their Private Notes pursuant to the Exchange Offer; provided, however, that Private Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange.

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except that the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Private Notes under the Registration Rights Agreement (or related rights to certain interest payments upon the failure of Sparkling Spring to fulfill certain conditions set forth in the Registration Rights Agreement), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace), and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series of Notes will be treated as a single class of debt securities under the Indenture. See "-- Resale of the Exchange Notes."

     Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Private Note surrendered in exchange therefor or (ii) if the Private Note is surrendered for exchange on a date in a period on or after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Private Notes, from the Issue Date.

     As of the date of this Prospectus, $100,000,000 aggregate principal amount of the Private Notes is outstanding, all of which is registered in the name of Cede & Co., as nominee of the Depositary. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of DTC or the Trustee under the Indenture may participate in the Exchange Offer. Solely for reasons of administration,
Sparkling Spring has fixed the close of business on                  , 1998 as
the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

     Holders of the Private Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Sparkling Spring intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

     Sparkling Spring shall be deemed to have accepted validly tendered Private Notes when, as and if Sparkling Spring has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from Sparkling Spring.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. Sparkling Spring will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; TERMINATION

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
                 , 1998, unless Sparkling Spring, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, Sparkling Spring will (i) notify the Exchange Agent of any extension by oral or written notice and (ii) will make a public announcement thereof (which shall include disclosure of the approximate number of Private Notes deposited to date), each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Sparkling Spring expressly reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer, (iii) if any conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied (or shall occur), to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (iv) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof. If the Exchange Offer is amended in a manner determined by Sparkling Spring to constitute a material change, Sparkling Spring will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of Private Notes, and Sparkling Spring will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to such registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period. The rights reserved by Sparkling Spring in this paragraph are in addition to Sparkling Spring's rights set forth below under the caption "-- Certain Conditions to the Exchange Offer."

     Without limiting the manner in which Sparkling Spring may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, Sparkling Spring shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     If Sparkling Spring extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing and exchanging the Exchange Notes for, any Private Notes, or is unable to accept for exchange of, or issue Exchange Notes for, any Private Notes pursuant to the Exchange Offer for any reason, then, without prejudice to Sparkling Spring's rights under the Exchange Offer, the Exchange Agent may, on behalf of Sparkling Spring, retain all Private Notes tendered, and such Private Notes may not be withdrawn except as otherwise provided below in "-- Withdrawal of Tenders." The adoption by Sparkling Spring of the right to delay acceptance for exchange of, or the issuance and the exchange of the Exchange Notes for, any Private Notes is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that Sparkling Spring pay the consideration offered or return the Private Notes deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the Exchange Offer.

RESALE OF THE EXCHANGE NOTES

     Sparkling Spring is making the Exchange Offer in reliance on the interpretations of the staff of the Commission as set forth in no-action letters issued to third parties unrelated to Sparkling Spring. However, Sparkling Spring has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters issued to such third parties. With respect to the Exchange Notes, based upon these interpretations by the staff of the Commission, Sparkling Spring believes that a holder (other than (i) any person who is an "affiliate" of Sparkling Spring within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that purchases Notes from Sparkling Spring to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) who exchanges Private Notes for Exchange Notes in the ordinary course of its business and is not engaging, and has no intention to engage, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission described above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. A broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must therefore deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such a broker-dealer for its own account, as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, Sparkling Spring has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 90 days after the Expiration Date. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and complied with. Sparkling Spring and the Subsidiary Guarantors have agreed, pursuant to the Registration Rights Agreement (subject to certain specified limitations set forth therein), to use their reasonable best efforts to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, or an Agent's Message (as defined below), together with the Private Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal or
(ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. The tender by a holder of Private Notes will constitute an agreement between such holder and Sparkling Spring in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such folders.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Private Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that Sparkling Spring may enforce such agreement against such participant.

     The method of delivery of Private Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Private Notes should be sent to Sparkling Spring. Only a holder of Private Notes may tender such Private Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Private Notes are registered on the books of Sparkling Spring or any other person who has obtained a properly completed stock power from the registered holder.

     Any beneficial holder whose Private Notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Private Notes tendered thereby, the signature must correspond with the name(s) written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in Depositary Trust Company (the "DTC"), the signature must correspond with the name as it appears on the security position listing as the holder of the Private Notes. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Notes are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Private Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Private Notes. If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Sparkling Spring, evidence satisfactory to Sparkling Spring of their authority to so act must be submitted with the Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Private Notes (or a timely confirmation received of a book-entry transfer of Private Notes into the Exchange Agent's account at DTC with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Private Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Private Notes (or a timely confirmation received of a book-entry transfer of Private Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Private Notes will be determined by Sparkling Spring in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes Sparkling Spring's acceptance of which would, in the opinion of Sparkling Spring or its counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as Sparkling Spring shall determine. Neither

Sparkling Spring, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Private Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Private Notes unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, Sparkling Spring reserves the right in its sole discretion to (i) purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Private Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Private Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "-- Exchange Agent," or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Private Notes shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis and deliver an Agent's Message, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Private Notes, the registration number or numbers of such Private Notes (if applicable), and the total principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Private Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Private Notes in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes, and that such holder is not a restricted holder.

     Private Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Private Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal or an Agent's Message and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Private Notes for exchange sells, assigns and transfers the Private Notes to the Exchange Agent, as agent of Sparkling Spring, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Private Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Private Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Private Notes, that the Exchange Agent, as agent of Sparkling Spring, will acquire good and unencumbered title to the tendered Private Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Private Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of Sparkling Spring. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by Sparkling Spring or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Private Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by Sparkling Spring. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"),
(ii) identify the Private Notes to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Private Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Private Notes to register the transfer of such Private Notes into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor and (v) if applicable because the Private Notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Sparkling Spring, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Any Private Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, Sparkling Spring shall not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes not theretofore accepted for exchange, and may terminate the Exchange Offer as provided herein before the acceptance of such Private Notes, if any of the following shall occur:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency which would be reasonably likely to materially impair the ability of Sparkling Spring to proceed with the Exchange Offer or there shall have occurred any material adverse development in any existing action or proceeding with respect to Sparkling Spring or any of its subsidiaries; or

     (b) the Exchange Offer shall violate any applicable law, rule, regulation or interpretation of the staff of the Commission; or

     (c) any governmental approval which Sparkling Spring shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall not have been obtained.

     If Sparkling Spring determines in its reasonable discretion that any of these conditions are not satisfied (or any of such events shall have occurred), Sparkling Spring may (i) refuse to accept any Private Notes and return all tendered Private Notes to the tendering holders and/or terminate the Exchange Offer, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Private Notes (see "-- Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Private Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, Sparkling Spring will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Private Notes, and Sparkling Spring will extend the Exchange Offer for a period of five to business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Holders may have certain rights and remedies against Sparkling Spring under the Registration Rights Agreement should Sparkling Spring fail to consummate the Exchange Offer, notwithstanding a failure of the conditions stated above. Such conditions are not intended to modify those rights or remedies in any respect.

     The foregoing conditions are for the sole benefit of Sparkling Spring and may be asserted by Sparkling Spring regardless of the circumstances giving rise to such condition or may be waived by Sparkling Spring in whole or in part at any time and from time to time in Sparkling Spring's reasonable discretion. The failure by Sparkling Spring at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

TERMINATION

     Notwithstanding any other term of the Exchange Offer, Sparkling Spring will not be required to accept for exchange any Private Notes not theretofore accepted for exchange, and may terminate the Exchange Offer if it determines that the Exchange Offer violates any applicable law or interpretation of the staff of the Commission.

     If Sparkling Spring determines that it may terminate the Exchange Offer, as set forth above, Sparkling Spring may (i) refuse to accept any Private Notes and return any Private Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Private Notes to withdraw their tendered Private Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Private Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, Sparkling

Spring will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Private Notes, and Sparkling Spring will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Private Notes, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     Bankers Trust Company, the trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                   By Mail:                            By Hand or Overnight Courier:
         BT Services Tennessee, Inc.                    BT Services Tennessee, Inc.
             Reorganization Unit                      Corporate Trust and Agency Group
               P.O. Box 292737                              Reorganization Unit
           Nashville, TN 37229-2737                       648 Grassmere Park Road
                                                            Nashville, TX 37211

                     Facsimile Transmission: (615) 835-3701
                      Confirm by Telephone: (615) 835-3572

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by Sparkling Spring. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of Sparkling Spring and its affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Private Notes and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by Sparkling Spring. The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Private Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Private Notes tendered, or if tendered Private Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the Registration Rights Agreement of holders of the Private Notes eligible to participate in the Exchange Offer (and all rights to receive Additional Interest as described under "-- Purpose of the Exchange Offer") will terminate upon consummation of the Exchange Offer except with respect to Sparkling Spring's continuing obligations (i) to indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities (including liabilities under the Securities Act), and (ii) for a period of up to 90 days after the Expiration Date, to use its reasonable best efforts to keep the Registration Statement effective and to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Notes received for its own account pursuant to the Exchange Offer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, Sparkling Spring has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Private Notes as reflected in Sparkling Spring's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                                  THE COMPANY

     The Company believes it is one of the world's largest providers of bottled water delivered directly to the residential and commercial markets. Presently, the Company believes it has the leading market share position in British Columbia and the Maritime Provinces of Canada, England and Scotland in the United Kingdom, and the State of Oregon in the United States. In addition, the Company believes it has the second largest market share in the State of Washington.

     Company sales by geographic market for each of the past three fiscal years are as follows:

                                              1994          1995           1996
                                           ----------    -----------    -----------
Canada...................................  $4,478,547    $ 5,061,581    $15,363,998
United Kingdom...........................   4,246,757     10,287,533     11,962,351
                                           ----------    -----------    -----------
                                           $8,725,306    $15,349,114    $27,326,349
                                           ==========    ===========    ===========

     The Company's strategy has been to achieve strong market positions in a number of attractive markets and thereby realize the operating leverage that can be obtained once a distribution system is established. The Company's primary focus is on the bottling and delivery of high quality drinking water in five-gallon and six-gallon bottles to homes and offices, and the rental of water coolers.

     The Company has grown through both strong internal growth and the execution of a proven acquisition strategy. The Company's revenue and EBITDA have increased from $3.8 million and $0.5 million, respectively, in 1992, to $27.3 million and $6.9 million, respectively, in 1996, representing a CAGR of 63.6% and 88.6%, respectively. On a pro forma basis, revenue and EBITDA for the nine months ended September 30, 1997 of $38.6 million and $10.5 million, respectively, increased by 9.4% and 32.6% compared to the prior year period, reflecting the significant internal growth of the Company's operations.

     The Company has been successful in the consolidation of the highly fragmented bottled water industry by executing a disciplined acquisition strategy. In addition, the Company has significantly improved the operations and profitability of each company it has acquired. For the four acquired companies for which the Company has comparable full-year pre-acquisition and post-acquisition data, revenue and EBITDA increased, on average, by 18.5% and 64.0%, respectively, in the first year after the acquisition. Management believes that it has realized similar improved performance in its other acquisitions for which post-acquisition information is available. Since January 1, 1997, the Company has completed nine acquisitions through which it entered the attractive U.S. bottled water market and expanded its leadership positions in Canada and the United Kingdom. See "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Audits and Results of Operations."

BUSINESS STRATEGY

     Bottled water continues to be the fastest growing segment of the beverage industry, growing at a CAGR of 10.5% since 1980 according to Beverage Marketing Corporation. Management believes this growth stems primarily from two sources:
(i) consumer dissatisfaction with tap water and (ii) increased consumer health consciousness resulting in the substitution of water for other less-healthy beverages. The Company expects to benefit from the growing demand for quality drinking water by increasing its installed base of water coolers, increasing the water and related products offered through its established distribution system, and continuing its consolidation efforts in the highly fragmented bottled water industry. In particular, the Company expects to continue to pursue the following four business strategies:

     Focus on the Water Cooler Segment Within the Growing "Alternative to Tap Water" Market. Management believes that the overall growth of the bottled water industry and the relatively low level of water cooler penetration in Canada and the U.K., in particular, will provide the Company with significant growth opportunities for the foreseeable future. The Company believes that health concerns and problems with the taste and odor of tap water have generated consumer demand for an "alternative to tap water," driving consumers to increasingly rely on bottled water and filtration systems in order to satisfy their drinking water needs. The Company intends to take advantage of this growth in demand by offering a premium product through multiple channels (i.e., direct delivery, retail and filtration systems), with a specific focus on the "direct delivery" water cooler segment.

     Management believes that the water cooler business enjoys higher margins, less competition and greater operating leverage than either the retail bottled water or the water filter businesses and that sales in this segment are generally less price sensitive than retail sales of bottled water because the customer is generally more concerned with service and convenience. In addition, there are incremental cost and inconvenience factors associated with switching suppliers. Furthermore, water cooler companies generally have lower advertising costs than companies pursuing retail sales of bottled water because consumers generally do not select a water cooler provider on the basis of brand name. Management believes the water cooler business is less competitive than other segments of the bottled water industry due to the relative capital intensity of the operations. Finally, the significant growth potential in the water cooler market and the low levels of water cooler penetration allow industry participants to focus on attracting new customers rather than on capturing market share from competitors.

     Leverage Existing Infrastructure. Due to the significantly fixed distribution system associated with the direct delivery of bottled water in a geographic area, additional operating leverage can be achieved by increasing route density through incremental market penetration. In addition to increasing the overall customer base, the Company expects to continue to benefit as per capita consumption is expected to climb with each existing customer consuming more water. Finally, the Company utilizes its route systems to offer products which are complementary to bottled water, including cups, cooler sanitation services, coffee and related products.

     In addition to benefiting from internal growth in its markets, the Company leverages its infrastructure with each acquisition in adjacent or overlapping territories. Specific operating initiatives employed by the Company typically include: (i) maximizing distribution route efficiencies, (ii) consolidating bottling facilities, (iii) eliminating duplicative administrative costs and (iv) utilizing favorable purchasing opportunities. The Company's existing infrastructure and scale of operations provide an attractive opportunity to continue to add incremental customers at a higher marginal profitability rate. The Company has achieved significant cost savings in its existing operations as reflected in the increase in its EBITDA margin from 14.3% in 1992 to 25.2% in 1996 and 28.7% in the nine months ended September 30, 1997.

     Pursue Strategic Acquisitions. The Company has pursued a disciplined acquisition strategy to create value by taking advantage of the consolidation of the highly fragmented bottled water industry. The Company has developed and implemented a "hub and spoke" approach to acquiring companies in new markets by identifying one of the largest bottled water companies as a platform acquisition, and complementing it with smaller fill-in acquisitions in neighboring or overlapping geographic territories. The Company is generally unwilling to enter a new market through an acquisition unless the company being acquired is both one of the market share leaders and provides the critical mass and local management talent necessary to act as a platform in that market. While the purchase price paid for a platform company is typically higher than that for a fill-in acquisition, the Company is able to reduce its average acquisition multiple by opportunistically acquiring "spoke" distribution routes at more attractive prices due to the limited strategic options available to these smaller operators. In addition to buying companies at lower multiples of EBITDA, management believes that it has been able to create value by improving the operations of acquired entities and by realizing operating synergies. The Company's recent acquisitions of Cullyspring and CSD demonstrate its plan to continue to expand in the U.S. Cullyspring is the second largest water cooler provider in Washington, and management believes it has the opportunity to enhance its market position through fill-in acquisitions. See "Recent Developments." The Company will continue to pursue strategic acquisitions, subject to their availability on favorable terms. Acquisitions by the

Company in its existing geographic markets are preferred, but acquisitions in other geographic markets will also be considered.

     Provide Outstanding Customer Service. The Company believes quality of service and reliability of delivery are and will continue to be the primary competitive factors in the water cooler business. The quality of service is measured by the Company's ability to: (i) reliably deliver bottled water on schedule, (ii) meet customer shortages with the quick delivery of refills, (iii) provide regular maintenance and sanitation of water coolers and (iv) effectively address any other needs of a customer. Management monitors on a monthly basis the Company's customer "churn" rate (its non-renewal rate with respect to its water cooler rental agreements) in an effort to continually enhance customer service. The Company's churn rate was approximately 2.0% per month in 1996 and 1.6% per month for the nine months ended September 30, 1997, which management believes is significantly lower than the industry average churn rate.

     Summary of Business Strategy. All four of the above business strategies are presently being pursued by the Company and will continue to be pursued for the foreseeable future. The Company believes that all four business strategies are important to its success, but that leveraging its existing infrastructure and focusing on the "Alternative to Tap Water" market are of the most significance.

INVESTMENT HIGHLIGHTS

     Attractive Industry Fundamentals. The Company believes that the "alternative to tap water" market represents an attractive industry opportunity due to the strong growth in demand for bottled water in the Company's primary markets and the ability to enhance profit margins as revenue grows. In the U.S., bottled water continues to be the fastest growing segment of the beverage industry, according to a study prepared by Beverage Marketing Corporation. Total bottled water consumption in the U.S. increased from 2.8 gallons per capita in 1980 to 11.7 gallons per capita in 1996. According to Zenith International Ltd., in the U. K., total bottled water consumption increased at a CAGR of 11.2% from 1990 to 1996, with annual consumption increasing from 1.9 gallons per capita in 1990 to 3.6 gallons per capita in 1996.

     Management believes the strong industry growth will continue to be driven by: (i) concerns related to the quality of tap water, (ii) trends in consumer selection of healthy products, (iii) taste preferences over tap water and other refreshment beverages and (iv) favorable demographics.

     Leading Market Share. The Company believes it holds leading market share positions in the water cooler markets which it serves. Based upon its own internal estimates, the Company believes it has approximately 45% market share in British Columbia, 70% in the Maritime Provinces, 22% in the United Kingdom, 40% in Oregon and 20% in Washington. The Company believes it is the market share leader in each of these markets, except in Washington where it believes it is the second largest provider. By virtue of its estimated leadership position in its markets, the Company benefits from several competitive advantages over smaller operators, including more efficient distribution operations, purchasing synergies, superior customer service and well-established infrastructure. Management believes the Company's leadership in each of its served markets creates a significant barrier to entry for prospective competitors.

     Significant Installed Cooler Base. The Company delivers bottled water to a significant installed base of approximately 115,000 water coolers in its served markets. Customers typically sign a one-year contract, providing the Company with a dual stream of relatively stable and recurring revenue from both a monthly cooler rental charge and the sale of bottled water. The Company believes that direct delivery water cooler companies enjoy several advantages over retailers of bottled water. Customers suffer both incremental cost and inconvenience if they choose to switch from one water cooler company to another. In addition, direct delivery water cooler operators such as the Company have made significant capital investments in inventories of water coolers and bottles, a truck fleet and bottling facilities. Management believes the capital intensity of the water cooler business provides a second significant barrier to entry.

     Proven Beverage Industry Consolidation Track Record. The Company has a successful record of completing and integrating acquisitions, having made 14 acquisitions since 1993. These acquisitions have enabled the Company to rapidly expand into attractive markets and increase production capacity. In addition to completing the acquisitions of fast-growing bottled water companies at what it believes to be attractive purchase price multiples, management has dramatically improved the operations and profitability of each acquired company. For the four acquired companies for which the Company has comparable full-year pre-acquisition and post-acquisition data, revenues and EBITDA increased, on average, by 18.5% and 64.0%, respectively, in the first year after the acquisition. Management believes its reputation as a proven and well-capitalized industry consolidator facilitates its access to additional acquisition candidates and generates unsolicited offers from prospective sellers.

     Experienced Management Team with Significant Equity Ownership. The Company is led by an experienced senior management team whose members average more than 13 years in the beverage industry. A trust for the benefit of G. John Krediet, the Chairman of Sparkling Spring, and his children owns 50.9% of the Common Stock of Sparkling Spring (after giving effect to the Reorganization). Mr. Krediet successfully executed a consolidation of Canadian Pepsi-Cola bottlers and, together with Stephen L. Larson, identified the bottled water consolidation opportunity. Stephen L. Larson, Vice Chairman and chief financial officer of Sparkling Spring, has led the Company's successful acquisition strategy. In addition to identifying new acquisition targets, Mr. Larson has been responsible for the negotiation, financing, consummation and integration of each of the Company's acquisitions. Stewart E. Allen, President of Sparkling Spring, has managed the operations of the business focusing on profitably increasing the penetration levels in each of its markets. The senior management team is strongly motivated through its equity ownership of 63.9% of the Common Stock of Sparkling Spring (including shares beneficially owned by a trust for the benefit of the family of one senior manager), after giving effect to the Reorganization. Management has successfully consolidated both water cooler companies and Pepsi-Cola bottlers, and has consistently demonstrated an ability to achieve strong internal growth and to identify, acquire, integrate and improve the performance of acquired companies. Effective April 3, 1998, Stephen L. Larson, will resign from his positions as an officer of Sparkling Spring and as an officer and director of each of its subsidiaries to pursue other business interest. Mr. Larson will continue to serve as a director of Sparkling Spring. Kent Dillon Schickli will replace Mr. Larson as chief financial officer of Sparkling Spring effective April 3, 1998. See "Management."

     Strong Financial Performance. The success of the Company's operating strategy is evidenced by its growth in revenue and EBITDA over the past five years. Revenue increased at a CAGR of 63.6% from $3.8 million in 1992 to $27.3 million in 1996. Over the same period, EBITDA increased at a CAGR of 88.6% from $0.5 million to $6.9 million, with EBITDA margins increasing from 14.3% to 25.2%. In addition to expansion through acquisitions, the Company's operations exhibit significant internal growth. On a pro forma basis, revenue and EBITDA of $38.6 million and $10.5 million, respectively, increased 9.4% and 32.6%, respectively, in the nine months ended September 30, 1997 over the comparable period in the prior year.

     The principal executive offices of Sparkling Spring are located at 19 Fielding Avenue, Dartmouth, Nova Scotia, Canada B3B-1C9, and its telephone number at that address is (902) 468-8430. The Company also maintains executive offices in the U.S. at One Landmark Square, Stamford, CT 06901, and its telephone number at that address is (203) 325-0077.

HISTORY

     SSWL, a wholly-owned subsidiary of Sparkling Spring, was founded in 1971 in Halifax, Nova Scotia to operate in the bottled water industry. In 1988, a controlling interest in the Company was acquired by MBL, a Pepsi-Cola bottler, which was managed by G. John Krediet and Stephen L. Larson, principals of CFCC. When MBL sold its soft drink bottling holdings to Pepsi-Cola Canada Limited in 1992, Messrs. Krediet and Larson retained their ownership of SSWL. Recognizing the growth opportunities in the bottled water industry, Messrs. Krediet and Larson identified SSWL as their platform for consolidation and recruited Stewart E. Allen from MBL to manage the day-to-day operations of the Company. Messrs. Krediet, Larson and Allen have managed the Company since late 1992, when they began to grow the water cooler business in Nova Scotia and New Brunswick. Since 1993, the Company has successfully completed 14 acquisitions. These acquisitions have enabled the Company to rapidly expand into attractive markets and increase production capacity. Additionally, the management team has been responsible for introducing new investors to the Company, including Clairvest and certain members of the MacMillan family.

     In connection with the Offering, Sparkling Spring was formed as a holding company and the shareholders of SSWL received either an equivalent number of shares of Common Stock of Sparkling Spring or a combination of Common Stock and cash. The total cash payments to shareholders of SSWL in connection with the Reorganization, including Gaspar, Clairvest and certain directors and executive officers of the Company, were funded with a portion of the net proceeds to the Company from the Offering. In addition, in connection with the Reorganization and the Offering, the Company sold shares of Common Stock to certain members of management for aggregate gross proceeds to the Company of approximately $262,000. See "Capitalization" and "Certain Relationships and Related Transactions -- Reaquisitions."

RECENT DEVELOPMENTS

     On October 23, 1997, the Company acquired all of the issued and outstanding shares of capital stock of Cullyspring for $7.0 million, including transaction expenses. Cullyspring is a Seattle-based bottled water company focusing on the direct delivery of five-gallon containers to homes and offices, and the rental of water coolers. On February 24, 1998, Sparkling Spring Water Limited, a wholly-owned subsidiary of Sparkling Spring, purchased all of the outstanding capital stock of Coastal Mountain Water Corp. for approximately $4.2 million. Coastal is based in Vancouver and focuses on the direct delivery of eighteen litre containers of water to residential and commercial customers and the rental of water coolers.

     These acquisitions represent a continuation of the Company's consolidation activities in the attractive Pacific Northwest market. In this market, the Company now services territories from Eugene, Oregon through British Columbia, with primary markets in Portland, Oregon; Seattle, Washington; and Vancouver, British Columbia.

     Effective April 3, 1998, Stephen L. Larson, the Vice Chairman of the Board of Directors and Chief Financial Officer of Sparkling Spring, will resign from his positions as an officer of Sparkling Spring and as an officer and director of each of its subsidiaries to pursue other business interests. Mr. Larson will continue to serve as a director of Sparkling Spring. Kent Dillon Schickli will replace Mr. Larson as Chief Financial Officer effective April 3, 1998. See "Management."

INDUSTRY OVERVIEW

     Bottled water continues to be one of the fastest growing segments of the U.S. beverage industry for the past ten years, generating $3.6 billion of sales in 1996. According to Beverage Marketing Corporation, the U.S. bottled water market experienced a CAGR of 8.5% from 1986 to 1996, and is projected to grow at a slightly lower CAGR of 7.3% between 1996 and 2001. Bottled water volume in the U.S. increased from 629.7 million gallons in 1980 to 3.1 billion gallons in 1996, and is projected to reach 4.4 billion gallons in 2001. Furthermore, per capita bottled water consumption quadrupled from 1980 to 1996 with annual consumption in the U.S. increasing from 2.8 gallons per capita in 1980 to 11.7 gallons per capita in 1996. The projected per capita consumption is expected to reach 15.8 gallons in the U.S. by the year 2001. The water cooler segment generated approximately $1.2 billion of sales in 1996 or 1.2 billion gallons, representing 38.5% of the total U.S. bottled water market. The U.S. water cooler market experienced a CAGR of 3.9% between 1990 and 1996, and is projected to grow at an annual rate of 6.5% from 1996 to 2001, reaching 1.6 billion gallons by 2001.

     According to Zenith International Ltd., the bottled water market in the U.K. generated L400.0 million of sales in 1996, experienced a CAGR of 11.6% from 1990 to 1996, and is projected to grow at an annual rate of 9.0% between 1996 and 2000. Bottled water volume has increased from 111.0 million gallons in 1990 to approximately 214.0 million gallons in 1996 and is projected to reach 302.0 million gallons by the year 2000. Annual consumption of bottled water in the U.K. has increased from 1.9 gallons per capita in 1990 to 3.6 gallons per capita in 1996 and is projected to grow to 5.1 gallons per capita by 2000. The water cooler segment generated approximately L65.0 million or 25.1 million gallons, representing 11.7% of the total U.K. bottled water market in 1996, increasing from 3.5% in 1990. In addition, the U.K. water cooler market experienced a CAGR of 36.8% between 1990 and 1996, and is projected to grow at a CAGR of 13.9% from 1996 to 2000, reaching 42.3 million gallons by the year 2000.

     Management believes the strong industry growth has been and will continue to be driven by: (i) concerns related to the quality of tap water sources, (ii) consumer preferences for healthy products, (iii) taste preferences over tap water and other refreshment beverages and (iv) favorable demographics.

     Tap Water Concerns. The aging of the tap water supply infrastructure and the high cost of adequately maintaining or replacing existing water delivery systems have resulted in an increase of tap water contamination incidences in recent years. Consequently, there has been a decrease in consumers' confidence in the quality of tap water, accompanied by an increase in consumption of bottled water. Management believes that this trend will continue.

     Healthy Products. There is a movement toward a healthier lifestyle and the consumption of healthy products. Within the "healthy products" segment, clear or natural colored products are experiencing significant growth. Bottled water is perceived as a product with strong health and fitness appeal.

     Taste Preferences. The taste of tap water is affected by cleaning substances used to filter water. The products used to sterilize tap water, such as chlorine, are safe but often produce an undesirable after-taste and, consequently, many people prefer to drink bottled water.

     Favorable Demographics. Consumption of bottled water is much more prevalent among younger consumers. According to Beverage Marketing Corporation, adults between the ages of 25 and 34 comprise the demographic group most likely to consume bottled water. The Company believes that, as younger consumers age and their purchasing power increases, sales of bottled water will continue to grow.

     The bottled water industry is highly fragmented in North America. The bottled water market is comprised of approximately 2,500 companies generating approximately $4.0 billion of sales. Of these companies, the five largest companies account for approximately 55% of the total market, with the remainder comprised of hundreds of small regional companies. Management believes that the industry will continue to consolidate as (i) operating leverage of the larger companies makes the smaller companies uncompetitive, (ii) succession issues at many smaller, family owned companies lead a number of independent companies to exit the industry, and (iii) pressure to meet improving water quality standards eliminates low quality producers.

     The Company believes that the competitive structure of the water cooler segment favors a larger operator with a successful consolidation track record. As a market leader in each of its geographic markets, the Company believes that it is well-positioned to benefit from the growth and consolidation trends in the industry.

BUSINESS AND PRODUCTS

     The Company generated approximately 88.4% of its 1996 revenue from the sale of bottled water products for water coolers and the rental of water coolers. The remaining 11.6% of revenue in 1996 was generated from related activities including the sale of paper cups, coffee, water filtration devices and water through vending machines. In addition, the Company provides cooler sanitation services and bottles water for independent beverage companies and supermarkets.

     Bottled Water. The Company generated approximately 61.5% of its 1996 revenue from the sale of bottled water used in water coolers. Bottled water for water coolers is primarily sold in two sizes: a five-gallon (19 liter) bottle and a six-gallon (22 liter) bottle. In each market, a smaller package exists for residential customers who may not be capable of lifting the five- or six-gallon product or who may have storage constraints. The Company offers water bottles in plastic packaging that facilitates storage, and has non-spill caps. While its pricing varies from market to market and the Company frequently offers promotional discounts in certain markets, the Company charges on average approximately $7 for a five-gallon bottle of water.

     The Company primarily markets four types of water: spring, premium drinking, steam-distilled, and fluoridated. The sale of steam-distilled water and fluoridated water accounted for less than 1.0% of the Company's revenue in 1996. Descriptions of each type of water follow:

     Spring Water. Water, which has been naturally filtered by its passage through various geological layers, is drawn from a protected underground reservoir called an aquifer. It can then be either bottled at the source or transported in stainless steel tankers to a more strategically located bottling facility.

     Before bottling, spring water is passed through a micron filter which removes sediment while retaining the natural mineral content of the water. The water is then purified through an industry standard purification process known as ozonation. This sterilization process is over 400 times more effective than chlorination and does not leave a residual taste.

     Premium Drinking Water. This water is drawn from local municipal sources. It is passed through a series of carbon and sand filters, processed by either reverse osmosis or deionization, ozonated and then bottled. Premium drinking water has 99.9% of all impurities removed from it, including its natural mineral content.

     Steam-Distilled Water. This water can be obtained from either a spring or municipal source. The water is then converted to steam. Once the steam condenses it is then ozonated and bottled. Steam-distilled water is similar to premium drinking water since it has 99.9% of all impurities removed.

     Fluoridated Water. Fluoridated water is premium drinking water that has one part per million of fluoride added. It is a niche market product that appeals to families with young children.

     The following table summarizes the Company's operations in its existing markets:

     REGION          PRINCIPAL PRODUCTS           BRAND NAMES
     ------          ------------------           -----------
British Columbia   Premium Drinking Water  Canadian Springs
                   Premium Drinking Water  Water Jug
                   Spring Water            Withey's Canadian Springs
Maritime
  Provinces        Spring Water            Sparkling Springs
United Kingdom     Spring Water            Nature Springs
                   Spring Water            Galloway
                   Spring Water            Water At Work
United States      Premium Drinking Water  Crystal Springs
                   Premium Drinking Water  Mountain Fresh
                   Premium Drinking Water  Cullyspring

     Water Coolers. The Company generated approximately 26.9% of its revenue in 1996 from the rental of water coolers. The Company enjoys a significant installed base of approximately 115,000 water coolers in its served markets. Customers typically sign a one-year contract, providing the Company with a dual stream of relatively stable and recurring revenue from both a monthly cooler rental charge and the sale of bottled water. In addition, the Company's large installed customer base creates operating efficiencies by supporting a level of infrastructure that can be leveraged to support incremental cooler installations at an attractive marginal profitability rate. While its pricing varies from market to market and depends on the water cooler selected by the customer, the Company's current average monthly rental charge for its coolers is approximately $11.

     The following table presents management estimates of certain information relating to the Company's installed cooler base as of September 30, 1997, after giving effect to the acquisition of Cullyspring:

                               BRITISH COLUMBIA   MARITIME PROVINCES   UNITED KINGDOM   UNITED STATES
                               ----------------   ------------------   --------------   -------------
Number of Installed Coolers      54,596             14,436               25,906          20,033
% Residential Customers            65%                52%                  2%              35%
% Commercial Customers             35%                48%                 98%              65%

     The Company purchases its water coolers from one of three preferred suppliers and maintains a stock of spare parts at delivery depots. The Company strips down, cleans, and redeploys returned water coolers prior to all new installations. The Company's average cost per water cooler is approximately $150, and the Company estimates that the average life of a water cooler is ten years. The typical pay back period on a water cooler investment (assuming only rental revenue) is approximately 15 months. In the event of termination of the rental agreement, water coolers can be readily redeployed at a relatively low cost to the Company. In addition, in certain markets the Company charges a water cooler collection fee when a customer opts to discontinue purchasing water. The Company believes that it could support an additional 20,000 coolers without a significant increase to its overhead costs.

     Other. The remaining 11.6% of the Company's 1996 revenue was generated through the sale of bottled water in retail sizes, the sale of paper cups, cooler sanitation services, coffee delivery, the sale of water filtration devices and the sale of water through vending machines. The Company has a number of bottling contracts, including Sobey's Own brand spring water and Pepsi-Cola's Aquafina brand, as well as bottling contracts with supermarkets such as Fred Meyer, Inc. and Safeway, Inc.

THE BOTTLING PROCESS

     The Company draws its spring water from local sources. The spring water is bottled at the source, in the case of the Maritime Provinces, or transported to a Company bottling facility by stainless steel tanker in other locations. Prior to final bottling, the spring water is filtered and ozonated. Ozonation is a process whereby impurities not removed through ordinary filtration are removed through the injection of oxygen. The process involves a special form of oxygen, ozone, which is the strongest disinfectant and oxidizing agent available for water treatment. The added oxygen quickly dissipates and results in tasteless and odorless purification as compared to chlorination. This process is designed to prevent bacteria and other contaminants from being transferred from the spring or the tanker to the finished product.

     In addition to spring water, the Company also produces premium drinking water. The Company accesses local, publicly-available water supplies and processes and purifies the product through reverse osmosis to remove chlorine and other chemicals frequently found in tap water. The product then goes through the ozonation process prior to bottling as premium drinking water.

     The Company has ten bottling facilities located throughout British Columbia, the Maritime Provinces of Canada, England, Scotland and the Pacific Northwestern United States.

     British Columbia. The Company operates four bottling facilities located in Vancouver, Victoria, Kamloops and Prince George, British Columbia. The Vancouver and Prince George facilities produce both premium drinking water and spring water. The Company transports the spring water from sources located in the Coastal Mountains pursuant to a non-exclusive contract without a fixed term. The bottling line in Victoria is capable of producing both spring water and premium drinking water but currently only produces premium drinking water.

     Maritime Provinces. The Company's bottling line is located in Valley, Nova Scotia, which is also the site of a spring owned by the Company. Water is bottled at the source, processed and distributed to the Company's four depots and distributors in Nova Scotia, New Brunswick and Prince Edward Island.

     England. The Company operates its bottling operations in a newly-constructed production facility, adjacent to its largest distribution depot, in Buckinghamshire, England. Completed in January 1997, the cost of construction of the new facility was $1.3 million. The new high speed bottling line installed at the facility is expected to generate significant cost savings in the future. Spring water is purchased from various sources and transported to the bottling line for processing.

     Scotland. The Company operates a bottling line which processes water drawn from a 100-year old well in Dumfries, Scotland. The water is processed and bottled in a bottling line operated by Natural Water Ltd., a wholly-owned subsidiary of Sparkling Spring.

     United States. From its Portland, Oregon facilities, the Company processes premium drinking water, as well as spring water shipped from a source in the Cascade Mountains pursuant to a non-exclusive contract without a fixed term. From its Seattle, Washington facility, the Company processes premium drinking water.

     The following table provides certain information regarding the Company's bottling facilities:

          LOCATION                     TYPE OF WATER                 BOTTLING CAPACITY
          --------                     -------------                 -----------------
Vancouver, British              Premium Drinking                490 bottles per hour
  Columbia                      Spring
Victoria, British               Premium Drinking                225 bottles per hour
  Columbia
Kamloops, British               Premium Drinking                300 bottles per hour
  Columbia
Prince George, British          Premium Drinking                125 bottles per hour
  Columbia                      Spring
Valley, Nova Scotia             Spring                          485 bottles per hour
Buckinghamshire, England        Spring                          1,250 bottles per hour
Glasgow, Scotland               Spring                          200 bottles per hour
Portland, Oregon                Premium Drinking                300 bottles per hour
                                Spring                          450 bottles per hour
Seattle, Washington             Premium Drinking                425 bottles per hour

SEASONALITY

     Bottled water sales have been subject to seasonal variations with decreased sales during cold weather months and increased sales during warm weather months. Water cooler rentals are typically paid monthly and mitigate the seasonal effect of water sales.

CUSTOMERS

     The Company has grown from an installed base of approximately 8,000 water coolers in 1991 to an installed base of approximately 115,000 water coolers as of September 30, 1997 (after giving effect to the acquisition of Cullyspring). Customers typically sign a one-year contract providing the Company with a dual stream of relatively stable and recurring revenue from both a monthly cooler rental charge and the sale of bottled water. No customer accounted for more than 1.0% of the Company's revenue in 1996 or in the nine months ended September 30, 1997. Approximately 65% of the Company's revenue in 1996 was derived from sales to commercial establishments, with the balance attributable to residential customers. Substantially all of the Company's U.K. customers are commercial establishments. The Company's commercial customers include not only large established businesses, but also smaller regional and local shops, offices, warehouses and production facilities. The Company's customers include British Rail, British Telecom, the Bank of Scotland, Heathrow Airport, National Westminster Bank, the Canadian Department of National Defense, Nike, Toronto Dominion Bank and the Canadian Pacific Railway. Management believes that the diversity of its customer base protects the Company from reliance on any one customer or a particular industry segment. In addition, the Company has a number of bottling contracts with independent beverage companies, including Sobey's and Pepsi-Cola, as well as with supermarkets such as Fred Meyer, Inc. and Safeway, Inc.

SALES AND MARKETING

     The Company markets its products principally through yellow page advertisements, newspaper advertisements, mall shows, coupons, product sponsorship programs, direct mail, radio commercials and various referral programs which are supported by the efforts of approximately 75 salaried sales and marketing personnel. Almost half of the Company's new customers are derived from incoming telephone calls resulting from yellow page advertisements, the key advertising vehicle for the Company. To supplement this effort, the Company's marketing team solicits potential new customers in specific geographical areas in which the Company desires to increase the density of existing routes or in which it desires to establish new routes. A potential new customer may be offered various introductory promotions including a free trial offer. The Company's marketing activity emphasizes the benefits of bottled water, the convenience of a water cooler as well as the associated regular delivery of bottled water and, to a lesser extent, the creation of brand awareness.

     An important part of the Company's sales, marketing and customer service strategy is its focus on retaining customers. The Company experienced a relatively low churn rate of its water cooler rental agreements of 2.0% per month in 1996, which management believes is significantly lower than the industry average. The Company has also generally lowered the churn rate of the businesses it has acquired. Its primary strategy for minimizing its churn rate is a focus on outstanding customer service. In addition, the Company employs certain strategies to retain customers who indicate they wish to discontinue receiving bottled water. Customer service representatives are compensated for the customers they help to retain.

DISTRIBUTION

     As of September 30, 1997, the Company owned or leased approximately 100 trucks and employed 190 people in its distribution operations. The average cost per new truck is approximately $80,000, and the Company generally delivers to neighborhoods within a ninety minute drive from its distribution centers. Each truck has a useful life of 7 to 12 years and can hold 120 to 300 five- or six-gallon bottles. The Company's drivers are generally paid on a per-delivered-bottle basis, promoting efficiency and higher utilization of the delivery trucks. On average, a truck driver services approximately 1,000 customers. The average customer typically receives delivery once every two weeks. In addition, the Company's drivers actively generate sales and are compensated for each new customer contract they originate.

     Management believes that one of the most important success factors in the delivered bottled water business is delivery route efficiency. Route efficiency is the critical cost factor in the water cooler business, as the average cost of local delivery per bottle is over four times the cost of preparing one bottle for distribution. However, the marginal distribution cost of an additional bottle on an existing route is relatively low.

ACQUISITION STRATEGY

     The Company has successfully pursued a disciplined acquisition strategy to create value by actively participating in the consolidation of the highly fragmented bottled water industry. The

Company perceives two separate segments in its acquisition strategy: larger entities with more sophisticated management and financing alternatives, or "platforms," and smaller, less sophisticated entities known as "fill-ins" or "spokes" which can be consolidated with platforms. Accordingly, the Company's approach to acquiring companies in new markets is to identify one of the largest bottled water companies in a market as a platform acquisition, and complement it with smaller fill-in acquisitions in neighboring or overlapping geographic territories. The Company is generally unwilling to enter a new market through acquisition unless the company being acquired is both one of the market share leaders and provides the critical mass necessary to act as a platform in that market. The acquisition of Cullyspring as a platform is an example of this strategy. While the purchase price paid for a platform company is higher than that for a fill-in acquisition, the Company believes it is able to reduce its average acquisition multiple by opportunistically acquiring the "spoke" distribution routes at more attractive prices due to the limited strategic options available to these smaller operators. In addition to buying companies at relatively low multiples of EBITDA, management has been able to create value by improving the operations of acquired entities and realizing operating synergies. The Company anticipates that, for the foreseeable future, attractive acquisition opportunities will exist both in the U.S. and in the other markets served by the Company. The Company also expects that more acquisition opportunities will exist in the U.S. than elsewhere. See "Risk Factors -- Dependence on Financing for Expansion; Acquisition Strategy."

     Platform Acquisitions. The Company faces more competition in the marketplace for platform acquisitions resulting in the necessity to pay relatively high multiples of pre-acquisition EBITDA. The Company believes that its size, management infrastructure and ability to consummate future "spoke" acquisitions enable it to significantly reduce the purchase price multiple on a post-acquisition EBITDA basis. For the four acquired companies for which the Company has comparable full-year pre-acquisition and post-acquisition data, revenue and EBITDA increased, on average, by 18.5% and 64.0%, respectively, in the first year after the acquisition. As a large buyer of water coolers, water bottles and delivery trucks, the Company can factor into its acquisition valuations significant purchasing cost savings. Additionally, its management infrastructure can be leveraged to run a substantially larger organization, thereby resulting in significant general and administrative cost savings. Finally, the Company eliminates the significant cash and non-cash compensation paid to the owner/operators of the companies it acquires. As noted above, the Company seeks to purchase the leader in each market it enters, although in certain markets it has acquired the second largest bottled water company where it has seen opportunities to make further consolidating acquisitions.

     The market for smaller acquisitions is significantly less competitive than the market for larger acquisitions. Smaller acquisitions are typically not brokered (i.e. auctioned) transactions, and to date the Company has sourced 10 of its 12 acquisitions on a privately negotiated basis.

     Fill-in Acquisitions. Smaller fill-in acquisitions are consolidated with larger platform acquisitions to achieve the following cost savings and synergies:

     - Decreased operating costs through elimination of duplicative administrative costs.

     - Decreased production and distribution costs through integration with a larger, geographically adjacent entity, and the resulting achievement of greater delivery route density.

     - Decreased purchasing costs through realization of economies of scale.

     - Improved management control through centralized accounting and reporting systems.

     - Improved marketing efficiency.

     The Company seeks to increase the sales and profitability of acquired companies by implementing the Company's sales and delivery programs and by improving operating efficiencies of the acquired businesses. Consistent with the Company's management approach, integration of a platform acquisition involves creating a new division. The Company centralizes many of the acquired company's functions including purchasing, accounting, benefits, sales and marketing programs and general administrative functions. Integration of a fill-in acquisition generally involves a fundamental change in the operations of the acquired company, including the consolidation of its distribution and production operations to maximize operating efficiencies.

ACQUISITIONS

     The Company has expanded its operations through a number of acquisitions designed to consolidate existing markets or enter new markets. The Company has been successful in integrating acquired companies into its existing operations and increasing the profitability of acquired companies through the elimination of duplicative overhead functions, realization of operating and purchasing efficiencies and implementation of the Company's management systems. As a result of these acquisitions, the Company has expanded its leadership position in Canada, entered the attractive U.S. water cooler market and further bolstered its leading presence in the U.K.

     On April 14, 1993, the Company acquired Crystal Springs Limited ("CSL"). CSL served the Cape Breton, Nova Scotia bottled water and cooler rental market. CSL was subsequently merged into SSWL.

     On June 8, 1994, the Company acquired the water cooler division of Buxton Mineral Water Company Limited through Sparkling Spring Water (UK) Limited ("SSWUK"), a wholly-owned subsidiary of SSWL. The water cooler industry in the U.K. was identified as being much less developed than the North American market and, thus, having a significant growth potential.

     On April 24, 1995, the Company acquired Aquaporte (UK) Limited ("Aquaporte UK"). Aquaporte UK had a predominantly London-based customer list and a depot close to central London. The operation was merged with SSWUK and the combined businesses became the largest water cooler company serving the commercial market in the U.K.

     On January 17, 1996, the Company acquired Canadian Springs Water Company Ltd. ("Canadian Springs"). Canadian Springs is the leading home and office water cooler company in British Columbia, with operations in Vancouver, Victoria, Kelowna and Nanaimo. The acquisition served to consolidate the Company's position in Canada while providing it with access to the fastest growing bottled water market in Canada.

     On May 9, 1996, the Company acquired Water Jug Enterprises Limited ("Water Jug"). Water Jug, which serves the Kamloops area in British Columbia, has further solidified the Company's market position in British Columbia.

     On January 2, 1997, the Company acquired D & D and Company, Inc., doing business as Mountain Fresh Bottled Water Co. ("Mountain Fresh"). Mountain Fresh is headquartered in Portland, Oregon, and held the number three position in the Oregon market. The acquisition of Mountain Fresh was designed to fulfill the Company's strategic objective of establishing a platform company in the U.S. market. The Company believes that the Portland market represents an attractive water cooler market, sharing many of the same characteristics as the British Columbia market, where the Company has extensive operations. The Company believes that this market is experiencing strong economic growth, has strong consumer awareness about drinking water and has experienced difficulties with respect to the quality of its municipal water supply. Mountain Fresh is operated as a small hub and will benefit from its proximity to the Company's Vancouver, British Columbia operations.

     On January 28, 1997, the Company acquired Withey's Water Softening & Purification Limited ("Withey's Water"). Withey's Water is headquartered in Prince George, British Columbia, and is the dominant supplier of bottled water and filtration systems in the rural market of upper British Columbia. Withey's Water represents a fill-in acquisition, strengthening the Company's already leading presence in the home and office water cooler market in British Columbia.

     On January 30, 1997, the Company acquired High Valley Water Limited ("High Valley"). High Valley is headquartered in Kelowna, British Columbia and is comprised of four bottled water distributors.

     On February 5, 1997, the Company acquired Water At Work Limited ("Water at Work"). Water at Work is headquartered in Glasgow, Scotland, and is Scotland's largest water cooler company and the fourth largest in the U.K., serving both the Glasgow and Edinburgh markets. The acquisition of Water At Work further bolsters the Company's leadership position in the U.K. market and establishes its leading presence in the attractive Scottish market.

     On June 4, 1997, the Company acquired the water cooler operations of Soja Enterprises, Inc. ("Soja"). Soja serves the commercial community of Portland, Oregon.

     On June 23, 1997, the Company acquired Crystal Springs Bottled Water Co., Inc. ("Crystal Springs"). Crystal Springs is the second largest five-gallon distributor serving Oregon and is based in Portland. This acquisition provided the Company with greater route density in its established Portland market.

     On October 23, 1997, the Company acquired Cullyspring. Cullyspring is a Seattle-based bottled water company focusing on the direct delivery of five-gallon containers to homes and offices and the rental of water coolers. See "The Company -- Recent Developments."

     On December 17, 1997, Crystal Springs of Seattle, Inc., a wholly-owned subsidiary of Sparkling Spring, purchased all of the outstanding capital stock of Crystal Springs Drinking Water, Inc. ("CSD") is a Seattle-based bottled water company focusing on the direct delivery of five-gallon containers to homes and offices and the rental of water coolers.

     On February 24, 1998, Sparkling Spring Water Limited, a wholly-owned subsidiary of Sparkling Spring, purchased all of the outstanding capital stock of Coastal Mountain Water Corp. Coastal is based in Vancouver and focuses on the direct delivery of eighteen litre containers of water to residential and commercial customers and the rental of water coolers.

COMPETITION

     The Company competes in the "alternative to tap water" market in two areas. First, it competes directly with other home and office delivery bottled water companies in its geographic markets. This segment is highly fragmented with the vast majority of the companies being operated as small entrepreneurial and family-owned businesses. The Company believes it has a leading market share position in England and Scotland in the U.K., British Columbia and the Maritime Provinces of Canada, and Oregon in the U.S. Furthermore, management believes it has a second market share position in the state of Washington. Management believes that its access to capital, professional management, and sophisticated reporting and accounting systems are equal to or greater than those of its local competitors in these markets. The Company believes quality of service and reliability of delivery are the primary competitive factors in the water cooler business. Additionally, the Company believes that the capital intensity of its operations creates significant barriers to entry.

     The Company also competes indirectly with companies that distribute water through retail stores and vending machines. Management believes that the competitive advantage of water coolers over these alternative distribution channels is primarily based on the convenience of home or office delivery and, to a lesser extent, price. Similarly, the Company competes with providers of on-premises water filtration systems, including systems distributed through retail outlets, which the Company believes are aimed at less affluent consumers. In certain markets the Company itself markets and provides on-premises water filtration systems.

     The "alternative to tap water" industry also includes a number of well-established, well-capitalized companies, most of which do not currently compete directly in the Company's markets. These include Nestle S.A., which owns Perrier and the Perrier Group of America. Perrier Group of

America operates the Arrowhead, Poland Spring, Zephyrills, Ozarka, Oasis and Great Bear brands. Suntory owns Belmont Springs, Hinkley & Schmitt, Crystal, Kentwood, and Polar. BSN Group owns the Evian and Dannon brands and also operates the Crystal Spring (Toronto), Spring Valley, and Laurentian businesses. McKesson Corporation operates the Sparkletts business. Ionics Incorporated operates the Aquacool businesses. In addition, United States Filter Corp. and Culligan Water Technologies Inc. compete in the water filtration segment.

PROPERTIES

     The Company maintains its corporate headquarters in Dartmouth, Nova Scotia. The following table sets forth certain information relating to each of the Company's facilities:

                                  SIZE                                        OWNED/        LEASE
           LOCATION              SQ. FT.               PURPOSE                LEASED     EXPIRATION
           --------              -------               -------                ------     ----------
CANADA:
Dartmouth, Nova Scotia           14,000   Corporate Headquarters,             Leased      June 2002
                                            Distribution
Valley, Nova Scotia              14,500   Bottling, Distribution              Owned          N/A
Sydney, Nova Scotia               4,500   Offices, Distribution               Leased      June 1998
Moncton, New Brunswick            3,700   Offices, Distribution               Leased      May 1998
Saint John, New Brunswick         4,300   Offices, Distribution               Leased      Oct. 1998
Vancouver, British Columbia      19,600   Offices, Bottling, Distribution     Leased      Feb. 1998
Victoria, British Columbia        7,250   Offices, Bottling, Distribution     Leased      July 1998
Nanaimo, British Columbia         1,300   Distribution                        Leased      May 1998
Kamloops, British Columbia        4,000   Offices, Bottling, Distribution     Leased      May 2000
Prince George, British Columbia   7,000   Bottling, Distribution              Leased      June 2002

UNITED KINGDOM:
Tewkesbury, England               8,600   Offices, Distribution               Leased      Apr. 2008
High Wycombe, England            18,000   Offices, Distribution               Leased      Dec. 2006
High Wycombe, England            18,000   Bottling                            Leased      Dec. 2006
Arklo Road, England               8,000   Offices, Distribution               Leased      Mar. 1998
Glasgow, Scotland                 4,000   Offices, Distribution               Leased       Monthly
Dumfries, Scotland                4,000   Bottling                            Leased      June 2009
Dundee, Scotland                  2,000   Offices, Distribution               Leased      Feb. 2000

UNITED STATES:
Stamford, Connecticut               675   Offices                             Leased      June 2000
Portland, Oregon                 30,000   Bottling, Distribution, Offices     Leased      Oct. 2007
Portland, Oregon                  6,000   Bottling, Distribution, Offices     Leased   June 2000, 2002
Seattle, Washington              25,000   Bottling, Distribution, Offices     Leased      Oct. 2002

     All of the Company's bottling and distribution facilities, in the opinion of the Company's management, have been adequately maintained, are in good operating condition and generally have sufficient capacity to handle all present sales volume and all sales volume contemplated in the foreseeable future.

EMPLOYEES

     As of September 30, 1997, the Company had approximately 464 full-time employees, of which 95 were in sales and services, 190 in distribution, 24 in maintenance and service, 67 in production and warehouse and 88 in administration. The workforce is non-unionized and temporary workers are used during peak demand periods. The Company believes that it enjoys generally good relations with its employees.

REGULATION

     The Company's operations are subject to various federal, state and local laws and regulations, which require the Company, among other things, to obtain licenses for its business and equipment, to pay annual license and inspection fees, to comply with certain detailed design and quality standards regarding the Company's bottling plant and equipment, and to continuously control the quality and quantity of the water dispensed. Several jurisdictions have regulations that require the Company to obtain certification for its bottled water. The Company believes that it is currently in substantial compliance with these laws and regulations and has passed all regulatory inspections. In addition, the Company does not believe that the cost of compliance with applicable government laws and regulations is material to its business. However, governmental laws and regulations are subject to change, and no assurance can be given that future actions by governmental authorities will not have an adverse effect on the Company's business. See "Risk Factors -- Government Regulation."

     Each of the Company's operating subsidiaries employs a Quality Control Manager and follows internal, industry and government testing requirements. In addition, all water is ozonated to ensure purity of the Company's product. Ozonation is the government and industry standard for the treatment of water prior to bottling.

     Canada. In Canada, bottled water is considered a food product and, as such, is governed by the Federal Department of Health and Welfare -- Health Protection Branch under the Food and Drug Act. The Company's production site is audited annually according to the Good Manufacturing Practices governing such plants. This inspection is performed by the National Sanitation Foundation ("NSF") and the Health Protection Branch.

     The Company is in good standing with the International Bottled Water Association (the "IBWA") and the Canadian Bottled Water Association (the "CBWA"). The IBWA mandates compliance with strict quality control standards on a global basis. The CBWA is the Canadian chapter of the IBWA.

     United Kingdom. In the U.K., bottled water is governed by the European Union's Mineral Water Directive and Drinking Water in Containers Regulations. In addition, the Company is a member of the Bottled Water Cooler Association (the "BWCA") and the IBWA, both of which play a major role in setting industry standards. The BWCA requires its members to adhere to a Code of Practice and pass an annual quality inspection conducted by an independent third-party organization. The current BWCA plant inspection program is administered by the NSF. The Company believes that it is in good standing with the BWCA.

     United States. In the U.S., bottled water is regulated by the FDA and follows the Quality Standards, Standards of Identity and Current Good Manufacturing Practices guidelines under the Code of Federal Regulations. As in the case of Canada and the U.K., inspections of the Company's production sites in the U.S. are conducted annually by the NSF.

LITIGATION

     The Company is not a party to any litigation other than routine legal proceedings incidental to its business. Management does not expect that these proceedings will have a material adverse effect on the Company.

ENVIRONMENTAL MATTERS

     The Company's operations and properties are subject to a wide variety of federal, state, local and international laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes and the health and safety of employees (collectively, "Environmental Laws"). Such laws, including but not limited to, those under the Comprehensive Environmental Response, Compensation &

Liability Act may impose joint and several liability and may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessor as well as to conditions of properties at which wastes or other contamination attributable to an entity or its predecessor have been sent or otherwise come to be located. Based upon its experience to date, the Company believes that it is in substantial compliance with existing Environmental Laws and that any liability for known environmental claims pursuant to such Environmental Laws will not have a material adverse effect on the Company's financial position or results of operations and cash flows. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material.

                                   MANAGEMENT

     The following table sets forth certain information as of March 15, 1998 with respect to each of the directors, executive officers and key management personnel of Sparkling Spring. The individuals listed below hold the same positions with Sparkling Spring as they hold in SSWL and have held these positions since the formation of Sparkling Spring.

                NAME                     AGE          POSITION WITH SPARKLING SPRING
                ----                     ---          ------------------------------
G. John Krediet......................    46     Chairman of the Board of Directors and
                                                  Chief Executive Officer
Stephen L. Larson....................    39     Vice Chairman of the Board of Directors
                                                and Chief Financial Officer
Stewart E. Allen.....................    38     President and Director
Michael Bregman......................    43     Director
C. Sean Day..........................    48     Director
Kenneth B. Rotman....................    31     Director
Lucy M. Stitzer......................    36     Director

     Effective April 3, 1998, Stephen L. Larson, the Vice Chairman of the Board of Directors and Chief Financial Officer of Sparkling Spring, will resign from his positions as an officer of Sparkling Spring and as an officer and director of each of its subsidiaries to pursue other business interests. Mr. Larson will continue to serve as a director of Sparkling Spring. Kent Dillon Schickli will replace Mr. Larson as Chief Financial Officer effective April 3, 1998.

     G. JOHN KREDIET has been Chairman of the Board of Directors and Chief Executive Officer of SSWL since January 1991. From 1988 until 1992 he served as Chairman of the Board of MBL, the Pepsi-Cola franchisee and former parent company of SSWL. From September 1988 through November 1990 he also served as Chairman of the Board of Eastern Beverages Ltd., the Pepsi-Cola franchise for the territory in and around Ottawa, Ontario, Canada. Mr. Krediet initiated and managed the consolidation of the eastern Canadian Pepsi-Cola bottling business and arranged its sale to Pepsi-Cola Corporation in 1992. Mr. Krediet was the founder of CFCC in 1987 and, together with Mr. Larson, obtained direct control of SSWL in 1992 to use it as an acquisition vehicle for consolidating the bottled water industry.

     Prior to 1987 Mr. Krediet was employed by General Electric Credit Corporation, AMRO Bank and Citibank, NA. He is a citizen of the Netherlands and received his graduate degree in economics from Erasmus University in Rotterdam.

     STEPHEN L. LARSON has been Vice Chairman of the Board of Directors and Chief Financial Officer of SSWL since 1992. In addition, he has served as a managing director of CFCC since 1990 and he has been with CFCC since 1987. Mr. Larson, in conjunction with Mr. Krediet, developed the consolidation strategy for the bottled water industry. Mr. Larson has been responsible for qualifying and selecting acquisition candidates generated by the Company and outside sources. Mr. Larson is responsible for negotiating the acquisition terms and related financing. He also oversees consolidation into the Company as well as the larger capital expenditures. At CFCC, Mr. Larson acted as an intermediary arranging financing for corporations primarily involved in the area of bottling, publishing, outdoor advertising and other media. Mr. Larson was principally involved in the negotiations leading to the acquisition of nine Pepsi-Cola franchisees, the related consolidation and the ultimate sale to Pepsi-Cola Corporation.

     Mr. Larson worked as a Senior Associate at Claremont Group Limited, a management buyout firm, from 1986 to 1987. He began his career at Arthur Andersen & Co. Mr. Larson earned an M.B.A. in Finance from the University of Chicago and a Bachelor of Science in Accounting from the

University of Illinois. Mr. Larson is a C.P.A. and a member of both the American Institute of Certified Public Accountants and the Accounting Research Association.

     KENT DILLON SCHICKLI will replace Stephen L. Larson as Chief Financial Officer of SSWI effective April 3, 1998. Mr. Schickli will also serve as President of CFCC and previously served as President of CFCC from 1987 to 1992. Mr. Schickli is 44 years old and has over 12 years of beverage industry experience including serving as a member of the board of directors and of the executive committee of MBL from 1987 to 1992. From 1979 to 1981 Mr. Schickli worked for the Pepsi-Cola Company as a manager in the franchise acquisition department and from 1981 through 1986 was Chief Financial Officer of a Pepsi-Cola franchise bottling company with annual revenues in excess of $250 million. Mr. Schickli left CFCC in 1993 to become Chief Operating Officer and a member of the board of directors of Affinity Group, Inc., a leading database marketing and membership management company. At Affinity Group, Inc. Mr. Schickli lead the refinancing of that company, including the issuance of publicly registered debt securities. In late 1995 Mr. Schickli left Affinity Group, Inc. to pursue investments in various privately held companies. In 1996 Mr. Schickli invested in, and served as President and a member of the board of directors of, Ivid Communications, Inc., a leading multimedia training company. From 1997 to 1998 Mr. Schickli was Chief Executive Officer and co-owner of Affinity Development Group, Inc., a consulting firm. Mr. Schickli earned a M.B.A. in Accounting from the University of Chicago, a B.A. from Carleton College and received a C.P.A. from the State of Illinois.

     STEWART E. ALLEN has been President of SSWL since 1992. Mr. Allen has been responsible for overseeing the daily operations of the Company, including integrating acquired companies and corporate strategic planning. Mr. Allen is the President of the Canadian Bottled Water Association and a member of the International Bottled Water Association's International Council.

     Mr. Allen has over 20 years of experience in the beverage industry. He served as Vice President of Sales and Marketing for MBL, the Pepsi-Cola franchisee and former parent of the Company, from 1988 to 1992. Mr. Allen was primarily responsible for consolidating two other bottlers into MBL and for major cost initiatives, including a reduction in salaried employees, closure of four warehouses and three wage freezes with unionized employees. Prior to joining MBL, Mr. Allen spent three years with Crush Canada and Pepsi-Cola Canada. Prior to this, Mr. Allen held several operational positions in Pepsi-Cola owned bottler operations in Toronto and Oshawa, Ontario.

     MICHAEL BREGMAN has served as a member of the Board of Directors of SSWL since October 1997. Mr. Bregman is Vice Chairman of the Board of Directors of Clairvest, a Toronto-based, publicly traded merchant bank with a portfolio in excess of $180 million, where his primary responsibilities include assessing investment transactions, with an emphasis on the retail food and beverage industries. Mr. Bregman is the Chairman and Chief Executive Officer and a major shareholder of The Second Cup Ltd., a coffee retailer in North America. Mr. Bregman is also a member of the board of directors of Signature Security Group, Inc. and Vincor International Inc. In addition, Mr. Bregman was the founder of the now-divested Mmmuffins Inc., a specialty baking company in Canada. Mr. Bregman received his M.B.A. degree in 1977 from Harvard Business School and earned a B.S. in Economics from The Wharton School at the University of Pennsylvania.

     C. SEAN DAY has served as a member of the Board of Directors of SSWL since March, 1997. Mr. Day is President and Chief Executive Officer of Navios Corporation, a company engaged in the worldwide operation of ocean going bulkships. Mr. Day has a wide range of experience in the shipping, finance and industrial sectors. Prior to joining Navios Corporation, Mr. Day's prior experience included positions with Citicorp Venture Capital Ltd. in New York, Fednav Ltd. in Montreal and Jardine, Matheson & Co., Ltd. in Hong Kong and Taiwan. Mr. Day is also a member of the board of directors of Kirby Corporation. Mr. Day is a graduate of University of Cape Town and Oxford University.

     KENNETH B. ROTMAN has served as a member of the Board of Directors of SSWL since January 1996. Mr. Rotman is a Managing Director of Clairvest, a Toronto-based, publicly traded merchant bank with a portfolio in excess of $180 million. Mr. Rotman's role with Clairvest involves the sourcing and execution of transactions and working closely with the management of companies in which Clairvest has invested. Mr. Rotman also serves on the board of directors of Consoltex Group Inc., NRI Industries and Signature Security Group Inc. Mr. Rotman is a volunteer director of The Power Plant art gallery of Toronto and the Empire Club of Canada. Prior to joining Clairvest in October, 1993, Mr. Rotman worked in the Venture Banking Division of E.M. Warburg, Pincus & Co. in New York. Mr. Rotman received a B.A. in Economics from Tufts University, an M.Sc. from the London School of Economics, and an M.B.A. from New York University's Stern School of Business.

     LUCY M. STITZER has served as a member of the Board of Directors of SSWL since January 1994. Ms. Stitzer has also served on the board of directors of Cargill Inc. since 1992. From 1990 to 1992, Ms. Stitzer was employed as an associate at Sandler O'Neill and Partners, an investment bank. From 1983 to 1990, Ms. Stitzer was employed by the Consumer Banking Division of Citibank, N.A., where she attained the position of Assistant Vice President.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation of each executive officer of Sparkling Spring who earned in excess of $100,000 in annual salary and bonus during Sparkling Spring's year ended December 31, 1996, for services rendered in all capacities to the Company in the years ended December 31, 1996, 1995 and 1994. The Summary Compensation Table reflects all compensation paid by Sparkling Spring to its executive officers. Directors of Sparkling Spring receive no compensation for their services as Directors. Messrs. Larson and Krediet are compensated for their services as executive officers of Sparkling Spring directly by CFCC. See "Certain Relationships and Related Transactions -- Management Agreement." Sparkling Spring provides a defined contribution pension plan for all of its employees, including its executive officers but no other pension, retirement or similar benefits to its executive officers or Directors.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                    ANNUAL COMPENSATION              ------------
                          ----------------------------------------    SECURITIES
                                                         OTHER        UNDERLYING        ALL
   NAME AND PRINCIPAL                                    ANNUAL        OPTIONS/        OTHER
        POSITION          YEAR    SALARY     BONUS    COMPENSATION       SARS       COMPENSATION
   ------------------     ----    ------     -----    ------------    ----------    ------------
Stewart E. Allen,         1996   $129,070        --     $15,576(1)          --        $16,957(2)
President                 1995     94,122   $36,427          --         39,595         10,905(2)
                          1994     76,158    18,330          --         96,192          6,509(2)

---------------

(1) Includes $13,926 representing a housing allowance.

(2) Consists of contributions of $16,015, $9,530 and $5,568 to a defined contribution pension plan in 1996, 1995 and 1994, respectively, and annual premiums of $942 in connection with a group life insurance policy for Mr. Allen.

EMPLOYMENT AGREEMENTS

     Stewart E. Allen, the President of Sparkling Spring, has an employment agreement with the Company pursuant to which he is paid a base salary of $219,000. In addition, his employment agreement provides for a bonus payment to Mr. Allen at the end of each fiscal year based primarily upon the Company achieving certain levels of EBITDA. The employment agreement does not have a specified term.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT

     Pursuant to the Management Agreement dated December 16, 1993, as amended and restated (the "Management Agreement"), between SSWL, CFCC, G. John Krediet and Stephen L. Larson, CFCC has agreed to perform certain management services for the Company through December 31, 2002. These services include managing the operations of the Company and negotiating contracts, financial agreements and other arrangements. The Management Agreement provides that CFCC shall not take any action with respect to certain extraordinary transactions without the approval of the Board of Directors of Sparkling Spring, including material acquisitions and capital expenditures, issuances of securities, sale or disposition of a material portion of the business of the Company, compensation of CFCC, merger of the Company, liquidation and declaration of dividends.

     The Management Agreement provides that CFCC shall receive annual compensation for its services in the form of a base fee of $400,000 during the fiscal year ended December 31, 1996, and in each successive year a base fee equal to the prior year's base fee plus an amount equal to the prior year's base fee multiplied by the percentage increase or decrease, as the case may be, of the Company's total annual revenue from the prior year, but the base fee may not exceed $750,000 in any given year. An annual bonus of up to 75% of the base fee is due to CFCC each year in the event that the Company achieves certain targeted levels of per share earnings before depreciation and amortization. In the event such targets are not met, lesser amounts may be paid. The Company has also agreed to pay CFCC a fee in respect of its investment banking advisory services rendered to the Company in connection with successful acquisitions. The total amounts paid to CFCC pursuant to the Management Agreement for the years 1994, 1995 and 1996 and the nine months ended September 30, 1997 were $277,000, $521,000, $769,000 and $1,032,500, respectively. The Company may also pay to Messrs. Krediet and Larson non-cash options, incentives or other remuneration, consistent with industry standards. The Company is also responsible for reasonable disbursements and office expenses incurred by CFCC.

     In the opinion of management of the Company, the terms and conditions of the Management Agreement are no less favorable to the Company than those which could be obtained in the open market in an arm's length transaction.

SHAREHOLDER AGREEMENT

     Sparkling Spring, Clairvest, Gaspar Limited (a corporation wholly-owned by a trust organized for the benefit of G. John Krediet and his children), Stephen
L. Larson, Lucy Stitzer, Stewart E. Allen and certain other shareholders of the Company are parties to a shareholder agreement, dated as of October 22, 1997 (the "Shareholder Agreement"), which provides, among other things, for preemptive rights in favor of the shareholders under certain circumstances if Sparkling Spring issues additional securities and for certain registration rights. The Shareholder Agreement also provides restrictions on the transfer of the Company's capital stock, for rights of first refusal and for rights of certain shareholders to require all other shareholders to join with them in their sale of the Company's capital stock. The Shareholder Agreement fixes the number of directors comprising Sparkling Spring's Board of Directors at seven, and provides that Gaspar Limited shall be entitled to nominate four directors, Clairvest shall be entitled to nominate two directors and Lucy Stitzer and her affiliates shall be entitled to nominate one director. Certain actions by the Company require the approval of at least one of the Clairvest nominees (which approval shall not be unreasonably withheld). These actions include, among other things, any acquisition by the Company in excess of Cdn $5.0 million, the making of certain capital expenditures, the issuance by the Company of debt or equity securities, the disposition by the Company of a material part of its business, any change in management compensation, the declaration of dividends by the Company and the approval of the Company's annual budget. In addition, under the Shareholder Agreement, if no liquid public market (as defined in the Shareholder Agreement) then exists, Clairvest may, any time after March 31, 2003, offer all of its shares of capital stock of Sparkling Spring for sale to Sparkling Spring. If Sparkling Spring does not then repurchase those shares, Clairvest may, under certain circumstances, require the other parties to the Shareholder Agreement to join with Clairvest in selling to a third party all of their shares of Common Stock of Sparkling Spring, which could cause a change of control. See "Risk
Factors -- Change of Control."

REORGANIZATION

     The shareholders of Sparkling Spring have approved a reorganization (the "Reorganization"), which was completed in January 1998. Under the Reorganization, the former shareholders of SSWL transferred their shares of SSWL and/or options to acquire such shares to Sparkling Spring. As a part of the Reorganization, Gaspar, Clairvest, John Krediet, Stephen Larson, Stewart Allen, Lucy M. (and her spouse Mark Stitzer) Stitzer, C. Sean Day, principal shareholders, directors and/or executive officers of the Company (see "Security Ownership of Certain Beneficial Owners and Management"), exchanged shares and/or options of SSWL for shares and/or option of and/or cash from the Company as follows:

                                                              SPARKLING SPRING WATER GROUP
            SPARKLING SPRING WATER LIMITED                              LIMITED
-------------------------------------------------------    ----------------------------------
                                  SHARES       OPTIONS      SHARES     OPTIONS        CASH
         SHAREHOLDER             EXCHANGED    EXCHANGED    RECEIVED    RECEIVED     RECEIVED
         -----------             ---------    ---------    --------    --------    ----------
Gaspar.......................     833,840           --     705,050          --     $3,606,120
Clairvest....................     588,168           --     423,190          --      4,619,384
John Krediet.................          --      154,319          --       8,250      3,228,727
Stephen Larson...............     118,209       53,787     118,209      53,787             --
Stewart Allen................       5,672      145,787       5,672     104,706      1,097,038
Lucy and Mark Stitzer........     130,659           --      94,010          --      1,026,172
C. Sean Day..................      12,500           --       8,994          --         98,168

     See "The Offering."

     Certain key managers of the Company, consisting of John Stiles, Tom Ferries, Helen Martin, Stephen L. Larson, Tim Dougherty, Larry Brookes and Arthur Goodick, have subscribed for an aggregate of 9,360 shares of Common Stock of Sparkling Spring at $28.00 per share, the same purchase price per share used for the purpose of the Reorganization. These managers have granted an option to Sparkling Spring enabling Sparkling Spring to repurchase those shares of Common Stock at any time at an agreed-upon formula price. The formula price is intended to approximate the fair market value of the shares of Common Stock at the time of repurchase. Similarly, Sparkling Spring is obligated, under certain circumstances, to purchase those shares for the same formula price at the option of the key managers.

OTHER TRANSACTIONS

     Each shareholder of Sparkling Spring pledged all of his or its outstanding shares of Common Stock as collateral in favor of the lenders under the Existing Credit Facility. A portion of the gross proceeds from the Offering was used by Sparkling Spring to repay the entire principal amount and accrued interest outstanding under the Existing Credit Facility. See "The Offering." Upon the repayment of the Existing Credit Facility, the pledges were terminated.

     In connection with their purchase of shares of common stock of SSWL, Stephen L. Larson and Stewart E. Allen incurred indebtedness to the Company in the amounts of $122,000 and $108,000, respectively. In connection with the Reorganization, the shares were subsequently exchanged for shares of Common Stock of Sparkling Spring. See "-- Reorganization." The loans bear interest at a rate of 7% per annum and mature on January 31, 1999. Each of the borrowers has pledged his shares of Common Stock to the Company to secure his loan.

     On June 6, 1994, trusts formed for the benefit of Lucy M. Stitzer, a Director of Sparkling Spring, and her sister, Alexandra M. Daitch, together with their father, W. Duncan MacMillan, loaned SSWL an aggregate of $1,300,000. In return for the loan, SSWL issued its unsecured redeemable subordinated notes, bearing interest at a rate of 8% per annum, and warrants to purchase an aggregate of 60,099 shares of common stock of SSWL. On January 18, 1996, the Company redeemed the unsecured redeemable subordinated notes and the attached warrants for a cash consideration of $1,816,041.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock of Sparkling Spring after giving effect to the Reorganization, with respect to (i) each person known by the Company to own beneficially more than 5.0% of the outstanding shares of Common Stock, (ii) each of the Sparkling Spring's directors, (iii) each person named in the Summary Compensation Table and (iv) all directors and officers as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned. Unless otherwise indicated, the address for each shareholder is in care of the Company, 19 Fielding Avenue, Dartmouth Nova Scotia, Canada B3B-1C9.

     After giving effect to the Reorganization, there were outstanding an aggregate of 1,392,688 shares of Common Stock and an aggregate of 252,197 options and warrants to purchase shares of Common Stock. All shares of Common Stock issuable upon exercise of options and warrants are not entitled to vote on matters submitted to a vote of the shareholders of Sparkling Spring.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                               SHARES OF
                  NAME OF BENEFICIAL OWNER                    COMMON STOCK    PERCENT
                  ------------------------                    ------------    -------
Gaspar Limited..............................................     713,300(2)    50.9%
  c/o Cartrust Corporated Limited
  White Park House
  White Park Road
  Bridgetown, Barbados
Clairvest Group Inc.........................................     423,190       30.4%
  22 St. Clair Avenue East
  Toronto, Ontario
G. John Krediet.............................................       8,250(3)     *
Stephen L. Larson...........................................     172,996(4)    12.0%
Stewart E. Allen............................................     110,378(5)     7.4%
Lucy M. Stitzer.............................................      94,010        6.8%
Michael Bregman.............................................          --(6)      --
Kenneth B. Rotman...........................................          --(7)      --
C. Sean Day.................................................       8,994        *
All Directors and Executive Officers as a Group (7
  persons)..................................................   1,099,678       70.5%

---------------
  * Less than one percent.

 (1) Shares of Common Stock which an individual or group has a right to acquire at any time pursuant to the exercise of options or warrants, whether or not currently vested or exercisable, are deemed to be outstanding for the purpose of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Information in this Prospectus regarding the ownership of the Common Stock of Sparkling Spring is calculated in accordance with the foregoing methodology.

 (2) Gaspar Limited is a Barbados corporation wholly-owned by a trust organized for the benefit of G. John Krediet and his children. Includes 8,250 shares of Common Stock issuable upon exercise of options held by Mr. Krediet.

 (3) Includes 8,250 shares of Common Stock issuable upon exercise of options. Does not include shares owned by Gaspar Limited.

 (4) Includes 53,787 shares of Common Stock issuable upon exercise of options.

 (5) Includes 104,706 shares of Common Stock issuable upon exercise of options.

 (6) Excludes 423,190 shares held by Clairvest Group Inc., of which Mr. Bregman is the Vice Chairman and a Director, and with respect to which Mr. Bregman disclaims beneficial ownership.

 (7) Excludes 423,190 shares held by Clairvest Group Inc., of which Mr. Rotman is a Managing Director, and with respect to which Mr. Rotman disclaims beneficial ownership.

                      DESCRIPTION OF THE CREDIT AGREEMENT

     The Company intends to enter into a credit agreement (the "Credit Agreement") for the purposes of financing its future acquisitions and providing for its ongoing working capital requirements. The Company has received a proposal from Toronto Dominion Bank with respect to the terms and conditions of a proposed Credit Agreement; however, as of the date hereof no definitive documentation has been prepared or executed.

     The proposed Credit Agreement is anticipated to be structured as a multi-currency revolving credit facility having a term of five years. The Indenture specifically permits the Company to enter into a senior credit facility providing borrowing availability of up to $30.0 million and also provides for additional general borrowing capacity of $10.0 million, all or a portion of which may be incurred under such credit facility. The Company's payment obligations under the proposed Credit Agreement would be secured by a first priority security interest granted in favor of the lenders in substantially all of the assets of the Company. The Company's obligations under the Credit Agreement will rank senior to the payment of the Notes.

     It is expected that amounts outstanding under the Credit Agreement will bear interest at specified rates based on the Canadian prime rate, in the case of advances made in Canadian dollars, at specified rates based on the London inter-bank market, in the case of advances made in British pounds sterling or U.S. dollars, and at specified rates based on the U.S. prime rate, in the event of advances made in U.S. dollars. The Company would be required to prepay its outstanding loans from: (i) the cash proceeds derived from the sale or other disposition of any of its properties or assets other than in the ordinary course of its business; (ii) the net cash proceeds received from its issuance of debt or equity securities; or (iii) a portion of its excess cash flow (as defined) for each year.

     It is expected that the Credit Agreement will contain covenants, customary for transactions of this type, including, without limitation, (i) restrictions on the incurrence of indebtedness, leases, liens and contingent obligations, other than indebtedness represented by the Notes, indebtedness under the Credit Agreement, liens incurred in the normal course of business and rights of set-off arising by operation of law, (ii) restrictions on mergers, acquisitions, sales of assets, investments and transactions with affiliates, (iii) restrictions on dividends and other payments with respect to shares of the Company's capital stock, (iv) restrictions on capital expenditures and (v) restrictions on engaging in businesses unrelated to the business currently conducted by the Company. Additionally, it is expected that the Credit Agreement will contain the following financial covenants and coverage tests: (i) the ratio of senior debt (consisting of amounts outstanding under the Credit Agreement, vendor debt, capital leases and permitted encumbrances) to earnings before interest, taxes, depreciation and amortization (on a rolling four quarter basis) shall not exceed 3.0:1.0; (ii) the amount of earnings before interest, taxes, depreciation and amortization (on a rolling four quarter basis) shall not be less than 175% of the amount of interest on senior debt; (iii) the amount of earnings before interest, taxes, depreciation and amortization (on a rolling four quarter basis) shall not be less than 100% of the amount of interest, fees and commissions under the Credit Agreement, capital leases and the Notes (125% after December 31, 2000); and (iv) the amount of earnings before interest, taxes, depreciation and amortization (on a rolling four quarter basis) less capital expenditures less taxes shall not be less than 125% of the amount of interest under the Credit Agreement plus payments of principal under permitted encumbrances plus payments of principal under financial leases.

     Events of default under the Credit Agreement are expected to include, among others, (i) failure of the Company to pay principal on advances or interest thereon or other amounts owing under the Credit Agreement within two business days after the due date, (ii) the breach (not cured within applicable grace or notice periods, if any) by the Company or any of its subsidiaries of any covenants, representations or warranties contained in the Credit Agreement,
(iii) any failure to pay amounts due under other indebtedness or contingent obligations of the Company or any of its subsidiaries or defaults that result in or permit the acceleration of such indebtedness or contingent obligations, if the aggregate amount of such indebtedness or contingent obligation exceeds a specified amount, (iv) certain events of bankruptcy, insolvency or dissolution of the Company or any of its subsidiaries, (v) certain changes of control of the Company, (vi) a material adverse change in the financial condition, business condition or prospects of the Company or any of its subsidiaries and (vii) any material judgment or award against the Company or any of its subsidiaries. If an event of default was to occur and remain outstanding in excess of any applicable cure period, it is expected that all amounts outstanding under the Credit Agreement would immediately become due and payable.

                UNITED STATED FEDERAL INCOME TAX CONSIDERATIONS


TAX CONSEQUENCES OF THE EXCHANGE OFFER


     The following paragraph sets forth the opinion of Robinson & Cole LLP, special tax counsel to the Company, as to the material United States federal income tax consequences of the Exchange Offer based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Holders of Notes should note the following opinion is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by Sparkling Spring from the Service on any tax matters relating to the Notes. This opinion is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, financial institutions, insurance companies and tax-exempt organizations may be subject to special rules. ALL HOLDERS OF NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING PRIVATE NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.



     The exchange of the Private Notes for the Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes because the Exchange Notes are not considered to differ materially in kind or extent from the Private Notes. Code sec.1001, Treas. Reg. sec.1.1001-3. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Private Notes in the hands of such holder. As a result, there are no United States federal income tax consequences to holders exchanging Private Notes for the Exchange Notes pursuant to the Exchange Offer. The adjusted basis and holding period of the Exchange Notes for any holder will be the same as the adjusted basis and holding period of the Private Notes. There will be no United States federal income tax consequences to a holder of Private Notes that does not participate in the Exchange Offer.

                            DESCRIPTION OF THE NOTES

     The Notes were issued under an indenture (the "Indenture"), dated November 19, 1997, among the Company, the Subsidiary Guarantors and Bankers Trust Company, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchasers.

     The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this section, references to the "Company" include only Sparkling Spring and not its Subsidiaries.

     The Notes are unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Indebtedness of the Company.

     The Notes are issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, shall constitute a single class of securities under the Indenture.

     The terms of the Exchange Notes are substantially similar in all material respects to the terms of the Private Notes for which they may be exchanged pursuant to the Exchange Offer.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $100,000,000 and will mature on November 15, 2007. Interest on the Notes will accrue at the rate of 11 1/2% per annum and will be payable semiannually in cash on each May 15 and November 15, commencing on May 15, 1998, to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Notes will be redeemable at the Company's option, in whole at any time or in part from time to time, on and after November 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2002........................................................   105.750%
2003........................................................   103.833%
2004........................................................   101.917%
2005 and thereafter.........................................   100.000%

     Optional Redemption upon Public Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to November 15, 2000, the Company may, at its option, redeem up to $30.0 million aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined below) by the Company at a redemption price equal to 111.50% of the principal amount thereof, plus accrued interest to the date of redemption, provided that at least $70.0 million in aggregate principal amount of the Notes originally issued remains outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, or a comparable filing under the laws of any province of Canada, in either case yielding gross proceeds to the Company of at least $35.0 million.

     Optional Redemption upon the Occurrence of Certain Tax Events. In addition to the foregoing, the Notes are redeemable, in whole but not in part, at the option of the Company upon not less than 30 nor more than 60 days' notice mailed to each Holder at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption in the event the Company has become obligated to pay Additional Amounts in respect of the Notes pursuant to the provisions set forth in "-- Taxation; Redemption for Tax Reasons," and such obligation cannot be avoided by the Company taking reasonable measures available to it, such obligation did not arise, directly or indirectly, from any transaction, action or omission by the Company (whether or not such transaction, action or omission is otherwise permitted under the terms of the Indenture) and certain other conditions are satisfied. See "-- Taxation; Redemption for Taxation Reasons."

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

     The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness whether outstanding on the Issue Date, or thereafter incurred including, without limitation, the Company's obligations under the Credit Agreement. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise.

     No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on, the Notes whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on, any Designated Senior Indebtedness (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or
(y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including the Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

     As of September 30, 1997, on a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom, the Company would have had no Senior Indebtedness outstanding. However, the Indenture permits the Company to enter into a senior credit facility providing borrowing availability of up to $30.0 million and also provides for additional borrowing capacity of $10.0 million, all or a portion of which may be incurred under such credit facility and which would constitute Senior Indebtedness or Guarantor Senior Indebtedness.

GUARANTEES

     Each Subsidiary Guarantor has fully and unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees are subordinated to Guarantor Senior Indebtedness on the same basis as the Notes are subordinated to Senior Indebtedness. As of September 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom, the Subsidiary Guarantors would have had approximately $1.5 million of Guarantor Senior Indebtedness outstanding.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or other applicable law. In addition, the obligations of each Subsidiary Guarantor organized outside the United States will be limited to the maximum amount permitted under applicable Canadian, English, Scottish or other foreign law. Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Subsidiary without limitation, or with or to the Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and/or one or more of its Subsidiaries and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales," such Subsidiary Guarantor will be released from all of its obligations under its Guarantee.

     The Subsidiary Guarantors are Wholly Owned Subsidiaries of the Company and are jointly and severally liable with respect to the Company's Obligations pursuant to the Notes. In addition, the aggregate assets, liabilities, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis. Accordingly, the separate financial statements of the Subsidiary Guarantors are not included herein because the Company has determined that they would not be material to investors.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness, and terminate all commitments, under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all indebtedness, and terminate all commitments, under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the second preceding sentence shall be governed by clause (iii), and not clause (iv), of "Events of Default" below.

     Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain any such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     The definition of the term "Change of Control" includes a phrase relating to the sale, lease, exchange, transfer or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase its Notes as a result of a sale, lease, exchange, transfer or other disposition of less than all of the assets of the Company and its Subsidiaries to another Person or Group may be uncertain.

     Any offer made by Sparkling Spring to repurchase a holder's Notes pursuant to the Change of Control provisions of the Indenture will comply with all applicable regulations of the U.S. securities laws, including Rules 13e-4 and 14e-1 under the Exchange Act.

CERTAIN COVENANTS

     The Indenture will contain the following material covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, (x) the Company may incur Senior Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0 if such incurrence occurs on or prior to December 31, 1999 and 2.50 to 1.0 if such incurrence occurs thereafter and (y) the Company may otherwise incur Indebtedness (which does not constitute Senior Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such incurrence occurs on or prior to December 31, 1999 and
2.25 to 1.0 if such incurrence occurs thereafter.

     Prior to any incurrence of Indebtedness pursuant to the last sentence of the preceding paragraph (other than Permitted Indebtedness), the Company shall deliver to the Trustee an Officer's Certificate setting forth the calculations by which such incurrence was determined to be permitted.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Wholly-Owned Subsidiary of the Company and other than any dividend or distribution payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant above, or (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter including the Issue Date and ending on the last day of the fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the

"Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company, including treasury stock; plus (x) without duplication of any amounts included in clause (iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (w) and (x), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes and any net cash proceeds received by the Company from the sale of Qualified Capital Stock of the Company or equity contribution which has been financed, directly or indirectly, using funds (1) borrowed from the Company or any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries); plus (y) to the extent that any Investment made after the Issue Date has been treated as a Restricted Payment and such Investment is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Investment (less the cost of disposition, if any) (but only to the extent not included in clause (iii)(v) above), and (B) the initial amount of such Investment.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend or giving of irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Capital Stock or other securities of the Company from shareholders of the Company (other than Permitted Holders) in an aggregate amount not to exceed $500,000 in any calendar year and $2,500,000 in the aggregate; and (5) during the period ending 60 days after the Issue Date, the application of the proceeds of the Offering to fund the Reorganization in an amount not to exceed the amount set forth in "Use of Proceeds" above. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) (ii), and (3)
(ii) (A) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Senior Indebtedness or Guarantor Senior Indebtedness and, in the case of any Senior Indebtedness or Guarantor Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the commitment available under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses
(iii) (A) and (iii) (B). Pending final application, the Company or the applicable Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii) (A), (iii) (B) and
(iii) (C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which the Company or such Subsidiary has failed to apply on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii) (A), (iii) (B) and (iii) (C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or any such Subsidiary of the Company, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

     Notwithstanding the immediately preceding paragraph, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and/or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided, however, that any consideration not constituting Replacement Assets received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

     Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the amount of Notes tendered is less than the offer amount, the Company may use the remaining Net Proceeds Offer Amount for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) the Credit Agreement; (4) non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company or to the Holders in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5) or (6), respectively.

     Limitation on Preferred Stock of Subsidiaries. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes and the Guarantees are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness; (C) Liens securing the Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced (other than property or assets subject to Liens under clause (B) above); and (F) Permitted Liens.

     Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company. No Subsidiary Guarantor shall incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Guarantees and subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries) unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia or the federal laws of Canada or any province thereof and (y) shall expressly assume as primary obligor, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, as the case may be; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i) (2) (y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i) (2) (y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any

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

transaction complying with the provisions of the Indenture described under "-- Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor that is a Wholly Owned Subsidiary unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia or the federal laws of Canada or any province thereof; (b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Subsidiary need only comply with clause (iv) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be evidenced by an Officer's Certificate certifying that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date (including, without limitation, the Management Agreement and the Shareholder Agreement) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (iv) Restricted Payments permitted by the Indenture.

     Additional Subsidiary Guarantees. If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary, then such transferee or acquired or other Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's

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

obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. After the execution and delivery of such supplemental indenture, such Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

     Conduct of Business. The Company will not and will not cause or permit any of its Subsidiaries to engage in any businesses other than the businesses in which the Company is engaged on the Issue Date, and any businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors).

     Reports to Holders. The Company will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such filing requirements. The Company will file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Notes or the Exchange Notes, as applicable, securities analysts and broker-dealers upon their request. In addition, the Indenture will require that for so long as of the Notes remain outstanding the Company will make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement filed by the Company. The Company will also comply with the other provisions of TIA sec. 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

            (i) the failure to pay interest (including Additional Interest, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

           (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

           (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

           (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such

     Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

           (v) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

           (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

          (vii) any of the Guarantees cease to be in full force and effect or any of the Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantee (other than by reason of the release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same
(i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement, or five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, unless all Events of Default specified in such Acceleration Notice (other than any Event of Default in respect of non-payment of principal) shall have been cured or waived. In the event of a declaration because an Event of Default set forth in clause (iv) of the preceding paragraph has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the missed payments in respect of such Indebtedness have been paid or if the holders of the Indebtedness that is subject to acceleration have rescinded their declaration of acceleration and the Trustee has received written notice of such Indebtedness having been repaid in full, in each case within 60 days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and its Subsidiaries released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) (w) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (x) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and, in either case, that the Holders will be subjected to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (B) an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (A) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (B) an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii)the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications, waivers and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment or waiver may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; (viii) modify or amend the obligation of the Company to pay Additional Amounts; or (ix) release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.

TAXATION; REDEMPTION FOR TAXATION REASONS

     All payments by the Company in respect of the Notes or any Subsidiary Guarantor in respect of its Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto ("Taxes"), imposed or levied by or on behalf of Canada or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax. The Indenture provides that if the Company or any Subsidiary Guarantor is required to make any withholding or deduction for or on account of any Taxes from any payment made under or with respect to the Notes or the Guarantees, the Company or such Subsidiary Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received had such Taxes not been withheld or deducted; provided, that no Additional Amounts will be payable to a Holder (an "Excluded Holder") (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of its being connected with the jurisdiction imposing such tax or authority thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder, (iii) which presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iv) which failed to duly and timely comply with a timely request of the Company to provide information, documents or other evidence concerning the Holder's nationality, residence, entitlement to treaty benefits, identity or connection with the jurisdiction imposing such tax, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (iv), (v) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax, (vi) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (vii) any combination of the foregoing numbered clauses of this proviso.

     The Company and each Subsidiary Guarantor will also (i) make such withholding or deduction as required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any Subsidiary Guarantor, as the case may be, will furnish to the Trustee, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, copies of tax receipts evidencing that such payment has been made by the Company or such Subsidiary Guarantor, in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company or such Subsidiary Guarantor. The Trustee shall make such evidence available to the Holders of Notes upon request.

     The Company and each Subsidiary Guarantor, jointly and severally, will indemnify and hold harmless each Holder of Notes that are outstanding on the date that withholding or deduction was required pursuant to applicable law (other than an Excluded Holder) and upon written notice reimburse each such Holder for the amount of (i) any taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or the Guarantees, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto and (iii) any taxes imposed with respect to any reimbursement under clause (i) or (ii) above.

     Whenever in the Indenture there is mentioned, in any context, (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a repurchase of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The foregoing obligations shall survive any termination of the Indenture or the defeasance of any obligations pursuant to the Indenture.

     The Company may redeem, at its option, all, but not less than all, the Notes at a redemption price equal to 100% of the principal amount so redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption if the Company determines and certifies to the Trustee immediately prior to the giving of the notice of redemption that (i) it has or will become obligated to pay any Additional Amounts in respect of the Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation is announced or becomes effective on or after the Issue Date, (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it, (iii) such obligation did not arise, directly or indirectly, from any transaction, action or omission by the Company (whether or not such transaction, action or omission is otherwise permitted under the terms of the Indenture) and (iv) certain other conditions set forth in the Indenture are satisfied. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

     The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution,

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

delivery or registration of the Notes or the Guarantees or any other document or instrument referred to in the Indenture or the Notes.

GOVERNING LAW

     The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

ENFORCEABILITY OF JUDGMENTS

     Since a substantial portion of the assets of the Company and the Subsidiary Guarantors are outside the United States, any judgment obtained in the United States against them, including judgments with respect to the payment of principal, premium, if any, or interest on the Notes, may not be collectible within the United States.

     The Company has been informed by its counsel, Stewart McKelvey Stirling Scales, that the laws of the province of Nova Scotia permit an action to be brought in a court of competent jurisdiction in the province of Nova Scotia (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York (a "New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the province of Nova Scotia; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;
(iv) the action to enforce such judgment is commenced within six years of the date of such judgment; and (v) certain other conditions are satisfied. In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of a New York Court respecting the Indenture, the Notes or the Guarantees on the basis of public policy, as that term is understood under the laws of the province of Nova Scotia and the federal laws of Canada applicable therein.

     Certain of the existing Subsidiary Guarantors are organized or operate outside the United States and Canada. In addition, the Company may form or acquire additional subsidiaries after the Issue Date that become Subsidiary Guarantors which are organized or conduct operations outside the United States or Canada. The ability of the Trustee or the holders of the Notes to enforce judgments against such Subsidiary Guarantors may be significantly limited by the application of foreign law.

CONSENT TO JURISDICTION AND SERVICE

     The Indenture provides that each of the Company and the Subsidiary Guarantors will appoint CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes or the Guarantees and for actions brought under Federal or state securities laws brought in any Federal or state court located in the borough of Manhattan in the City of New York and will submit to such jurisdiction.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man or woman would exercise or use under the circumstances in the conduct of his own affairs.

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

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" of a Person means Indebtedness of another Person or any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Subsidiaries or is assumed by the referent Person or any Subsidiary of the referent Person in connection with the acquisition of assets from such other Person and in each case not incurred by such other Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the referent Person or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlling" and "controlled" have meanings correlative of the foregoing); provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to constitute control.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sale shall not include (i) any transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $2.0 million in any twelve-month period, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control, and (iii) the sale, lease, conveyance, disposition or other transfer by the Company or any Subsidiary of assets or property to one or more Wholly Owned Subsidiaries in connection with Investments permitted under the "Limitation on Restricted Payments" covenant.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

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

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province thereof or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means (i) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group other than the Permitted Holders or a Group controlled by the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company from the directors who constituted the Board of Directors of the Company on the Issue Date, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors on the Issue Date or whose election as a member of such Board of Directors was previously so approved.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's

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

common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and
(C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or, liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

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

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus amortization or write off of deferred financing costs.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) gains (and losses) on an after tax effected basis from asset sales or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains or losses on an after tax effected basis, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person for such period to the extent that the declaration of dividends or similar distributions by that Subsidiary to the referent Person or any Subsidiary thereof of that income is restricted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, decree, law, order, statute, rule, governmental regulation or for any other reason whatsoever, (e) the net income or loss of any other Person, other than a Subsidiary of the referent Person, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person, by such other Person, (f) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means any credit agreement or facility entered into on or after the Issue Date between the Company and/or any Subsidiary of the Company and one or more financial institutions that provides borrowing availability to the Company and its Subsidiaries on a senior secured basis, as any such agreement or facility may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $5.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness" by the Company or the applicable Subsidiary Guarantor, as the case may be.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as otherwise specified in the Indenture, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

     "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantees. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary

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

obligations of every nature of a Subsidiary Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) any Indebtedness of a Subsidiary Guarantor to a Subsidiary of such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by a Subsidiary Guarantor,
(vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111 (b) of Title 11, United States Code is without recourse to a Subsidiary Guarantor and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of a Subsidiary Guarantor.

     "Holder" means any holder of Notes.

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 60 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by

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

applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such former Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Management Agreement" means the Management Agreement, dated December 16, 1993, as amended on October 22, 1997, among the Company, C.F. Capital Corporation, G. John Krediet and Stephen L. Larson.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c)repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, the President or any Vice President and the Chief Financial Officer,

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

Controller or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Permitted Holders"  means: (i) G. John Krediet, Stephen L. Larson, Stewart
E. Allen, any trust solely for the benefit of G. John Krediet, Stephen L. Larson or Stewart E. Allen or any of their respective immediate family members, and any partnership all the partnership interests in which are, or holding company all the Capital Stock of which is, beneficially owned by any of the foregoing (including, without limitation, Gaspar Limited); provided that with respect to
(a) any such partnership or holding company, G. John Krediet, Stephen L. Larson or Stewart E. Allen, as applicable, shall at all times have the exclusive power to direct, directly or indirectly, the voting of the Capital Stock of the Company held by such partnership or holding company and (b) any such trust, G. John Kredict, Stephen L. Larson or Stewart E. Allen or their immediate family members shall at all times either have the exclusive power to direct, directly or indirectly, the voting of the Capital Stock of the Company held by such trust or be the sole beneficiaries of such trust; and (ii) Clairvest Group Inc. ("Clairvest").

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes, the Indenture and the Guarantees;

          (ii) Indebtedness of the Company or any of its Subsidiaries incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $30.0 million in the aggregate reduced by any required permanent repayments pursuant to the provisions set forth under "Certain Covenants -- Limitation on Asset Sales" (which are accompanied by a corresponding permanent commitment reduction) thereunder (it being recognized that a reduction in the borrowing base in and of itself shall not be deemed a required permanent repayment);

          (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (iv) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (v) Indebtedness of a Subsidiary to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Liens held by any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vi) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien; provided, however, that (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such

     Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (viii) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (ix) Indebtedness existing on the date hereof;

          (x) Refinancing Indebtedness;

          (xi) Indebtedness permitted by clause (viii) of the definition of "Permitted Investments"; and

          (xii) additional Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company; (ii) Investments in the Company by any Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment by a Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and (viii) additional Investments in an amount outstanding at any one time not to exceed $2.5 million.

     "Permitted Liens" means the following types of Liens:

          (i) Liens in favor of the Trustee in its capacity as trustee for the Holders;

          (ii) Liens securing Indebtedness outstanding under the Credit
     Agreement;

          (iii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (vi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (vii) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (viii) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (ix) Liens to secure Purchase Money Indebtedness of the Company or any Subsidiary not to exceed $5.0 million in the aggregate at any one time outstanding; provided, however, that (A) the related Purchase Money Indebtedness is permitted to be incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, (B) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (C) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (xi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

          (xiii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xiv) Liens securing Indebtedness under Currency Agreements; and

          (xv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Subsidiary of the Company of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (provided that Refinancing Indebtedness shall not include Indebtedness described in clauses
(ii), (iii), (iv), (v), (vi), (vii), (viii), (x), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by the Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or the Guarantees, then such Refinancing Indebtedness shall be subordinate to the Notes or the Guarantees, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided, however, that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Indebtedness" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111 (b) of Title 11, United States Code is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

     "Shareholder Agreement" means the Shareholder Agreement, dated as of October 22, 1997, among Sparkling Spring, SSWL, Clairvest, Gaspar Limited, C. Sean Day, Stephen L. Larson, Kevin Newman, Mark Stitzer, Lucy Stitzer, and Stewart E. Allen.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary Guarantor" means (a) each of the Company's Subsidiaries as of the Issue Date and (b) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor;

provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking, fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person.

                         BOOK ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Exchange Notes (and the related Guarantees) initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC. Except as set forth below, each Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

THE GLOBAL NOTES

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interest in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

     So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

     Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of certificates for Exchange Notes for any reason, including to sell Exchange Notes to persons in states that require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Sparkling Spring has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of up to 90 days after the Expiration Date. In addition, until
            1998, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     Sparkling Spring will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, Sparkling Spring will promptly send additional copies of this Prospectus or any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Sparkling Spring and the Subsidiary Guarantors have agreed to pay all expenses incident to Sparkling Spring's and the Subsidiary Guarantors' performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

     See "The Exchange Offer" for additional information concerning the Exchange Offer and interpretations of the staff of the Commission with respect to prospectus delivery obligations of broker-dealers.

                                 LEGAL MATTERS

     The validity of the Notes and the Guarantees offered hereby will be passed upon for Sparkling Spring and the Subsidiary Guarantors by Robinson & Cole LLP, Stamford, Connecticut. Certain legal matters governed by Canadian law will be passed upon for Sparkling Spring and the Subsidiary Guarantors by Stewart McKelvey Stirling Scales, Halifax, Nova Scotia. Robinson & Cole LLP may rely (i) as to matters governed by Canadian law, on the opinions of Stewart McKelvey Stirling Scales, (ii) as to matters of United Kingdom law, on the opinions of Norton Rose, London, England, (iii) as to matters of Scottish law, on the opinions of Dundas & Wilson Edinburgh, Scotland, and (iv) as to matters of Washington law, on the opinions of Lane Powell Spears Lubersky LLP, Seattle, Washington.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Sparkling Spring Water Limited as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 included in this Prospectus have been audited by Ernst & Young, independent auditors, as stated in their report appearing herein.

     The financial statements of Canadian Springs Water Company Ltd. as of January 17, 1996 and for the 292 days then ended and as of March 31, 1995 and for the year then ended included in this Prospectus have been audited by Ernst & Young, independent auditors, as stated in their report appearing herein.

     The financial statements of Cullyspring Water Co., Inc. as of December 31, 1996 and 1995 and for the years then ended included in this Prospectus have been audited by Ernst & Young, independent auditors, as stated in their report appearing herein.

     The financial statements of D & D and Company, Inc. as of December 31, 1996 and for the year then ended included in this Prospectus have been audited by Ernst & Young, independent auditors, as stated in their report appearing herein.

     The financial statements of Marlborough Employment Limited and Subsidiaries as of January 31, 1997 and 1996 and for the years then ended included in this Prospectus have been audited by Kidsons Impey, independent auditors, as stated in their report appearing herein.

     The financial statements of Coastal Mountain Water Corp. as of October 31, 1997 and for the year then ended included in this Prospectus have been audited by Ernst & Young, independent auditors, as stated in their report appearing herein.

                             ADDITIONAL INFORMATION

     Sparkling Spring and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form F-4 (which together with any amendments thereto is referred to as the "Registration Statement") under the Securities Act with respect to the Exchange Notes and Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus, which is part of the Registration Statement, omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Sparkling Spring, the Subsidiary Guarantors and the Exchange Notes and Guarantees offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Sparkling Spring will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Sparkling Spring at One Landmark Square, Stamford, Connecticut 06901, telephone number (203) 325-0077, attention: Stephen L. Larson. After April 3, 1998, requests for such copies should be directed to the attention of Kent Dillon Schickli at the same address.

     Following the effectiveness of the Registration Statement covering the Exchange Offer, the Company will be subject to certain of the informational requirements of the Exchange Act, and, in accordance therewith, will file certain reports and other information with the Commission. Such reports, other information and the Registration Statement (and the exhibits and schedules thereto) may be inspected and copies at the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement (and the exhibits and schedules thereto) can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System, which is publicly available through the Commission's Web Site (http://www.sec.gov).

     The Indenture provides that Sparkling Spring will deliver to the Trustee under the Indenture within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that Sparkling Spring may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Sparkling Spring will provide the Trustee under the Indenture, holders of Notes and QIBs which request such information from Sparkling Spring and indicate a bona fide interest in purchasing Notes, with consolidated financial statements of Sparkling Spring and a related "Management's Discussion and Analysis of Financial Condition and Results of Operations" comparable to those which would have been required to appear in quarterly or annual reports of Sparkling Spring and, to holders of Private Notes, any other information required under Rule 144A
(d) (4) or any successor provision under the Securities Act. In addition, Sparkling Spring will provide the Trustee under the Indenture and holders of Notes with unaudited combined financial data of Sparkling Spring and the Subsidiary Guarantors, substantially in the form provided under the caption "Summary -- Summary Historical and Unaudited Pro Forma Consolidated Financial Data" in this Prospectus, for each fiscal year of Sparkling Spring and for the first three fiscal quarters of each fiscal year of Sparkling Spring. Sparkling Spring will also comply with the other provisions of TIA sec. 314(a).

     Sparkling Spring and the Subsidiary Guarantors are "private issuers", as such term is defined in the Exchange Act, and as such are exempt from the proxy rules and short-swing trading provisions of the Exchange Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                      SPARKLING SPRING WATER GROUP LIMITED

                                                              PAGE
                                                              ----
SPARKLING SPRING WATER GROUP LIMITED
Auditors' Report to the Directors...........................   F-4
Consolidated Balance Sheets as at December 31, 1996 and
  1995......................................................   F-5
Consolidated Statements of Operations for the years ended
  December 31, 1996, 1995 and 1994..........................   F-6
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1996, 1995 and 1994..............   F-7
Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1995 and 1994..........................   F-8
Notes to Consolidated Financial Statements..................   F-9
Unaudited Consolidated Balance Sheet as at September 30,
  1997 and Comparative Balance Sheet as at December 31,
  1996......................................................  F-25
Unaudited Consolidated Statement of Operations and Deficit
  for the nine months ended September 30, 1997 and 1996.....  F-26
Unaudited Consolidated Statement of Cash Flows for the nine
  months ended September 30, 1997 and 1996..................  F-27
Notes to Unaudited Consolidated Financial Statements........  F-28
CANADIAN SPRINGS WATER COMPANY LTD.
Auditors' Report to the Directors...........................  F-32
Balance Sheets as at January 17, 1996 and March 31, 1995....  F-33
Statements of Income and Retained Earnings for the 292 days
  ended January 17, 1996 and the year ended March 31,
  1995......................................................  F-34
Statements of Cash Flows for the 292 days ended January 17,
  1996 and year ended March 31, 1995........................  F-35
Notes to Financial Statements...............................  F-36
CULLYSPRING WATER CO., INC.
Auditors' Report to the Directors...........................  F-42
Balance Sheets as at December 31, 1996 and December 31,
  1995......................................................  F-43
Statements of Income for the years ended December 31, 1996
  and 1995..................................................  F-44
Statements of Shareholders' Equity for the years ended
  December 31, 1996 and 1995................................  F-45
Statements of Cash Flows for the years ended December 31,
  1996 and 1995.............................................  F-46
Notes to Financial Statements...............................  F-47
Unaudited Balance Sheet as at September 30, 1997 with
  comparative figures as at December 31, 1996...............  F-50
Unaudited Statements of Income and Retained Earnings for the
  nine months ended September 30, 1997 and 1996.............  F-51
Unaudited Statements of Cash Flows for the nine months ended
  September 30, 1997 and 1996...............................  F-52
Notes to Unaudited Financial Statements.....................  F-53

                                                              PAGE
                                                              ----
D & D AND COMPANY, INC. (Operating as Mountain Fresh Bottled
  Water)
Auditors' Report to the Directors...........................  F-55
Balance Sheet as at December 31, 1996.......................  F-56
Statement of Income for the year ended December 31, 1996....  F-57
Statement of Shareholders' Equity for the year ended
  December 31, 1996.........................................  F-58
Statement of Cash Flows for the year ended December 31,
  1996......................................................  F-59
Notes to Financial Statements...............................  F-60
MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES (Operating
  as Water At Work Limited)
Company Information.........................................  F-66
Director's Report...........................................  F-67
Statement of Director's Responsibilities....................  F-68
Auditors' Report to the Members of Marlborough Employment
  Limited and Subsidiaries..................................  F-69
Profit and Loss Account for the years ended 31 January 1997
  and 1996..................................................  F-70
Balance Sheets as at 31 January 1997 and 1996...............  F-71
Cash Flow Statement for the years ended 31 January 1997 and
  1996......................................................  F-72
Notes on Financial Statements...............................  F-73
COASTAL MOUNTAIN WATER CORP.
Auditors' Report to the Directors...........................  F-81
Balance Sheet as at October 31, 1997........................  F-82
Statement of Deficit for the year ended October 31, 1997....  F-83
Statement of (Loss) Income for the year ended October 31,
  1997......................................................  F-84
Statement of Cash Flows for the year ended October 31,
  1997......................................................  F-85
Notes to Financial Statements...............................  F-86

                       CONSOLIDATED FINANCIAL STATEMENTS

                                SPARKLING SPRING
                              WATER GROUP LIMITED

                                AUDITORS' REPORT

To the Directors of
Sparkling Spring Water Group Limited

     We have audited the consolidated balance sheets of Sparkling Spring Water Group Limited as at December 31, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for each of the years in the three year period ended December 31, 1996 in accordance with accounting principles generally accepted in the United States.

Halifax, Canada                                          ERNST & YOUNG
November 19, 1997                                        Chartered Accountants

(except notes 20 and 21 which are as
of February 24, 1998)

                      SPARKLING SPRING WATER GROUP LIMITED

                          CONSOLIDATED BALANCE SHEETS

                                                                 AS AT DECEMBER 31,
                                                                 1995          1996
                                                              -----------   -----------
                      ASSETS [note 11]
Current
Cash and cash equivalents...................................  $   860,298   $ 2,230,735
Accounts receivable (net of allowance for doubtful accounts
  of $210,058, 1995 -- $471,824 [note 5])...................    3,126,781     4,799,080
Inventories [note 6]........................................      552,945       866,061
Prepaid expenses............................................      593,429     1,352,989
Current portion of deferred taxes...........................           --        95,681
                                                              -----------   -----------
         Total current assets...............................    5,133,453     9,344,546
Deferred taxes..............................................      243,147       440,856
Fixed assets [note 7].......................................    8,545,403    15,823,231
Goodwill and deferred charges [note 8]......................    4,598,952    18,800,535
                                                              -----------   -----------
         Total assets.......................................  $18,520,955   $44,409,168
                                                              ===========   ===========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities....................  $ 2,436,523   $ 4,303,850
Income tax payable..........................................           --        76,890
Unearned revenue............................................      385,166       161,790
Customer deposits...........................................    1,890,526     2,620,495
Debt due within one year [note 9]...........................    2,236,816     1,581,036
                                                              -----------   -----------
         Total current liabilities..........................    6,949,031     8,744,061
                                                              -----------   -----------
Obligations under capital leases [note 10]..................      814,685     1,926,325
Loans payable [note 11].....................................    5,904,841    26,966,493
Subordinated notes payable [note 12]........................    2,353,068            --
                                                              -----------   -----------
         Total long-term liabilities........................    9,072,594    28,892,818
                                                              -----------   -----------
Non-controlling interest [note 4]...........................      292,465            --
                                                              -----------   -----------
Shareholders' equity [Notes 2 and 13]
Capital Stock
Authorized
1,000,000 Class A Voting Common Shares, par value Cdn
  $0.0001...................................................
1,000,000 Class B Voting Common Shares, par value Cdn
  $6.779....................................................
1,000,000 Class C Voting Common Shares, par value Cdn
  $13.4699..................................................
10,000,000 Class D Voting Common Shares, without nominal or
  par value.................................................
10,000,000 Class E Non-Voting Common Shares, without nominal or par value..............................................
1,000,000 Class F Voting Common Shares, par value Cdn
  $0.9401...................................................
10,000,000 Special Preferred Shares, par value Cdn $1.00,
  issuable in series........................................
Issued and outstanding:
Common shares 1,720,746 (1995 and 1994 -- 1,216,308)........    1,607,218     8,295,170
Less: Subscriptions receivable..............................           --      (230,003)
                                                              -----------   -----------
                                                                1,607,218     8,065,167
Common share warrants, (1995 and 1994 -- 165,767)...........    1,136,730            --
                                                              -----------   -----------
                                                                2,743,948     8,065,167
Cumulative translation adjustment...........................       85,864      (362,935)
Deficit.....................................................     (622,947)     (929,943)
                                                              -----------   -----------
         Total shareholders' equity.........................    2,206,865     6,772,289
                                                              -----------   -----------
         Total liabilities and shareholders' equity.........  $18,520,955   $44,409,168
                                                              ===========   ===========
Commitments [note 10 and 16]

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   AMENDED
                                                                                (SEE NOTE 20)
                                                            YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------
                                                      1994          1995            1996
                                                   ----------    -----------    -------------
Revenue:
Water............................................  $5,594,853    $ 9,640,919     $16,809,749
Rental...........................................   2,202,941      4,135,650       7,347,386
Other............................................     927,512      1,572,545       3,169,214
                                                   ----------    -----------     -----------
          Total revenue..........................   8,725,306     15,349,114      27,326,349
                                                   ----------    -----------     -----------
Cost of sales:
Water............................................   1,200,176      2,118,880       3,400,298
Other............................................     554,375        743,867       1,275,321
                                                   ----------    -----------     -----------
          Total cost of sales....................   1,754,551      2,862,747       4,675,619
                                                   ----------    -----------     -----------
Gross profit.....................................   6,970,755     12,486,367      22,650,730
Expenses:
Selling, delivery and administrative [note 18]...   5,355,969      9,040,529      15,756,452
Depreciation and amortization....................   1,094,538      1,464,668       3,841,614
                                                   ----------    -----------     -----------
Operating profit.................................     520,248      1,981,170       3,052,664
Interest expense.................................     624,532      1,294,371       2,481,005
                                                   ----------    -----------     -----------
Income (loss) before the following...............    (104,284)       686,799         571,659
Provision for (recovery of) income taxes [note
  17]............................................      (6,943)       299,107         398,325
                                                   ----------    -----------     -----------
Net (loss) income before non-controlling interest
  and extraordinary item.........................     (97,341)       387,692         173,334
Non-controlling interest [note 4]................       3,358         22,996          (6,894)
                                                   ----------    -----------     -----------
Net (loss) income before extraordinary items.....     (93,983)       410,688         166,440
Extraordinary item [note 14].....................    (143,732)      (391,626)       (473,436)
                                                   ----------    -----------     -----------
Net (loss) income................................  $ (237,715)   $    19,062     $  (306,996)
                                                   ==========    ===========     ===========
Primary (loss) earnings per share before
  extraordinary item.............................  $   (0.081)   $     0.291     $     0.097
                                                   ==========    ===========     ===========
Fully diluted earnings (loss) per share before
  extraordinary item.............................  $   (0.081)   $     0.291     $     0.095
                                                   ==========    ===========     ===========
Primary (loss) earnings per share................  $   (0.206)   $     0.014     $    (0.209)
                                                   ==========    ===========     ===========

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                              --------------------------------------------------------------------------------
                                                               COMMON SHARE
                                                            PURCHASE WARRANTS
                                             AMENDED      ----------------------
                                          (SEE NOTE 20)
                                          -------------
                                    COMMON STOCK
                              -------------------------                            CUMULATIVE       AMENDED
                                                                                   TRANSLATION   (SEE NOTE 20)
                               SHARES        AMOUNT       WARRANTS     AMOUNT      ADJUSTMENT       DEFICIT
                              ---------   -------------   --------   -----------   -----------   -------------
Balance December 31, 1993 as
  restated [note 3].........  1,096,116    $1,136,034           --   $        --    $ 207,022     $  (404,294)
Net loss....................                                                                         (237,715)
Shares issued for cash......    120,192       492,759
Common share purchase
  warrants issued in
  connection with
  subordinated notes [notes
  12 and 13]................                               165,767     1,135,149
Foreign currency translation
  adjustments...............                                                            2,602
                              ---------    ----------     --------   -----------    ---------     -----------
Balance December 31, 1994...  1,216,308     1,628,793      165,767     1,135,149      209,624        (642,009)
Net income..................                                                                           19,062
Foreign currency translation
  adjustments...............                  (21,575)                     1,581     (123,760)
                              ---------    ----------     --------   -----------    ---------     -----------
Balance December 31, 1995...  1,216,308     1,607,218      165,767     1,136,730       85,864        (622,947)
Net loss....................                                                                         (306,996)
Redemption of common share
  purchase warrants [note
  13].......................                 (345,878)    (165,767)   (1,136,730)
Shares issued for cash......    504,438     7,077,716
Subscriptions receivable....                 (230,003)
Foreign currency
  translation...............                  (43,886)                               (448,799)
                              ---------    ----------     --------   -----------    ---------     -----------
Balance December 31, 1996...  1,720,746    $8,065,167           --   $        --    $(362,935)    $  (929,943)
                              =========    ==========     ========   ===========    =========     ===========

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------
                                                                               AMENDED (SEE
                                                                                 NOTE 20)
                                                    1994           1995            1996
                                                 -----------    -----------    ------------
OPERATING ACTIVITIES
Net (loss) income..............................  $  (237,715)   $    19,062    $   (306,996)
Items not requiring cash
  Depreciation and amortization................    1,094,538      1,464,668       3,841,614
  Deferred taxes...............................      (57,439)        85,673        (293,390)
  Non-controlling interest.....................       (3,358)       (22,996)          6,894
  Amortization of deferred financing costs.....       38,113        460,951              --
  Amortization of subordinated notes payable
     discount..................................       57,238        130,824              --
                                                 -----------    -----------    ------------
                                                     891,377      2,138,182       3,248,122
Net change in non-cash working capital balances
  [note 15]....................................      137,764       (647,671)        (32,178)
                                                 -----------    -----------    ------------
Cash provided by operating activities..........    1,029,141      1,490,511       3,215,944
                                                 -----------    -----------    ------------
INVESTING ACTIVITIES
Purchase of fixed assets.......................   (1,437,435)    (2,741,204)     (7,272,814)
Sale of fixed assets, net......................      180,695        453,927         536,627
Acquisitions [note 4]..........................   (6,322,571)    (1,932,057)    (17,432,167)
                                                 -----------    -----------    ------------
Cash used in investing activities..............   (7,579,311)    (4,219,334)    (24,168,354)
                                                 -----------    -----------    ------------
FINANCING ACTIVITIES
Increase in long-term debt.....................    5,300,176      4,456,924      20,893,151
Repayment of long-term debt....................   (3,019,277)      (868,466)     (1,239,400)
Issuance of common shares......................      492,759             --       6,847,713
Issue of common shares by subsidiary to
  minority shareholders........................      309,686             --              --
Issue (redemption) of common share warrants....    1,135,149             --      (1,482,608)
Issue (redemption) of subordinated notes
  payable......................................    2,159,777             --      (2,159,777)
Increase in deferred charges...................     (451,737)       (36,980)       (190,462)
                                                 -----------    -----------    ------------
Cash provided by financing activities..........    5,926,533      3,551,478      22,668,617
                                                 -----------    -----------    ------------
Effect of translation on cash..................      (39,639)       (29,606)       (345,770)
                                                 -----------    -----------    ------------
Increase (decrease) in cash and cash
  equivalents during the year..................     (663,276)       793,049       1,370,437
Cash and cash equivalents, beginning of year...      730,525         67,249         860,298
                                                 -----------    -----------    ------------
Cash and cash equivalents, end of year.........  $    67,249    $   860,298    $  2,230,735
                                                 ===========    ===========    ============

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS

     Sparkling Spring Water Group Limited ("Sparkling Spring") provides containered water to home and office markets in British Columbia and the Maritime provinces of Canada, England and Scotland.

2. SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared on a historic cost basis by management in accordance with accounting principles generally accepted in the United States ("US GAAP"), the more significant of which are as follows:

BASIS OF PRESENTATION


     As a result of significant foreign acquisitions and growth in the Company's operations, the shareholders of Sparkling Spring and Sparkling Spring Water Limited ("SSWL") approved a reorganization on November 19, 1997, whereby the former shareholders of SSWL exchanged their shares of SSWL for shares of Sparkling Spring. This reorganization facilitated effective income tax planning regarding corporate distributions as described below and further facilitated credit risk management. In order to minimize tax on corporate distributions, Sparkling Spring was created to acquire the shares of SSWL and to acquire new debt as described in note 21. It is anticipated that Sparkling Spring will not be involved in carrying on any actual business operations and that in the future the Company's various operations will be isolated in separate corporate vehicles to achieve certain creditor protection for the holders of the new debt. As a part of this reorganization, certain shareholders of SSWL, including certain principal shareholders, directors and executive officers of the Company, reduced, at their discretion, their interest in Sparkling Spring by exchanging their shares of common stock and options to acquire shares of common stock of SSWL for a combination of shares of common stock and options to acquire shares of common stock of Sparkling Spring plus cash. The exchange was completed as a method of providing cash to the previous shareholders of SSWL. The shareholders of SSWL exchanged, on an aggregate basis, 1,728,246 shares of common stock and 442,993 options to acquire shares of common stock of SSWL for 1,383,328 shares of common stock and 252,197 options to acquire shares of common stock of Sparkling Spring plus $14,169,784 in cash. Those shareholders reducing their interest in Sparkling Spring received cash of $28 per share for each share by which their holdings of shares of common stock were reduced. Those shareholders surrendering options to acquire shares of common stock received $28, less the option's exercise price, for each option surrendered. The amount of $28 per share is the Company's estimate of the fair value of its shares at the time of the reorganization as negotiated by all shareholders. Subsequent to the reorganization, Sparkling Spring owns 100% of the issued and outstanding shares of SSWL. Authorized share capital is presented after giving effect to the reorganization.



     As part of the reorganization certain key managers of the Company have subscribed for an aggregate of 9,360 shares of Common Stock of Sparkling Spring. The shares will be recorded at their estimated fair value, as determined by an agreed upon formula, and reflected as temporary equity in the Company's financial statements upon issuance. These managers have granted an option to Sparkling Spring enabling Sparkling Spring to repurchase these shares of Common Stock at any time at their estimated fair market value determined in accordance with the same agreed upon formula price. Sparkling Spring is obligated to repurchase these shares at the option of the key managers for the same formula price during a one month period each year, subject to any financial covenants and financing requirements affecting the Company. If shares are purchased by the Company, the excess or deficiency of the cost to redeem the shares over the carrying value of the shares will be charged or credited to retained earnings.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

     Control of the Company did not change with the reorganization. Accordingly, the reorganization has been accounted for using the reorganization under common control method of accounting whereby the consolidated financial statements reflect the consolidated historical carrying value of the assets, liabilities and shareholders' equity, and the consolidated historical operating results of SSWL for each of the periods presented. Sparkling Spring was incorporated on October 22, 1997 and, accordingly, had no assets, liabilities or shareholders' equity or historical operating results for the periods presented.

BASIS OF CONSOLIDATION

     These consolidated financial statements include the accounts of Sparkling Spring and its subsidiaries, principally SSWL, Sparkling Spring Water U.K. Limited ("SSWUK"), Canadian Springs Water Company Ltd. ("Canadian Springs") and Water Jug Enterprises Limited ("Water Jug") (collectively referred to as the "Company") (see note 4).

REPORTING CURRENCY

     The Company uses the United States dollar as its reporting currency and the Canadian dollar as its functional currency. Assets and liabilities are translated into United States dollars at the exchange rates in effect at the balance sheet date. The revenues and expenses have been translated into United States dollars at average exchange rates prevailing during the year. The gains and losses on translation are included in a separate component of shareholders' equity titled "Cumulative translation adjustment".

     Foreign currency denominated assets and liabilities of Canadian operations are translated into Canadian dollars at exchange rates prevailing at the balance sheet date for monetary items and at exchange rates prevailing at the transaction date for non-monetary items. Gains or losses on translation are recognized in the statement of operations.

     Balance sheet accounts denominated in foreign currencies and translated at year-end exchange rates have been translated to U.S. dollars at the following:

                                                  1994      1995      1996
                                                 ------    ------    ------
Canadian Dollars...............................  $0.713    $0.733    $0.730
U.K. Pounds Sterling...........................  $1.564    $1.552    $1.705

INVENTORIES

     Inventories are valued at the lower of cost, determined on a first-in, first-out basis, and net realizable value.

FIXED ASSETS

     Fixed assets are recorded at cost less related government grants and investment tax credits. Depreciation is provided on the declining balance basis at the following annual rates:

Well and buildings..........................................      5%
Machinery, equipment and coolers............................  10-20%
Motor vehicles..............................................     30%
Roadways....................................................      8%
Returnable bottles..........................................     20%

     Equipment, computer hardware and motor vehicles under capital lease and leasehold improvements are amortized on a straight-line basis over the term of the related lease.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

ACQUISITIONS, GOODWILL

     On the acquisition of businesses, the excess of the purchase price over the fair value of the underlying net identifiable assets acquired is recognized as goodwill. Goodwill is amortized on a straight-line basis over periods of 20 to 40 years. The method used to assess if there has been a permanent impairment in the value of goodwill is based on projected and discounted cash flows.

DEFERRED FINANCING COSTS

     Deferred financing costs represent professional fees and other related costs incurred in relation to long-term financing agreements. These costs are amortized on the interest method over the term of the related financing.

DEBT DISCOUNT COSTS

     Debt discount costs are amortized to income under the interest method over the term of the related debt.

UNEARNED REVENUE

     Unearned revenue represents the prepayment of cooler leases and bottled water charges. These amounts are recognized as revenue in the period to which the lease relates or the product is provided.

ADVERTISING

     Advertising expenditures are expensed as incurred.

FINANCIAL INSTRUMENTS

     The Company's primary financial instruments consist of accounts receivable, accounts payable, customer deposits and long-term debt. The difference between the carrying values and the fair market values of the primary financial instruments are not material due to the short-term maturities and, or the credit terms of those instruments.

     The Company has at any one time a significant number of commitments to extend credit. The accounts receivable are owed from a large number of customers on normal credit terms and therefore there is minimal customer concentration and credit risk.

     The Company does not have any exposure relating to derivative instruments.

EARNINGS PER SHARE

     Primary and fully diluted earnings per share is calculated using the weighted average number of common shares outstanding during the period adjusted for the effect of the exercise of all outstanding options and warrants in accordance with APB 15.

LEASES

     Leases are classified as capital or operating leases. Assets are recorded as capital leases when the substantial benefits and risks of ownership have been transferred to the Company. Obligations recorded under capital leases are reduced by lease payments, net of imputed interest.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

INCOME TAXES

     Income taxes are accounted for in accordance with SFAS 109, "Accounting for Income Taxes". Under SFAS 109, an assets and liability approach is required. Such approach results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities.

     The Company and its subsidiaries file separate federal, state, and foreign income tax returns and, accordingly, provide for such income taxes on separate company basis.

3. CHANGE IN ACCOUNTING POLICY

     As a result of increased business activity in the United States, the Company has retroactively changed its reporting policy from Canadian dollars and Canadian generally accepted accounting principles to United States dollars and United Stated generally accepted accounting principles, effective January 1, 1997.

     The historical financial statements have been translated to U.S. dollars at the exchange rates in effect at the balance sheet dates and the revenue and expenses have been translated into U.S. dollars at average exchange rates prevailing during the year.

     In order to comply with accounting principles generally accepted in the United States the following accounting policies have also been changed:

EXPORT DEVELOPMENT COSTS

     Costs to develop export markets were previously deferred and amortized over five years. The Company has changed its accounting policy to expense these items in the period in which the expenditures were incurred.

FOREIGN CURRENCY

     The Company previously deferred and amortized unrealized foreign exchange gains and losses on long-term monetary items over the remaining term of the item. These gains and losses are now charged to income during the period of the unrealized gain or loss.

INCOME TAXES

     The Company now follows SFAS 109 for accounting for income taxes which requires an assets and liabilities approach, subject to a valuation allowance for deferred tax assets. The Company previously followed the deferral method.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

     The effect of the changes to these accounting policies had the following impact on net assets, net income after extraordinary items and cumulative translation adjustment:

                                                 1994         1995          1996
                                               ---------    ---------    ----------
Goodwill and deferred charges................  $(140,340)   $ (76,442)   $ (217,280)
Deferred taxes, asset........................    328,820      243,147       147,530
                                               ---------    ---------    ----------
NET ASSETS (DECREASE) INCREASE...............  $ 188,480    $ 166,705    $  (69,750)
                                               =========    =========    ==========
Operating expenses...........................   (167,873)      42,952      (406,361)
Depreciation and amortization................     23,844       24,410        61,186
Provision for income taxes...................      6,943     (299,107)     (529,301)
Extraordinary item...........................   (143,732)    (391,626)     (819,314)
Unusual items................................    211,652      596,541     1,456,927
                                               ---------    ---------    ----------
NET INCOME DECREASE..........................  $ (69,166)   $ (26,830)   $ (236,863)
                                               =========    =========    ==========
CUMULATIVE TRANSLATION ADJUSTMENT INCREASE
  (DECREASE).................................  $ (30,587)   $   4,755    $      408
                                               =========    =========    ==========

     Unusual items include previously deferred financing costs of $211,652, $596,541 and $1,253,014 in the years 1994, 1995 and 1996 respectively, which were expensed as a result of repayment of the then existing financing facility and have been reclassified as extraordinary items (net of applicable income taxes) as a result of the change in accounting policy from Canadian generally accepted accounting principles to United States generally accepted accounting principles. Unusual items in 1996 also includes $203,913 related to an employee buyout package.

     The retroactive application of the changes in accounting policies described above also had the effect of reducing the deficit at January 1, 1994 from $692,527 to $404,294.

4. ACQUISITIONS

1996

     On January 18, 1996, the Company acquired 100% of the shares of Canadian Springs and on May 19, 1996 the Company acquired 100% of the shares of Water Jug, companies located in British Columbia, Canada. The acquisitions have been accounted for under the purchase method of accounting and accordingly the results of operations since the dates of acquisition have been included in the consolidated statement of (loss) income.

     The following summarizes the transactions (in thousands):

                                                  CANADIAN SPRINGS    WATER JUG
                                                  ----------------    ---------
Net working capital.............................      $   778          $   29
Fixed assets....................................        2,996             341
Customer deposits...............................         (459)            (86)
Assumption of debt obligations..................         (694)           (155)
Goodwill........................................       12,993             972
                                                      -------          ------
Total cash consideration........................      $15,614          $1,101
                                                      =======          ======

     During 1996, the Company also acquired the non-controlling interest in SSWUK from the minority shareholder for cash consideration of $717,135, including goodwill of $391,024.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

1995

     On April 26, 1995, SSWUK acquired 100% of the shares of Aquaporte (UK) Limited ("Aquaporte"), a company registered in England and Wales. The acquisition has been accounted for under the purchase method of accounting and accordingly the results of operations since the date of acquisition have been included in the consolidated statement of (loss) income.

     The following summarizes the transaction (in thousands):

Net working capital.........................................  $ (179)
Fixed assets................................................     663
Customer deposits...........................................    (262)
Goodwill....................................................   1,710
                                                              ------
Total cash consideration....................................  $1,932
                                                              ======

1994

     On June 7, 1994, a newly formed subsidiary of the Company, SSWUK, acquired the assets of the cooler division of Buxton Mineral Water Company Limited ("Buxton"), a company registered in Hertfordshire, England and a wholly-owned subsidiary of Perrier (UK) Limited. The acquisition has been accounted for under the purchase method of accounting and accordingly the results of operations since the date of acquisition have been included in the consolidated statement of (loss) income.

     The following summarizes the transaction (in thousands):

Net working capital.........................................  $  481
Fixed assets................................................   3,907
Customer deposits...........................................    (743)
Goodwill....................................................   2,677
                                                              ------
Total acquisition...........................................  $6,322
                                                              ======

     The following unaudited pro forma information presents a summary of consolidated results of operations as if the acquisitions of Canadian Springs, Water Jug and the non-controlling interest in SSWUK had occurred at January 1, 1996 and January 1, 1995, the acquisition of Aquaporte had occurred at January 1, 1995 and January 1, 1994 and the acquisition of Buxton had occurred at January 1, 1994.

                                                FOR THE YEAR ENDED DECEMBER 31,
                                          --------------------------------------------
                                              1994            1995            1996
                                          ------------    ------------    ------------
Total revenue...........................  $13,128,851     $23,715,444     $27,986,741
Net (loss) income.......................      141,974       1,644,798        (350,764)
Extraordinary item......................     (143,732)       (391,626)       (473,436)
Primary (loss) earnings per share.......  $     0.115     $      1.17     $    (0.239)

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

5. ALLOWANCE FOR DOUBTFUL ACCOUNTS

Balance January 1, 1994.....................................   $  19,672
Additions...................................................     320,713
Write-offs..................................................     (24,270)
                                                               ---------
Balance December 31, 1994...................................     316,115
Additions...................................................     175,924
Write-offs..................................................     (20,215)
                                                               ---------
Balance December 31, 1995...................................     471,824
Additions...................................................     116,444
Write-offs..................................................    (378,210)
                                                               ---------
Balance December 31, 1996...................................     210,058

6. INVENTORIES

                                                         1995        1996
                                                       --------    --------
Packaging -- materials...............................  $388,664    $480,537
Goods for resale.....................................   103,472     215,306
Cooler parts.........................................    26,007      77,897
Other................................................    34,802      92,321
                                                       --------    --------
                                                       $552,945    $866,061
                                                       ========    ========

7. FIXED ASSETS

                                          1995                          1996
                               ---------------------------   ---------------------------
                                              ACCUMULATED                   ACCUMULATED
                                  COST        DEPRECIATION      COST        DEPRECIATION
                               -----------    ------------   -----------    ------------
Land and well................  $    68,130     $    3,533    $   489,670     $   42,349
Buildings and roadways.......      897,521        135,399        745,695        142,193
Coolers......................    5,872,847      1,600,496     10,931,290      4,631,002
Machinery and equipment......    1,260,055        501,692      4,395,170      1,598,854
Equipment and computer
  hardware under capital
  lease......................      977,514        298,916      1,525,163        836,621
Motor vehicles...............      618,082        300,404        911,010        705,555
Motor vehicles under capital
  lease......................      733,824        252,325      2,906,758        746,227
Leasehold improvements.......      141,419         66,361        646,211        220,794
Returnable bottles...........    1,381,945        246,808      2,852,141        656,282
                               -----------     ----------    -----------     ----------
                                11,951,337     $3,405,934     25,403,108     $9,579,877
Accumulated depreciation.....    3,405,934                     9,579,877
                               -----------                   -----------
Net book value...............  $ 8,545,403                   $15,823,231
                               ===========                   ===========

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

8. GOODWILL AND DEFERRED CHARGES

                                           1995                         1996
                                --------------------------   ---------------------------
                                              ACCUMULATED                   ACCUMULATED
                                   COST       DEPRECIATION      COST        DEPRECIATION
                                ----------    ------------   -----------    ------------
Goodwill......................  $4,900,882      $312,251     $19,588,100      $945,502
Deferred financing costs......          --            --         116,201        41,693
Other.........................      10,321            --          83,429            --
                                ----------      --------     -----------      --------
                                 4,911,203      $312,251      19,787,730      $987,195
Accumulated amortization......     312,251                       987,195
                                ----------                   -----------
Net book value................  $4,598,952                   $18,800,535
                                ==========                   ===========

9. DEBT DUE WITHIN ONE YEAR

                                                               1995          1996
                                                            ----------    ----------
Current portion of obligations under capital leases [note
  9]......................................................  $  580,096    $1,104,315
Current portion of loans payable [note 10]................   1,656,720       476,721
                                                            ----------    ----------
                                                            $2,236,816    $1,581,036
                                                            ==========    ==========

10. OBLIGATIONS UNDER CAPITAL LEASES

     The obligations under capital leases are recorded net of the related imputed interest calculated at an average rate of 10%. Total minimum annual lease commitments are as follows:

1997...............................................  $1,363,727
1998...............................................     808,614
1999...............................................     595,889
2000...............................................     474,125
2001...............................................     373,771
Thereafter in aggregate............................     450,608
                                                     ----------
                                                      4,066,734
Less imputed interest..............................   1,036,094
                                                     ----------
                                                      3,030,640
Less current portion...............................   1,104,315
                                                     ----------
                                                     $1,926,325
                                                     ==========

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

11. LOANS PAYABLE

                                                                 1995          1996
                                                              ----------    -----------
Term loans ($17,747,328 Cdn. and L8,204,760) bearing
  interest at prime plus 1 1/4%.............................  $7,136,588    $26,866,624
Term loans bearing interest at prime plus 2% repayable in
  monthly installments of principal and interest of $2,093
  maturing in varying amounts to 2004.......................          --        112,812
Unsecured loan (L273,400) bearing interest at 7%, interest
  and principal repayable upon maturity on June 8, 1997.....     424,973        463,778
                                                              ----------    -----------
                                                               7,561,561     27,443,214
Less portion due within one year............................   1,656,720        476,721
                                                              ----------    -----------
                                                              $5,904,841    $26,966,493
                                                              ==========    ===========

     On January 28, 1997, the Company replaced its $27 million term loans with a revolving credit facility of $51.1 million available in multiple currencies at Libor plus 2.75% and, or prime rate plus 1.25%. In addition to refinancing the term loans, funds were used to finance acquisitions. Terms of the January 28, 1997 revolving credit facility provide for the drawn portion of the loan to convert into a term loan after two years and to mature on December 31, 2002.

     A general assignment of book debts and a floating charge demand debenture in the amount of $36.5 million over essentially all of the Company's other assets have been pledged as collateral for the term loans.

     The following repayment schedule represents the required annual principal repayments of long-term debt for each of the next five years based upon debt payment terms negotiated subsequent to year end:

1997....................................................  $  476,721
1998....................................................      14,494
1999....................................................   4,314,891
2000....................................................   6,466,167
2001....................................................   6,464,288
Thereafter in aggregate.................................   9,706,653

12. SUBORDINATED NOTES PAYABLE

                                                                 1995       1996
                                                              ----------    ----
Unsecured redeemable subordinated notes payable bearing
  interest at 8%, interest payable semi-annually............  $3,300,000    $--
Less unamortized discount value.............................    (946,932)    --
                                                              ----------    ---
                                                              $2,353,068    $--
                                                              ==========    ===

     The subordinated noteholders held as additional consideration common share warrants which were assigned a value of $1,136,730 as described in note 13. During 1996, the Company redeemed its subordinated notes payable and all attached common share warrants for cash consideration of

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

$4.7 million representing a $1,253,552 excess over the book value of the debt and warrants. The present value of interest payments foregone by the noteholders of $907,674 has been expensed in these statements as described in note 14. The remaining excess, $345,878, has been allocated to the warrants and has been reflected as a reduction of paid in capital.

13. CAPITAL STOCK

     During 1994, the Company issued 165,767 common share purchase warrants to the holders of subordinated notes payable. The warrants were detachable and exercisable at $1 upon repayment of the notes or in the event of default of interest payments required on these notes. The warrants were assigned a value of $1,136,730 representing the estimated fair value of the warrants at the date of issuance. The estimated fair value of the warrants has been calculated as the difference between the total consideration received for the notes and warrants and the estimated fair value of the notes calculated using a yield to maturity for the notes and related interest payments of 17 1/2%. During 1996 the subordinated notes were redeemed together with the related common share purchase warrants (note 12).

     The Company maintains a stock option plan for management and directors where options to acquire Class E common shares are issued with strike prices approximating the estimated value of the shares at the date of issuance.

     The Company accounts for stock options in accordance with APB Opinion No. 25 and, accordingly, no compensation costs have been recognized. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and net income per share would have been reduced to the pro forma amounts as follows:

                                                              1994       1995        1996
                                                               $           $          $
                                                            --------    -------    --------
Net (loss) income -- as reported..........................  (237,715)    19,062    (306,996)
Net (loss) -- pro forma...................................  (263,251)   (95,014)   (415,332)
Net (loss) income per share -- as reported................    (0.206)     0.014      (0.209)
Net (loss) per share -- pro forma.........................    (0.228)    (0.078)     (0.283)

     The per share weighted-average fair value of stock options generated during 1996 was $4.77 (1995 -- $1.15, 1994 -- $1.30) at the date of grant, using the minimum value approach as permitted by SFAS 123 for non-public companies, and an assumed risk free interest rate of 5%.

     The following summarizes the status of the option plan. To the extent that options are exercisable in Canadian dollars, exercise prices have been translated at the exchange rate as of December 31, 1996.

                                                  NUMBER OF       RANGE OF          AVERAGE
                                                   OPTIONS     EXERCISE PRICE    EXERCISE PRICE
                                                  ---------    --------------    --------------
OUTSTANDING AT DECEMBER 31, 1993................    96,192              $1.33         $1.33
Granted.........................................   205,106      $3.92 - 4.326         $4.31
-----------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1994................   301,298      $1.33 - 4.326         $3.33
Granted.........................................    64,595      $3.92 - 4.326         $4.30
-----------------------------------------------------------------------------------------------

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

                                                  NUMBER OF       RANGE OF          AVERAGE
                                                   OPTIONS     EXERCISE PRICE    EXERCISE PRICE
                                                  ---------    --------------    --------------
OUTSTANDING AT DECEMBER 31, 1995................   365,893      $1.33 - 4.326         $3.53
Granted.........................................    53,500     $10.27 - 20.00        $18.53
Cancelled.......................................   (20,000)             4.326        $4.326
-----------------------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1996................   399,393      $1.33 - 20.00         $5.50
                                                   =======     ==============        ======
EXERCISABLE AT DECEMBER 31, 1996................   235,390      $1.33 - 4.326         $3.58

     Information with respect to options outstanding and exercisable at December 31, 1996 is as follows:

     Options outstanding

                         REMAINING
EXERCISE    NUMBER      CONTRACTUAL
 PRICE    OUTSTANDING       LIFE
--------  -----------   ------------
   $1.33     96,192      3.8 years
   $4.01      5,000      3.8 years
  $4.326    244,701      3.8 years
  $10.27      5,000      3.8 years
  $14.00      5,000      3.8 years
  $20.00     43,500      3.8 years
            -------
            399,393
            =======

     Options Exercisable

   $1.33     76,953      3.8 years
   $4.01      5,000      3.8 years
  $4.326    153,437      3.8 years
            -------
            235,390
            =======

     At December 31, 1994 and 1995 the number of options exercisable were 43,477 and 138,084, respectively, and the weighted average exercise prices were $1.64 and $3.38, respectively.

14. EXTRAORDINARY ITEM

     The Company restructured and replaced its long-term financing agreements in each of the last three years. Costs incurred related to new loan financing arrangements have been deferred in accordance with the Company's accounting policy for deferred financing costs. Costs, in the amount of $473,436
(1995 -- $391,626; 1994 -- $143,732) related to debt that was restructured have been expensed in the year, net of applicable income tax recoveries of $434,238 (1995 -- $204,915; 1994 -- $67,920).

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

15. STATEMENT OF CASH FLOW

                                     1994           1995           1996
                                  -----------    -----------    -----------
(Increase) decrease in
  Accounts receivable...........  $(1,419,369)   $  (875,321)   $(1,672,299)
  Inventories...................     (139,275)      (173,756)      (313,116)
  Prepaid expenses..............     (269,993)      (198,454)      (759,560)
                                  -----------    -----------    -----------
                                   (1,828,637)    (1,247,531)    (2,744,975)
                                  -----------    -----------    -----------
Increase (decrease) in
  Accounts payable and accrued
     liabilities................    1,367,091        317,510      1,867,327
  Unearned revenue..............      (16,479)       316,146       (223,376)
  Customer deposits.............      168,457        118,735        197,951
  Income taxes payable..........           --             --         76,890
                                  -----------    -----------    -----------
                                    1,519,069        752,391      1,918,792
                                  -----------    -----------    -----------
Net change in non-cash working
  capital balances..............     (309,568)      (495,140)      (826,183)
Less net working capital
  acquired on acquisitions [note
  4]............................      480,983       (179,446)       803,344
Effect of translation...........      (33,651)        26,915         (9,339)
                                  -----------    -----------    -----------
                                  $   137,764    $  (647,671)   $   (32,178)
                                  ===========    ===========    ===========

     Net working capital acquired on acquisitions has been excluded from cash flows from operations as it has been included in investing activities in "acquisitions".

16. LEASE COMMITMENTS

     The Company is committed under operating leases extending for various periods to 2008. Future minimum lease payments are as follows:

1997............................................  $  697,746
1998............................................     592,826
1999............................................     525,457
2000............................................     494,002
2001............................................     390,195
Thereafter in aggregate.........................   1,398,445

     Lease costs of $896,000 (1995 -- $695,000; 1994 -- $559,000) have been expensed during the year.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

17. INCOME TAXES

     A reconciliation of the provision for income taxes based on the combined federal and provincial income tax rates of 45% (1995 -- 45%; 1994 -- 44%) is as follows:

                                         1994         1995         1996
                                       ---------    ---------    ---------
Provision for (recovery of) income
  taxes at statutory rates...........  $ (44,409)   $ 319,408    $ 254,144
Non deductible amortization..........         --           --      132,910
Difference in foreign tax rates......     27,026       (5,640)      14,414
Other................................     10,440      (14,661)      (3,143)
                                       ---------    ---------    ---------
                                       $  (6,943)   $ 299,107    $ 398,325
                                       =========    =========    =========

                                         1994         1995         1996
                                       ---------    ---------    ---------
The provision for (recovery of)
  income taxes includes:
Current income taxes -- Canada.......  $      --    $      --    $  90,000
                                       ---------    ---------    ---------
Deferred income taxes -- Canada......     67,378      269,107      357,325
                      -- Foreign.....    (74,321)      30,000      (49,000)
                                       ---------    ---------    ---------
                                          (6,943)     299,107      308,325
                                       ---------    ---------    ---------
                                       $  (6,943)   $ 299,107    $ 398,325
                                       =========    =========    =========

     The deferred tax asset is comprised of the following timing differences:

                                         1994         1995         1996
                                       ---------    ---------    ---------
Excess accounting expenses over
  tax................................  $ 151,060    $ 106,792    $ 561,774
Non capital loss carryforwards.......    176,475      169,341      185,657
Excess of tax over book
  depreciation.......................         --      (42,743)    (204,149)
Other differences....................      1,285        9,757       (6,745)
                                       ---------    ---------    ---------
                                       $ 328,820    $ 243,147    $ 536,537
                                       =========    =========    =========

     The non capital loss carryforwards at December 31, 1996 of approximately $560,000 have no expiry.

18. SELLING, DELIVERY AND ADMINISTRATIVE EXPENSES

     (a) During the year the Company paid approximately $529,400
(1995 -- $386,000; 1994 -- $215,460) to CF Capital (CFCC), an affiliated company, for management and related services.

     The Company also paid CFCC $239,600 (1995 -- $135,000; 1994 -- $61,540) for investment banking advisory services rendered in connection with acquisitions completed during the year.

     The Company has entered into a Management Agreement with CFCC and two of CFCC's shareholders who are also shareholders of the Company. Under the terms of the Agreement, CFCC manages the operations of the Company and negotiates contracts, financial agreements and other arrangements. The Management Agreement provides that CFCC shall receive a base fee which is adjusted yearly based on annual Company revenues. An annual bonus, calculated as a percentage of the base fee, is due to CFCC in the event the Company achieves certain targeted levels of per share

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

earnings before depreciation, amortization and income taxes. CFCC also receives fees for investment banking advisory services rendered to the Company in connection with successful acquisitions.

     All shareholders of the Company are party to a Shareholder Agreement which provides, among other things, for preemptive rights in favor of the shareholders under certain circumstances if Sparkling Spring issues additional securities and for certain registration rights. The Shareholder Agreement also provides restrictions on the transfer of the Company's capital stock, for rights of first refusal and for rights of certain shareholders to require all other shareholders to join with them in their sale of the Company's capital stock.

     In connection with the purchase of shares of common stock of the Company, promissory notes totalling $230,003 have been issued to certain of officers of the Company. The promissory notes bear interest at a rate of 7% and mature on January 31, 1998 with principal and interest due on that date. The common shares purchased by the officers are pledged as security for the promissory notes.

     (b) Selling, delivery and administration expenses include advertising and promotional expenses of $1,206,000 (1995 -- $656,000; 1994 -- $342,000).

19. SUMMARY OF BUSINESS SEGMENTS

                                     1994           1995           1996
                                  -----------    -----------    -----------
Revenue
Canada..........................  $ 4,478,547    $ 5,061,581    $15,363,998
United Kingdom..................    4,246,757     10,287,533     11,962,351
                                  -----------    -----------    -----------
                                    8,725,306     15,349,114     27,326,349
                                  ===========    ===========    ===========
Net income (loss) before income
  taxes, Non-controlling
  interest and extraordinary
  item
Canada..........................      124,292        622,549        726,937
United Kingdom..................     (228,576)        64,250       (155,278)
                                  -----------    -----------    -----------
                                     (104,284)       686,799        571,659
                                  ===========    ===========    ===========
Identifiable Assets
Canada..........................    5,475,904      5,664,794     27,177,107
United Kingdom..................    8,358,856     12,856,161     17,232,061
                                  -----------    -----------    -----------
                                  $13,834,760    $18,520,955    $44,409,168
                                  ===========    ===========    ===========

20. AMENDMENT AND RECLASSIFICATION OF CERTAIN FINANCIAL STATEMENT AMOUNTS

     These financial statements have been amended to record $345,878 relating to the Company's 1996 redemption of subordinated notes and warrants as a reduction of paid in capital. This amount was previously expensed as an extraordinary item in the 1996 statement of operations.

     These financial statements have also been amended to reclassify certain items between current assets and shareholders' equity and current and long-term liabilities.

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

21. SUBSEQUENT EVENTS

     (a) Subsequent to year end, the Company completed the following acquisitions:

                                                                                   ACQUISITION
                                                         ACQUISITION    INTEREST      COST
           COMPANY                   LOCATION               DATE        ACQUIRED     (000'S)
-----------------------------  --------------------    ---------------  --------   -----------
D&D and Company, Inc.........  Portland, Oregon        January, 1997      100%       $4,012
High Valley Water Limited....  Kelowna, BC             January, 1997      100%        1,824
Withey's Water Softening and
  Purification Limited.......  Prince George, BC       January, 1997      100%        1,386
Marlborough Employment
  Limited....................  Glasgow, Scotland       February, 1997     100%        8,230
Soja Enterprises, Inc........  Portland, Oregon        June, 1997         100%          150
Crystal Spring Bottled Water
  Co. Inc....................  Portland, Oregon        June, 1997         100%        4,501
Cullyspring Water Co.,
  Inc. ......................  Seattle, Washington     October, 1997      100%        7,004
Crystal Springs Drinking
  Water Inc..................  Seattle, Washington     December, 1997     100%        1,400
Coastal Mountain Water
  Corp.......................  Vancouver, BC           February, 1998     100%        4,241

     The transactions were funded from working capital and approximately $25 million of proceeds from the issuance of long-term debt. The acquisitions will be accounted for under the purchase method of accounting.

     (b) On November 19, 1997, the Company completed a $100,000,000 private placement of 11 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"). The Company used the net proceeds of this offering to repay $60.1 million of its existing credit facility and capitalized leases and to pay $13.9 million to certain Company shareholders (see note 2).

     The Company offered to each holder of Private Notes equivalent exchange notes (the "Exchange Notes"). The Exchange Notes are identical in form and terms to the Private Notes, except that upon the effectiveness of a registration statement filed with the United States Securities and Exchange Commission covering the Exchange Notes, the holders of Exchange Notes may offer the Notes for sale to the general public.

     Each of the Subsidiary Guarantors has fully and unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to each holder of Notes and the trustee under the Indenture pursuant to which the Notes were issued, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal and interest on the Notes. The guarantees are subordinated to Guarantor Senior Indebtedness (as defined in the Indenture). As of September 30, 1997, on a pro forma basis after giving effect to the issuance of the Private Notes and the application of the net proceeds therefrom, the Subsidiary Guarantors would have had approximately $1.5 million of guarantor Senior Indebtedness outstanding.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture pursuant to which the Notes are to be issued, will result in the obligations of such Subsidiary Guarantor under its guarantee not constitut-

                      SPARKLING SPRING WATER GROUP LIMITED

                               DECEMBER 31, 1996

ing a fraudulent conveyance or fraudulent transfer under federal, state or other applicable law. In addition, the obligations of each Subsidiary Guarantor organized outside the United States will be limited to the maximum amount permitted under applicable Canadian, English, Scottish or other foreign law.

     Separate audited financial statements of the guarantor subsidiaries have not been provided as Sparkling Spring has no subsidiaries which are nonguarantor subsidiaries and does not believe that this information would be meaningful to investors. Sparkling Spring is a holding company and has no operations or assets independent of its investment in its subsidiaries. All of Sparkling Spring's subsidiaries are wholly-owned. There are no restrictions as to the payment of dividends or loans by Sparkling Spring's subsidiaries to Sparkling Spring or as to the granting of any upstream guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

                      SPARKLING SPRING WATER GROUP LIMITED

                           CONSOLIDATED BALANCE SHEET


                                                          AS AT SEPTEMBER 30
                                                              (UNAUDITED)              PRO FORMA
                                                     (WITH COMPARATIVE FIGURES AS    SHAREHOLDERS
                                                            AT DECEMBER 31)          EQUITY AS AT
                                                     -----------------------------   SEPTEMBER 30,
                                                         1996            1997            1997
                                                     -------------   -------------   -------------
                                                                                       [NOTE 2]
                      ASSETS
Current
Cash and cash equivalents..........................   $ 2,230,735     $   897,869
Accounts receivable................................     4,799,080       8,939,785
Inventories........................................       866,061       1,408,681
Prepaid expenses...................................     1,352,989       1,511,572
Current portion of deferred taxes..................        95,681              --
                                                      -----------     -----------
     Total current assets..........................     9,344,546      12,757,907
Deferred taxes.....................................       440,856         231,963
Fixed assets.......................................    15,823,231      21,524,242
Goodwill and deferred charges......................    18,800,535      35,338,105
                                                      -----------     -----------
     Total assets..................................   $44,409,168     $69,852,217
                                                      ===========     ===========
       LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities...........   $ 4,303,850     $ 4,874,588
Income tax payable.................................        76,890         988,353
Unearned revenue...................................       161,790         327,389
Customer deposits..................................     2,620,495       3,483,330
Debt due within one year...........................     1,581,036         957,942
                                                      -----------     -----------
     Total current liabilities.....................     8,744,061      10,631,602
                                                      -----------     -----------
Obligations under capital leases...................     1,926,325       2,580,013
Loans payable......................................    26,966,493      47,245,425
Seller note........................................            --       1,500,000
                                                      -----------     -----------
     Total long-term liabilities...................    28,892,818      51,325,438
                                                      -----------     -----------
Temporary equity...................................            --              --         262,000
                                                      -----------     -----------

Shareholders' equity
Capital stock......................................     8,295,170       8,255,408       6,537,717
Less: subscriptions receivable.....................      (230,003)       (230,003)       (230,003)
                                                      -----------     -----------     -----------
                                                        8,065,167       8,025,405       6,307,714
Deficit............................................      (929,943)        303,756     (12,900,337)
Cumulative translation adjustment..................      (362,935)       (433,984)       (433,984)
                                                      -----------     -----------     -----------
          Total shareholders' equity...............     6,772,289       7,895,177      (7,026,607)
                                                      -----------     -----------     -----------
          Total liabilities and shareholders'
            equity.................................   $44,409,168     $69,852,217
                                                      ===========     ===========     ===========


                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

                                                              NINE MONTHS ENDED SEPTEMBER 30
                                                                       (UNAUDITED)
                                                                  1996              1997
                                                                   $                 $
                                                              ------------      ------------
Revenue:
Water.......................................................  $13,391,893       $19,536,818
Rental......................................................    5,604,317         7,776,599
Other.......................................................    2,067,630         4,484,361
                                                              -----------       -----------
Total revenue...............................................   21,063,840        31,797,778
Cost of sales...............................................    3,403,176         5,863,637
                                                              -----------       -----------
Gross profit................................................   17,660,664        25,934,141

Expenses:
Operating...................................................   12,635,503        16,817,876
Depreciation and amortization...............................    2,751,599         3,918,398
                                                              -----------       -----------
Operating profit............................................    2,273,562         5,197,867
Interest expense............................................    1,702,781         2,900,528
                                                              -----------       -----------
Income before the following.................................      570,781         2,297,339
Provision for income taxes..................................      347,634         1,063,640
                                                              -----------       -----------
Net income before non-controlling interest and extraordinary
  item......................................................      223,147         1,233,699
Non-controlling interest....................................       (6,912)               --
                                                              -----------       -----------
Net income before extraordinary item........................      216,235         1,233,699
Extraordinary item..........................................     (469,303)               --
                                                              -----------       -----------
Net income (loss)...........................................     (253,068)        1,233,699
Deficit, beginning of period................................     (622,947)         (929,943)
                                                              -----------       -----------
Deficit, end of period......................................  $  (876,015)      $   303,756
                                                              -----------       -----------
Primary earnings per share before extraordinary item........  $       .13       $       .63
                                                              -----------       -----------
Fully diluted earnings per share before extraordinary
  item......................................................  $       .13       $       .61
                                                              -----------       -----------
Primary earnings (loss) per share...........................  $     (0.18)      $       .63
                                                              -----------       -----------
Fully diluted earnings (loss) per share.....................  $     (0.18)      $       .61
                                                              -----------       -----------

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   NINE MONTHS ENDED
                                                               SEPTEMBER 30 (UNAUDITED)
                                                              ---------------------------
                                                                  1996           1997
                                                              ------------   ------------
OPERATING ACTIVITIES
Net income (loss)...........................................  $   (253,068)  $  1,233,699
Items not requiring cash
  Depreciation and amortization.............................     2,751,599      3,918,398
  Deferred taxes............................................      (146,974)       301,794
  Minority interest.........................................         6,912             --
                                                              ------------   ------------
                                                                 2,358,469      5,453,891
Net change in non-cash working capital balances.............       507,097     (1,913,872)
                                                              ------------   ------------
Cash provided by operating activities.......................     2,865,566      3,540,019
                                                              ------------   ------------
INVESTING ACTIVITIES
Purchase of fixed assets....................................    (5,909,161)    (5,935,130)
Sale of fixed assets, net...................................       434,612        185,369
Acquisitions (Increase).....................................   (17,478,311)   (19,835,497)
                                                              ------------   ------------
Cash used in investing activities...........................   (22,952,860)   (25,585,258)
                                                              ------------   ------------
FINANCING ACTIVITIES
Increase in long-term debt..................................    20,021,054     24,048,786
Repayment of long-term debt.................................    (1,023,835)    (1,998,069)
Issuance of common shares...................................     4,529,056         19,153
Redemption of subordinated notes payable....................    (2,159,777)            --
Redemption of common share warrants.........................    (1,482,608)            --
(Increase) decrease in deferred charges.....................        61,810     (1,174,907)
                                                              ------------   ------------
Cash provided by financing activities.......................    19,945,700     20,894,963
                                                              ------------   ------------
Effect of translation on cash...............................      (141,344)      (182,590)
Decrease in cash and cash equivalents during the period.....      (282,938)    (1,332,866)
Cash and cash equivalents, beginning of period..............       860,298      2,230,735
                                                              ------------   ------------
Cash and cash equivalents, end of period....................  $    577,360   $    897,869
                                                              ============   ============

                             See accompanying notes

                      SPARKLING SPRING WATER GROUP LIMITED

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     Sparkling Spring Water Group Limited ("Sparkling Spring") provides containered water to home and office markets in British Columbia and the Maritime Provinces of Canada, England, Scotland and the Pacific Northwestern United States.

2. BASIS OF PRESENTATION


     As a result of significant foreign acquisitions and growth in the Company's operations, the shareholders of Sparkling Spring and Sparkling Spring Water Limited ("SSWL") approved a reorganization on November 19, 1997, whereby the former shareholders of SSWL exchanged their shares of SSWL for shares of Sparkling Spring.This reorganization facilitated effective income tax planning regarding corporate distributions as described below and further facilitated credit risk management. In order to minimize tax on corporate distributions, Sparkling Spring was created to acquire the shares of SSWL and to acquire new debt as described in note 6(a). It is anticipated that Sparkling Spring will not be involved in carrying on any actual business operations and that in the future the Company's various operations will be isolated in separate corporate vehicles to achieve certain creditor protection for the holders of the new debt. As part of this reorganization, certain shareholders of SSWL, including certain principal shareholders, directors and executive officers of the Company, reduced, at their discretion, their interest in Sparkling Spring by exchanging their shares of common stock and options to acquire shares of common stock of SSWL for a combination of shares of common stock and options to acquire shares of common stock of Sparkling Spring plus cash. The exchange was completed as a method of providing cash to the previous shareholders of SSWL. The shareholders of SSWL exchanged, on an aggregate basis, 1,728,246 shares of common stock and 442,993 options to acquire shares of common stock of SSWL for 1,383,328 shares of common stock and 252,197 options to acquire shares of common stock of Sparkling Spring plus $14,169,784 in cash. Those shareholders reducing their interest in Sparkling Spring received cash of $28 per share for each share by which their holdings of shares of common stock were reduced. Those shareholders surrendering options to acquire shares of common stock received $28, less the option's exercise price, for each option surrendered. The amount of $28 per share is the Company's estimate of the fair value of its shares at the time of the reorganization as negotiated by all shareholders. Subsequent to the reorganization, Sparkling Spring owns 100% of the issued and outstanding shares of SSWL.


     As part of the reorganization certain key managers of the Company have subscribed for an aggregate of 9,360 shares of Common Stock of Sparkling Spring. The shares will be recorded at fair value and reflected as temporary equity in the Company's financial statements upon issuance. These managers have granted an option to Sparkling Spring enabling Sparkling Spring to repurchase these shares of Common Stock at any time at an agreed upon formula price. Sparkling Spring is obligated to repurchase these shares at the option of the key managers for the same formula price during a one month period each year, subject to any financial covenants and financing requirements affecting the Company. If shares are purchased by the Company, the excess or deficiency of the cost to redeem the shares over the carrying value of the shares will be charged or credited to retained earnings.

     Control of the Company did not change with the reorganization. Accordingly, the reorganization has been accounted for using the reorganization under common control method of accounting whereby the consolidated financial statements reflect the consolidated historical carrying value of the assets, liabilities and shareholders' equity and the consolidated historical operating results of SSWL for each of the periods presented. Sparkling Spring was incorporated on October 22, 1997 and, accordingly, had no assets, liabilities or shareholders' equity or historical operating results for the periods presented.

     The pro forma shareholders' equity at September 30, 1997 gives effect to the reduction in shareholders equity resulting from the reorganization of Sparkling Spring discussed above.

3. SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements include the accounts of Sparkling Spring and its subsidiaries, SSWL, Sparkling Spring Water U.K. Limited, Canadian Springs Water Company Ltd., Water Jug Enterprises Limited and Spring Water Inc. and the subsidiaries referred to in note 4 (collectively referred to as the "Company"), in accordance with accounting principles generally accepted in the United States.

     These unaudited interim consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The adjustments are of a normal recurring nature.

4. ACQUISITIONS

     (a) During 1996 and 1997 the Company completed a number of acquisitions. The acquisitions have been accounted for under the purchase method of accounting and accordingly the results of operations since the dates of acquisition have been included in the consolidated statement of income (loss) and deficit.

        BUSINESS ACQUIRED                LOCATION        DATE OF ACQUISITION
----------------------------------   -----------------   --------------------
Canadian Springs Water Company
  Ltd.............................   Vancouver, BC       January 1996
Water Jug Enterprises Limited.....   Kamloops, BC        May 1996
Sparkling Spring U.K.
  Limited(remaining 10%)..........   London, England     March 1996
D&D and Company, Inc..............   Portland, Oregon    January 1997
High Valley Water Limited.........   Kelowna, BC         January 1997
Withey's Water Softening and
  Purification Limited............   Prince George, BC   January 1997
Marlborough Employment Limited....   Glasgow, Scotland   February 1997
Soja Enterprises, Inc.............   Portland, Oregon    June 1997
Crystal Springs Bottled Water Co.,
  Inc.............................   Portland, Oregon    June 1997

     The following summarizes the transactions:

                                                       1996          1997
                                                    -----------   -----------
Net working capital...............................  $   809,606   $   706,472
Fixed assets......................................    3,672,515     3,655,741
Customer deposit..................................     (546,358)     (281,714)
Assumption of debt obligations....................     (851,365)     (849,619)
Goodwill..........................................   14,393,913    16,604,617
                                                    -----------   -----------
Total cash consideration..........................  $17,478,311   $19,835,497
                                                    ===========   ===========

     The following unaudited pro forma information presents a summary of consolidated results of operations as if the above acquisitions had occurred on January 1, 1997 and January 1, 1996.

                                          FOR THE NINE MONTHS ENDED (IN THOUSANDS)
                                          ----------------------------------------
                                          SEPTEMBER 30, 1996    SEPTEMBER 30, 1997
                                          ------------------    ------------------
Revenue.................................       $35,320               $38,628
Net loss before extraordinary item......       $(3,272)              $(1,758)

5. EXTRAORDINARY ITEM

     The Company restructured and replaced its long-term financing agreements during the nine months ended September 30, 1996. Costs incurred related to new loan financing arrangements have been deferred in accordance with the Company's accounting policy for deferred financing costs.

Costs, in the amount of $469,303 related to debt that was restructured have been expensed during the period, net of applicable income tax recoveries of $434,238.

6. SUBSEQUENT EVENT


     (a) On November 19, 1997, the Company completed a $100,000,000 private placement of 11 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"). The Company used the net proceeds of this offering to repay $60.1 million of its existing credit facility and capitalized leases and to pay $13.9 million to certain Company shareholders (see note 2).


     The Company offered to each holder of Private Notes equivalent exchange notes (the "Exchange Notes"). The Exchange Notes are identical in form and terms to the Private Notes, except that upon the effectiveness of a registration statement filed with the United States Securities and Exchange Commission covering the Exchange Notes, the holders of Exchange Notes may offer the Notes for sale to the general public.


     Each of the Subsidiary Guarantors has fully and unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to each holder of Notes and the trustee under the Indenture pursuant to which the Notes were issued, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal and interest on the Notes. The guarantees are subordinated to Guarantor Senior Indebtedness (as defined in the Indenture). As of September 30, 1997, on a pro forma basis after giving effect to the issuance of the Private Notes and the application of the net proceeds therefrom, the Subsidiary Guarantors would have had approximately $1.5 million of guarantor Senior Indebtedness outstanding.


     The obligations of each Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to its contribution obligations under the Indenture pursuant to which the Notes are to be issued, will result in the obligations of such Subsidiary Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or other applicable law. In addition, the obligations of each Subsidiary Guarantor organized outside the United States will be limited to the maximum amount permitted under applicable Canadian, English, Scottish or other foreign law.


     Separate audited financial statements of the guarantor subsidiaries have not been provided as Sparkling Spring has no subsidiaries which are nonguarantor subsidiaries and does not believe that this information would be meaningful to investors. Sparkling Spring is a holding company and has no operations or assets independent of its investment in its subsidiaries. All of Sparkling Spring's subsidiaries are wholly-owned. There are no restrictions as to the payment of dividends or loans by Sparkling Spring's subsidiaries to Sparkling Spring or as to the granting of any upstream guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.



     (b) Subsequent to September 30, 1997, the Company completed the following acquisitions:







                                              ACQUISITION    INTEREST  ACQUISITION
       COMPANY               LOCATION             DATE       ACQUIRED  COST (000'S)
       -------               --------         -----------    --------  ------------
Cullyspring Water Co.,
  Inc.................  Seattle, Washington  October, 1997     100%       7,004
Crystal Springs Drink-
  ing Water Inc.......  Seattle, Washington  December, 1997    100%       1,400
Coastal Mountain Water
  Corp................  Vancouver, BC        February, 1998    100%       4,241

                              FINANCIAL STATEMENTS

                             CANADIAN SPRINGS WATER
                                  COMPANY LTD.

                      JANUARY 17, 1996 AND MARCH 31, 1995

                                AUDITORS' REPORT

To the Directors of
Sparkling Spring Water Limited

     We have audited the balance sheet of Canadian Springs Water Company Ltd. as at January 17, 1996 and March 31, 1995 and the statements of income and retained earnings and cash flows for the 292 days ended January 17, 1996 and the year ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 17, 1996 and March 31, 1995 and the results of its operations and the changes in its financial position for the periods then ended in accordance with accounting principles generally accepted in Canada.

Halifax, Canada
ERNST & YOUNG
July 11, 1997                                              Chartered Accountants

                      CANADIAN SPRINGS WATER COMPANY LTD.
                INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA

                                 BALANCE SHEET

                                                                 AS AT JANUARY 17, 1996
                                                              (WITH COMPARATIVE FIGURES AS
                                                                   AT MARCH 31, 1995)
                                                                    (IN CDN DOLLARS)
                                                              ----------------------------
                                                                  1995            1996
                                                              ------------    ------------
ASSETS [Note 3]
Current
Accounts receivable.........................................   $1,475,228      $1,708,888
Inventory...................................................      227,480         325,861
Prepaid expenses............................................      212,883         191,406
                                                               ----------      ----------
          Total current assets..............................    1,915,591       2,226,155
Deferred income taxes.......................................       11,340          17,340
Fixed assets [note 2].......................................    3,298,167       2,872,967
                                                               ----------      ----------
          Total assets......................................   $5,225,098      $5,116,462
                                                               ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Bank indebtedness...........................................   $  288,278      $  838,143
Accounts payable and accrued liabilities....................    1,482,464       1,195,979
Income taxes payable........................................       11,456          14,036
Deposits payable............................................           --          11,361
Dividends payable...........................................           --         923,500
Debt due within one year [note 3]...........................      624,542         202,305
Due to shareholders and related parties [note 4]............    1,681,907       1,735,979
                                                               ----------      ----------
          Total current liabilities.........................    4,088,647       4,921,303
                                                               ----------      ----------
Long-term debt [note 3].....................................      307,242         146,212
                                                               ----------      ----------
Shareholders' equity
Share capital [note 5]......................................           18              18
Retained earnings...........................................      829,191          48,929
                                                               ----------      ----------
          Total shareholders' equity........................      829,209          48,947
                                                               ----------      ----------
          Total liabilities and shareholders' equity........   $5,225,098      $5,116,462
                                                               ==========      ==========
Commitments [Note 8 and 9]

                             See accompanying notes

                      CANADIAN SPRINGS WATER COMPANY LTD.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                      292 DAYS ENDED
                                                                     JANUARY 17, 1996
                                                              (WITH COMPARATIVE FIGURES FOR
                                                                 THE YEAR ENDED MARCH 31)
                                                                     (IN CDN DOLLARS)
                                                              ------------------------------
                                                                  1995             1996
                                                              -------------    -------------
Revenue.....................................................   $10,401,440      $10,154,150
Cost of sales...............................................     4,880,620        5,272,844
                                                               -----------      -----------
Gross profit................................................     5,520,820        4,881,306
                                                               -----------      -----------
Expenses
Wages and benefits..........................................     2,711,797        1,882,134
Advertising and selling.....................................       489,864          693,779
Depreciation................................................       727,986          572,519
Professional fees...........................................        70,105          368,673
Office supplies and stationery..............................       284,105          285,935
Promotion, travel and entertainment.........................       242,786          212,838
Interest on long-term debt..................................       258,787          152,577
Postage.....................................................       158,640          136,252
Bank charges and interest on short-term debt................        96,655          130,567
Bad debts and collection fees...............................        77,184          111,408
Telephone...................................................        98,311           95,899
Rent and property taxes.....................................        44,540           40,462
Corporation capital tax.....................................         9,900            9,025
                                                               -----------      -----------
                                                                 5,270,660        4,692,068
                                                               -----------      -----------
Net income before income taxes..............................       250,160          189,238
                                                               -----------      -----------
Income taxes
  Current...................................................        45,500           52,000
  Deferred..................................................        20,360           (6,000)
                                                               -----------      -----------
                                                                    65,860           46,000
                                                               -----------      -----------
Net income..................................................       184,300          143,238
Dividends...................................................            --         (923,500)
Retained earnings, beginning of year........................       644,891          829,191
                                                               -----------      -----------
Retained earnings, end of year..............................   $   829,191      $    48,929
                                                               ===========      ===========

                             See accompanying notes

                      CANADIAN SPRINGS WATER COMPANY LTD.

                            STATEMENT OF CASH FLOWS

                                                                      292 DAYS ENDED
                                                                     JANUARY 17, 1996
                                                              (WITH COMPARATIVE FIGURES FOR
                                                                 THE YEAR ENDED MARCH 31)
                                                                     (IN CDN DOLLARS)
                                                              ------------------------------
                                                                   1995             1996
                                                              --------------    ------------
OPERATING ACTIVITIES
Net income..................................................   $   184,300       $ 143,238
Add items not involving a flow of cash
  Depreciation..............................................       727,986         572,519
  Deferred income taxes.....................................        20,360          (6,000)
Net change in non-cash working capital balances [note 6]....       148,002        (583,108)
                                                               -----------       ---------
Cash provided by operating activities.......................     1,080,648         126,649
                                                               -----------       ---------

INVESTING ACTIVITIES
Additions to fixed assets (net).............................    (1,281,567)       (147,319)
                                                               -----------       ---------
Cash used in investing activities...........................    (1,281,567)       (147,319)
                                                               -----------       ---------

FINANCING ACTIVITIES
Issuance of long-term debt..................................       894,327              --
Repayment of long-term debt.................................      (536,145)       (583,267)
Increase (decrease) in due to shareholders and related
  parties...................................................       (45,739)         54,072
                                                               -----------       ---------
Cash (used in) provided by financing activities.............       312,443        (529,195)
                                                               -----------       ---------
(Decrease) increase in cash.................................       111,524        (549,865)
Bank indebtedness, beginning of year........................      (399,802)       (288,278)
                                                               -----------       ---------
Bank indebtedness, end of year..............................   $  (288,278)      $(838,143)
                                                               ===========       =========

                             See accompanying notes

                      CANADIAN SPRINGS WATER COMPANY LTD.

                         NOTES TO FINANCIAL STATEMENTS

                                JANUARY 17, 1996
                (WITH COMPARATIVE FIGURES AS AT MARCH 31, 1995)
                                (IN CDN DOLLARS)

1. SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada, the more significant of which are as follows:

FIXED ASSETS

     Fixed assets are valued at cost. Depreciation is provided on the declining balance basis over the expected useful lives of the assets at the following rates:

Rental equipment -- dispensers..............................       20%
Furniture, fixtures and equipment...........................       20%
Purification equipment......................................       50%
Vehicles....................................................       30%
Buildings...................................................        4%
Computer....................................................  30%-100%

     Leasehold improvements are amortized on a straight line basis over the term of the related lease.

     Depreciation is reduced to one-half the normal rate in the year of acquisition for the respective assets.

INVENTORY

     Inventory is value at the lower of cost determined on a first-in, first-out basis, and net realizable value.

LEASES

     Leases which transfer substantially all of the benefits and risks of ownership are recorded as acquisition of assets and incurrence of obligations. Under this method of accounting, assets are amortized over their expected useful lives and interest arising from the obligations is expensed over the life of the lease. Rents on operating leases are expensed as incurred.

INCOME TAXES

     In accounting for income taxes, the company follows the tax allocation method. The major timing differences relate to fixed assets and lease obligations.

                      CANADIAN SPRINGS WATER COMPANY LTD.

                                JANUARY 17, 1996
                (WITH COMPARATIVE FIGURES AS AT MARCH 31, 1995)
                                (IN CDN DOLLARS)

2. FIXED ASSETS

                                         1995                          1996
                              --------------------------    --------------------------
                                            ACCUMULATED                   ACCUMULATED
                                 COST       DEPRECIATION       COST       DEPRECIATION
                              ----------    ------------    ----------    ------------
Rental equipment --
  dispensers................  $4,234,322     $1,987,590     $4,648,585     $2,568,516
Purification equipment......     845,178        609,291        147,146        135,913
Vehicles....................     737,764        581,920        731,476        618,468
Furniture, fixtures and
  equipment.................     385,962        130,893        653,889        428,483
Computer....................     360,494        234,863        505,817        340,175
Leasehold improvements......     241,655        101,806        265,781        126,046
Buildings...................      42,222          2,067         42,222          3,348
Land........................      99,000             --         99,000             --
                              ----------     ----------     ----------     ----------
                               6,946,597      3,648,430      7,093,916      4,220,949
Accumulated depreciation....   3,648,430                     4,220,949
                              ----------                    ----------
Net book value..............  $3,298,167                    $2,872,967
                              ==========                    ==========

3. LONG-TERM DEBT

                                                                1995         1996
                                                              --------    -----------
Demand term loan..........................................    $ 26,644     $     --
Demand term loan..........................................     270,015           --
Capital lease obligations [note 8]........................     635,125      348,517
                                                              --------     --------
                                                              931,784..     348,517
Less portion due within one year..........................     624,542      202,305
                                                              --------     --------
                                                              $307,242     $146,212
                                                              ========     ========

     The following has been pledged as collateral for bank indebtedness and the term loans:

     a) General security agreement over all existing and subsequently acquired assets;

     b) General assignment of book debts; and

     c) Postponement of shareholder loans.

                      CANADIAN SPRINGS WATER COMPANY LTD.

                                JANUARY 17, 1996
                (WITH COMPARATIVE FIGURES AS AT MARCH 31, 1995)
                                (IN CDN DOLLARS)

4. DUE TO SHAREHOLDERS AND RELATED PARTIES

                                                               1995          1996
                                                            ----------    ----------
Due to shareholders, no interest or specific terms of
  repayment...............................................  $  756,907    $1,699,679
Due to related parties, interest only payable at prime
  plus 2% per annum with no specific terms of repayment...     100,000        36,300
Due to shareholder, interest only payable at $5,000 per
  month with no specific terms of repayment...............     430,000            --
Due to shareholder, interest only payable at $8,667 per
  month with no specific terms of repayment...............     395,000            --
                                                            ----------    ----------
                                                            $1,681,907    $1,735,979
                                                            ==========    ==========

5. SHARE CAPITAL

                                                              1995    1996
                                                              ----    ----
Authorized
10,000 Class A voting shares without par value
   100 Class B non-voting shares without par value
   100 Class C voting shares without par value
 1,000 Class D non-voting redeemable and retractable shares
       without par value
Issued and outstanding
      6 Class B shares......................................  $ 6     $ 6
      6 Class C shares......................................    6       6
   996 Class D shares.......................................    6       6
                                                              ---     ---
                                                              $18     $18
                                                              ===     ===

                      CANADIAN SPRINGS WATER COMPANY LTD.

                                JANUARY 17, 1996
                (WITH COMPARATIVE FIGURES AS AT MARCH 31, 1995)
                                (IN CDN DOLLARS)

6. STATEMENT OF CASH FLOW

                                                               1995         1996
                                                             ---------    ---------
(Increase) decrease in
  Accounts receivable......................................  $(334,110)   $(233,660)
  Inventory................................................    (70,456)     (98,381)
  Prepaid expenses.........................................    (37,268)      21,477
                                                             ---------    ---------
                                                              (441,834)    (310,564)
                                                             ---------    ---------
Increase (decrease) in
  Accounts payable and accrued liabilities.................    564,710     (286,485)
  Income taxes payable.....................................     25,126        2,580
  Deposits payable.........................................         --       11,361
                                                             ---------    ---------
                                                               589,836     (272,544)
                                                             ---------    ---------
Net change in non-cash working capital balances............  $ 148,002    $(583,108)
                                                             =========    =========

7. RELATED PARTY TRANSACTIONS

     During the year, the company had the following transactions with related parties:

     a) Interest of $98,644 (1995 -- $154,750) was paid to shareholders.

     b) Interest of nil (1995 -- $14,584) was paid to related parties.

     c) Management and consulting fees of $183,622 (1995 -- nil) were paid to related parties.

8. CAPITAL LEASE OBLIGATIONS

     The company has lease commitments with respect to capital lease obligations as follows:

1997........................................................  $214,800
1998........................................................   150,570
                                                              --------
Total minimum lease payments................................   365,370
Less imputed interest.......................................    16,853
                                                              --------
Present value of minimum lease payments.....................   348,517
Less current portion........................................   202,305
                                                              --------
                                                              $146,212
                                                              ========

                      CANADIAN SPRINGS WATER COMPANY LTD.

                                JANUARY 17, 1996
                (WITH COMPARATIVE FIGURES AS AT MARCH 31, 1995)
                                (IN CDN DOLLARS)

9. COMMITMENTS

     The company has certain minimum operating lease commitments with respect to premises and delivery trucks over the next five years as follows:

1996................................................  $276,000
1997................................................   199,000
1998................................................   193,000
1999................................................   124,000
2000................................................   100,000

10. UNITED STATES ACCOUNTING PRINCIPLES

     These financial statements are expressed in Canadian dollars and are prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which, for the purposes of these financial statements, conform in all material respects with those in the United States ("U.S. GAAP"), with the exception of the statement of cash flow where bank indebtedness is treated as a cash equivalent. Under US GAAP this would be treated as a financing activity which would increase cash provided by financing activities for the 292 days ended January 17, 1996 by $549,865 and decrease cash provided by financing activities for the year ended March 31, 1995 by $111,524.

     The company follows the tax allocation method of accounting for income taxes under Canadian generally accepted accounting principles which differs from the requirements of SFAS 109 "Accounting for Income Taxes". However, for purposes of those financial statements, any difference in the deferred income taxes balance or the provision for income taxes as a result of applying SFAS 109 would not be material.

11. COMPARATIVE FIGURES

     Certain of the 1995 financial statement figures have been reclassified to conform with the 1996 presentation.

                              FINANCIAL STATEMENTS

                          CULLYSPRING WATER CO., INC.

                           DECEMBER 31, 1996 AND 1995

                                AUDITORS' REPORT

To the Directors of
Sparkling Spring Water Limited

     We have audited the balance sheets of Cullyspring Water Co., Inc. as of December 31, 1996 and 1995 and the statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for the years then ended in accordance with accounting principles generally accepted in the United States.

Halifax, Canada                                         Ernst & Young
October 10, 1997                                        Chartered Accountants

                          CULLYSPRING WATER CO., INC.

                                 BALANCE SHEETS

                                                                 AS AT DECEMBER 31
                                                              ------------------------
                                                                 1995          1996
                                                              ----------    ----------
ASSETS
Current
Cash and cash equivalents...................................  $  681,970    $  769,185
Accounts receivable.........................................     323,263       300,258
Inventories.................................................      64,534        90,648
Refundable deposits.........................................         575           575
                                                              ----------    ----------
     Total current assets...................................   1,070,342     1,160,666
Fixed assets [note 3].......................................     866,046       982,230
                                                              ----------    ----------
     Total assets...........................................   1,936,388     2,142,896
                                                              ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities....................     100,073        65,236
Debt due within one year [note 4]...........................      20,518        38,351
Current portion of obligations under capital leases [note
  5]........................................................      24,521            --
                                                              ----------    ----------
     Total current liabilities..............................     145,112       103,587
                                                              ----------    ----------
Long-term debt [note 4].....................................      21,516        38,226
Obligations under capital lease [note 5]....................      18,060            --
Customer deposits...........................................     175,079       176,644
                                                              ----------    ----------
     Total long-term liabilities............................     214,655       214,870
                                                              ----------    ----------
Shareholders' equity
Common stock (no par value, 50,000 shares authorized, 1,000
  shares issued and outstanding)............................      50,000        50,000
Contributed surplus.........................................      37,866        37,866
Retained earnings...........................................   1,488,755     1,736,573
                                                              ----------    ----------
     Total shareholders equity..............................   1,576,621     1,824,439
                                                              ----------    ----------
     Total liabilities and shareholders' equity.............  $1,936,388    $2,142,896
                                                              ==========    ==========

                             See accompanying notes

                          CULLYSPRING WATER CO., INC.

                              STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31
                                                              --------------------------
                                                                 1995           1996
                                                              -----------    -----------
Revenue.....................................................  $3,753,611     $4,029,591
Cost of sales...............................................   2,019,019      2,104,283
                                                              ----------     ----------
Gross profit................................................   1,734,592      1,925,308
                                                              ----------     ----------
Expenses
Corporate and administrative................................   1,045,172      1,084,148
Depreciation and amortization...............................     341,800        375,942
Interest and bank charges...................................      17,052          7,140
                                                              ----------     ----------
                                                               1,404,024      1,467,230
                                                              ----------     ----------
Income before the following.................................     330,568        458,078
Interest income.............................................      15,388         18,700
Gain on sale of fixed assets................................      15,000          2,150
                                                              ----------     ----------
Net income before income taxes..............................     360,956        478,928
Income tax expense..........................................      33,451             --
                                                              ----------     ----------
Net income..................................................  $  327,505     $  478,928
                                                              ==========     ==========
Net income -- pro forma (note 2)............................  $  214,305     $  313,328
                                                              ==========     ==========

                             See accompanying notes

                          CULLYSPRING WATER CO., INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                        YEAR ENDED DECEMBER 31
                                           ------------------------------------------------
                                              COMMON STOCK
                                           -------------------    CONTRIBUTED     RETAINED
                                            SHARES     AMOUNT       SURPLUS       EARNINGS
                                           --------    -------    -----------    ----------
Balance December 31, 1994................    50,000    $50,000      $37,866      $1,165,750
Shares surrendered.......................   (50,000)
Issuance of shares.......................     1,000
Net income...............................                                           327,505
Dividends................................                                            (4,500)
                                           --------    -------      -------      ----------
Balance December 31, 1995................     1,000     50,000       37,866       1,488,755
Net income...............................                                           478,928
Dividends................................                                          (231,110)
                                           --------    -------      -------      ----------
Balance December 31, 1996................     1,000    $50,000      $37,866      $1,736,573
                                           ========    =======      =======      ==========

                             See accompanying notes

                          CULLYSPRING WATER CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31
                                                              ------------------------
                                                                 1995          1996
                                                              ----------    ----------
OPERATING ACTIVITIES
Net income..................................................  $ 327,505     $ 478,928
Items not requiring cash
  Depreciation and amortization.............................    341,800       375,942
  Gain on sale of fixed assets..............................    (15,000)       (2,150)
Net change in non-cash working capital balances [note 6]....    (61,490)      (37,946)
                                                              ---------     ---------
Cash provided by operating activities.......................    592,815       814,774
                                                              ---------     ---------
INVESTING ACTIVITIES
Purchase of fixed assets....................................   (370,455)     (531,973)
Sale of fixed assets........................................     15,000        41,997
                                                              ---------     ---------
Cash used in investing activities...........................   (355,455)     (489,976)
                                                              ---------     ---------
FINANCING ACTIVITIES
Dividends...................................................     (4,500)     (231,110)
Issuance of long-term debt..................................     24,597        55,061
Repayment of long-term debt.................................   (129,691)      (20,518)
Repayment of obligations under capital lease................    (22,629)      (42,581)
Increase in customer deposits...............................     13,651         1,565
                                                              ---------     ---------
Cash used in financing activities...........................   (118,572)     (237,583)
                                                              ---------     ---------
Increase in cash during the year............................    118,788        87,215
Cash and cash equivalents, beginning of year................    563,182       681,970
                                                              ---------     ---------
Cash and cash equivalents, end of year......................  $ 681,970     $ 769,185
                                                              =========     =========

                             See accompanying notes

                          CULLYSPRING WATER CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. NATURE OF OPERATIONS

     Cullyspring Water Co., Inc. operates a bottling plant in Seattle, Washington producing drinking and distilled water. Water is purified in a multistage process before it is bottled in five gallon refillable containers or nonrefillable plastic bottles. The five gallon bottles are distributed to commercial or residential customers who rent free-standing dispensers on a monthly basis. The non refillable containers are generally distributed through grocery outlets.

2. SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States, the more significant of which are as follows:

INVENTORIES

     Inventories consisting principally of bottling materials and supplies are valued at the lower of cost determined on a first-in, first-out basis and net realizable value.

FIXED ASSETS

     Fixed assets are recorded at cost less accumulated depreciation based on lives of 3 through 7 years. Declining balance depreciation methods are used. Leasehold improvements are amortized evenly over 7 to 31.5 years.

FINANCIAL INSTRUMENTS

     The Company's primary financial instruments consist of accounts receivable, accounts payable, customer deposits, debt due within one year and long-term debt. The difference between the carrying values and the fair market values of the primary financial instruments are not material due to the short term maturities and or the credit terms of those instruments.

     The Company has at any one time a significant number of commitments to extend credit. The accounts receivable are owed from a large number of customers on normal credit terms and therefore there is a minimal customer concentration and credit risk.

     At year end the Company did not have any exposure relating to derivative instruments.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

INCOME TAXES

     The company has elected S corporation status effective July 1, 1995. Under this status net income flows through to the stockholders and is taxable to them. Accordingly, the Company has not incurred any provision for income tax obligations.

                          CULLYSPRING WATER CO., INC.

                               DECEMBER 31, 1996

     Had the Company been taxed as a C corporation, the Company's net income would have been reduced to the pro forma amounts as follows:

                                                              FOR THE YEAR ENDED
                                                                 DECEMBER 31,
                                                     ------------------------------------
                                                          1995                 1996
                                                          ----                 ----
Net income as reported.............................  $       327,505      $       478,928
Provision for income taxes -- pro forma............          113,200              165,600
                                                     ---------------      ---------------
Net income -- pro forma............................  $       214,305      $       313,328
                                                     ===============      ===============

3. FIXED ASSETS

                                         1995                          1996
                              --------------------------    --------------------------
                                            ACCUMULATED                   ACCUMULATED
                                 COST       DEPRECIATION       COST       DEPRECIATION
                              ----------    ------------    ----------    ------------
Machinery and equipment.....  $1,710,472     $1,309,184     $2,030,166     $1,500,016
Equipment under capital
  lease.....................     173,613        123,804         65,422         65,422
Motor vehicles..............     586,879        514,530        633,148        521,808
Leasehold improvements......     346,208         72,556        375,397         88,129
Returnable bottles..........     442,060        373,112        457,935        404,463
                              ----------     ----------     ----------     ----------
                               3,259,232      2,393,186      3,562,068      2,579,838
Accumulated depreciation....   2,393,186                     2,579,838
                              ----------                    ----------
Net book value..............  $  866,046                    $  982,230
                              ==========                    ==========

4. LONG-TERM DEBT

                                                                 1995       1996
                                                                -------    -------
Loan payable bearing interest at 9% repayable in monthly
  instalments of principal and interest of $814 to February
  1999......................................................    $    --    $18,495
Loan payable bearing interest at 9.25% repayable in monthly
  instalments of principal and interest of $406 to July
  1999......................................................         --     10,849
Loan payable bearing interest at 10.3% repayable in monthly
  instalments of principal and interest of $875 to November
  1999......................................................         --     25,717
Loan payable bearing interest at 8% repayable in monthly
  instalments of principal and interest of $1,336 to August
  1997......................................................     22,436      8,939
Loan payable bearing interest at 10.5% repayable in monthly
  instalments of principal and interest of $799 to June
  1998......................................................     19,598     12,577
                                                                -------    -------
                                                                 42,034     76,577
Less: portion due within one year...........................     20,518     38,351
                                                                -------    -------
                                                                $21,516    $38,226
                                                                =======    =======

     The Company has pledged as collateral for the loans payable a first fixed charge on the vehicles associated with the loans.

                          CULLYSPRING WATER CO., INC.

                               DECEMBER 31, 1996

     Principal repayments required in each of the next three years are as follows:

1997.................................................  $38,351
1998.................................................   26,693
1999.................................................   11,533

5. OBLIGATIONS UNDER CAPITAL LEASES

     During 1996 the Company paid out the capital leases in full.

6. STATEMENT OF CASH FLOW

                                                                1995        1996
                                                              --------    --------
(Increase) decrease in
  Accounts receivable.......................................  $(40,978)   $ 23,005
  Inventories...............................................   (19,853)    (26,114)
                                                              --------    --------
                                                               (60,831)     (3,109)
Decrease in accounts payable and accrued liabilities........      (659)    (34,837)
                                                              --------    --------
Net change in non-cash working capital balances.............  $(61,490)   $(37,946)
                                                              ========    ========

7. RELATED PARTY TRANSACTIONS

     During the year the Company paid approximately $132,000 (1995 -- $144,000) for building rent to an affiliated company controlled by the shareholders of the Company.

                          CULLYSPRING WATER CO., INC.

                                 BALANCE SHEET

                                                                   AS AT SEPTEMBER 30
                                                              (WITH COMPARATIVE FIGURES AS
                                                                    AT DECEMBER 31)
                                                              ----------------------------
                                                                  1996            1997
                                                              ------------    ------------
                                                                      (UNAUDITED)
ASSETS
Current
Cash and cash equivalents...................................   $  769,185      $  892,186
Accounts receivable.........................................      300,258         371,602
Inventories.................................................       90,648          90,345
Refundable deposits.........................................          575             575
                                                               ----------      ----------
     Total current assets...................................    1,160,666       1,354,708
Fixed assets................................................      982,230         936,033
                                                               ----------      ----------
     Total assets...........................................    2,142,896       2,290,741
                                                               ----------      ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities....................       65,236          61,037
Debt due within one year....................................       38,351          38,351
                                                               ----------      ----------
     Total current liabilities..............................      103,587          99,388
                                                               ----------      ----------
Long-term debt..............................................       38,226          55,074
Customer deposits...........................................      176,644         188,838
                                                               ----------      ----------
     Total long-term liabilities............................      214,870         243,912
                                                               ----------      ----------
Shareholders' equity
Common stock (no par value, 50,000 shares authorized, 1,000
  shares issued and outstanding)............................       50,000          50,000
Contributed surplus.........................................       37,866          37,866
Retained earnings...........................................    1,736,573       1,859,575
                                                               ----------      ----------
     Total shareholders' equity.............................    1,824,439       1,947,441
                                                               ----------      ----------
     Total liabilities and shareholders' equity.............   $2,142,896      $2,290,741
                                                               ==========      ==========

                          CULLYSPRING WATER CO., INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                  NINE MONTHS ENDED
                                                                     SEPTEMBER 30
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
                                                                     (UNAUDITED)
Revenue.....................................................  $3,077,358     $3,183,296
Cost of sales...............................................   1,619,001      1,606,833
                                                              ----------     ----------
Gross profit................................................   1,458,357      1,576,463
                                                              ----------     ----------
Expenses
Corporate and administrative................................     752,524        893,092
Depreciation and amortization...............................     262,055        263,491
Interest and bank charges...................................       5,377          5,692
                                                              ----------     ----------
                                                               1,019,956      1,162,275
                                                              ----------     ----------
Income before the following.................................     438,401        414,188
Interest income.............................................      13,787         13,992
Gain on sale of fixed assets................................       2,150             --
                                                              ----------     ----------
Net income..................................................     454,338        428,180
Retained earnings, beginning of year........................   1,488,755      1,736,573
Dividends...................................................    (216,109)      (305,178)
                                                              ----------     ----------
Retained earnings, end of year..............................  $1,726,984     $1,859,575
                                                              ==========     ==========
Net income -- pro forma (note 2)............................  $  297,137     $  280,030
                                                              ==========     ==========

                          CULLYSPRING WATER CO., INC.

                            STATEMENT OF CASH FLOWS

                                                                NINE MONTHS ENDED
                                                                   SEPTEMBER 30
                                                              ----------------------
                                                                1996         1997
                                                              ---------    ---------
                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income..................................................  $ 454,338    $ 428,180
Items not requiring cash
  Depreciation and amortization.............................    262,055      263,491
                                                              ---------    ---------
  Gain on sale of fixed assets..............................    (2,150)           --
Net change in non-cash working capital balances.............     77,984     (63,046)
                                                              ---------    ---------
Cash provided by operating activities.......................    792,227      628,625
INVESTING ACTIVITIES
Purchase of fixed assets....................................  (416,273)    (168,491)
Sale of fixed assets........................................      2,150           --
                                                              ---------    ---------
Cash used in investing activities...........................  (414,123)    (168,491)
                                                              ---------    ---------
FINANCING ACTIVITIES
Dividends...................................................  (216,109)    (302,665)
Repayment of long-term debt.................................   (31,749)     (34,468)
Repayment of obligations under capital lease................   (16,004)           --
                                                              ---------    ---------
Cash used in financing activities...........................  (263,862)    (337,133)
                                                              ---------    ---------
Increase in cash during the period..........................    114,242      123,001
Cash and cash equivalents, beginning of period..............    681,970      769,185
                                                              ---------    ---------
Cash and cash equivalents, end of period....................  $ 796,212    $ 892,186
                                                              =========    =========

                          CULLYSPRING WATER CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

1. INTERIM FINANCIAL STATEMENTS

     The unaudited interim consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The adjustments are of a normal recurring nature.

2. INCOME TAXES

     The company has elected S corporation status. Under this status net income flows through to the stockholders and is taxable to them. Accordingly, the company has not incurred any provision for income tax obligations.

     Had the company been taxed as a C corporation, the Company's net income would have been reduced to the pro forma amounts as follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
Net income as reported......................................  $454,338    $428,180
Provision for income taxes -- pro forma.....................   157,201     148,150
                                                              --------    --------
Net income -- pro forma.....................................  $297,137    $280,030
                                                              ========    ========

                              FINANCIAL STATEMENTS

                             D&D AND COMPANY, INC.
                  (OPERATING AS MOUNTAIN FRESH BOTTLED WATER)

                               DECEMBER 31, 1996

                                AUDITORS' REPORT

To the Directors of
Sparkling Spring Water Limited

     We have audited the balance sheet of D&D And Company, Inc. as at December 31, 1996 and the statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in the United States.

     The financial statements for the year ended December 31, 1995 are unaudited.

Halifax, Canada                                           ERNST & YOUNG
October 10, 1997                                          Chartered Accountants

                             D&D AND COMPANY, INC.

                                 BALANCE SHEET

                                                                 AS AT DECEMBER 31
                                                              -----------------------
                                                                 1995          1996
                                                              -----------    --------
                                                              (UNAUDITED)
ASSETS
Current
Cash and cash equivalents...................................   $ 14,102      $ 17,641
Accounts receivable.........................................    132,900       170,695
Inventories.................................................     40,298        46,089
                                                               --------      --------
     Total current assets...................................    187,300       234,425
Other assets................................................     12,824         9,795
Note receivable.............................................      5,548         5,548
Fixed assets [note 3].......................................    649,996       535,874
                                                               --------      --------
     Total assets...........................................    855,668       785,642
                                                               ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities....................     62,066        51,090
Income tax payable..........................................        564           564
Debt due within one year [note 4]...........................    185,910       178,897
                                                               --------      --------
     Total current liabilities..............................    248,540       230,551
                                                               --------      --------
Long term debt [note 4].....................................    384,091       295,080
Other liabilities...........................................      5,793         4,394
                                                               --------      --------
     Total long-term liabilities............................    389,884       299,474
                                                               --------      --------
Shareholders' equity
Common stock (no par value, 5,000 shares authorized, 2,000
  shares issued and outstanding)............................     20,630        20,630
Retained earnings...........................................    196,614       234,987
                                                               --------      --------
     Total shareholders' equity.............................    217,244       255,617
                                                               --------      --------
     Total liabilities and shareholders' equity.............   $855,668      $785,642
                                                               ========      ========
Commitments (Note 6)

                             See accompanying notes

                             D&D AND COMPANY, INC.

                              STATEMENT OF INCOME


                                                               YEAR ENDED DECEMBER 31
                                                              -------------------------
                                                                 1995          1996
                                                              -----------   -----------
                                                              (UNAUDITED)
Revenue.....................................................  $1,892,461    $2,233,062
Cost of sales...............................................     370,687       425,003
                                                              ----------    ----------
Gross profit................................................   1,521,774     1,808,059
                                                              ----------    ----------
Expenses
Corporate and administrative................................   1,150,709     1,303,337
Depreciation and amortization...............................     221,210       236,527
Interest and bank charges...................................      57,375        59,764
                                                              ----------    ----------
                                                               1,429,294     1,599,628
                                                              ----------    ----------
Net income before the following.............................      92,480       208,431
Gain on sale of fixed assets................................       9,215            --
                                                              ----------    ----------
Net income..................................................  $  101,695    $  208,431
                                                              ==========    ==========
Net income - pro forma (Note 2).............................  $   69,195    $  130,231
                                                              ==========    ==========


                             See accompanying notes

                             D&D AND COMPANY, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                                 YEAR ENDED DECEMBER 31
                                                              ----------------------------
                                                                COMMON STOCK
                                                              ----------------   RETAINED
                                                              SHARES   AMOUNT     EARNING
                                                              ------   -------   ---------
Balance December 31, 1994 [unaudited].......................  2,000    $20,630   $ 214,749
Net income [unaudited]......................................                       101,695
Dividends [unaudited].......................................                      (119,830)
                                                              -----    -------   ---------
Balance December 31, 1995...................................  2,000     20,630     196,614
Net income..................................................                       208,431
Dividends...................................................                      (170,058)
                                                              -----    -------   ---------
Balance December 31, 1996...................................  2,000    $20,630   $ 234,987
                                                              =====    =======   =========

                             See accompanying notes

                             D&D AND COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31
                                                              ------------------------
                                                                 1995          1996
                                                              -----------    ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income..................................................   $ 101,695     $ 208,431
Items not requiring cash
     Depreciation and amortization..........................     221,210       236,527
     Gain on sale of fixed assets...........................      (9,215)           --
                                                               ---------     ---------
                                                                 313,690       444,958
Net change in non-cash working capital balances [note 5]....     (49,115)      (54,562)
                                                               ---------     ---------
Cash provided by operating activities.......................     264,575       390,396
                                                               ---------     ---------

INVESTING ACTIVITIES
Purchase of fixed assets....................................     (20,196)     (122,405)
Sale of fixed assets, net...................................       8,000            --
Decrease in other assets....................................       2,858         3,029
                                                               ---------     ---------
Cash used in investing activities...........................      (9,338)     (119,376)
                                                               ---------     ---------

FINANCING ACTIVITIES
Decrease in other liabilities...............................          --        (1,399)
Increase in long-term debt..................................      47,192        88,743
Repayment of long-term debt.................................    (169,344)     (184,767)
Reduction in note receivable................................         556            --
Dividends...................................................    (119,830)     (170,058)
                                                               ---------     ---------
Cash used in financing activities...........................    (241,426)     (267,481)
                                                               ---------     ---------
Increase in cash and cash equivalents during the year.......      13,811         3,539
Cash and cash equivalents, beginning of year................         291        14,102
                                                               ---------     ---------
Cash and cash equivalents, end of year......................   $  14,102     $  17,641
                                                               =========     =========

                             See accompanying notes

                             D&D AND COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. NATURE OF OPERATIONS

     D&D And Company, Inc. operates a bottling plant producing drinking and distilled water. Water is purified in a multistage process before it is bottled in five gallon refillable containers or non-refillable plastic bottles. The five gallon bottles are distributed to commercial or residential customers who rent free-standing dispensers on a monthly basis. The non-refillable containers are generally distributed through grocery outlets.

     The Company also distributes coffee and coffee products to commercial and residential customers. Coffee brewers are rented to customers on a monthly basis.

2. SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States, the more significant of which are as follows:

INVENTORIES

     Inventories consisting principally of bottling materials are valued at the lower of cost determined on a last in, first out basis and net realizable value.

FIXED ASSETS

     Fixed assets are recorded at cost less accumulated depreciation based on lives of 3 through 7 years. Declining balance depreciation methods are used. Straight line depreciation is used for assets purchased before 1993. Leasehold improvements are amortized evenly over the remaining terms of the leases.

FINANCIAL INSTRUMENTS

     The Company's primary financial instruments consist of accounts receivable, note receivable, accounts payable, debt due within one year and long-term debt. The difference between the carrying values and the fair market values of the primary financial instruments are not material due to the short term maturities and, or the credit terms of those instruments.

     The Company has at any one time a significant number of commitments to extend credit. The accounts receivable are owed from a large number of customers on normal credit terms and therefore there is a minimal customer concentration and credit risk.

     At year end the Company did not have any exposure relating to derivative instruments.

INCOME TAXES

     The company has elected S corporation status. Under this status net income flows through to the stockholders and is taxable to them. Accordingly, the company has not incurred any provision for income tax obligations.

     Had the Company been taxed as a C corporation, the Company's net income would have been reduced to the pro forma amounts as follows:

                             D&D AND COMPANY, INC.

                               DECEMBER 31, 1996

                                                           FOR THE YEAR ENDED DECEMBER 31
                                                           -------------------------------
                                                               1995                1996
                                                           ------------          ---------
                                                           (UNAUDITED)
Net income as reported.................................      $101,695            $208,431
Provision for income taxes -- pro forma................        32,500              78,200
                                                             --------            --------
Net income -- pro forma................................      $ 69,195            $130,231
                                                             ========            ========

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities an disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. FIXED ASSETS

                                          1995                           1996
                               ---------------------------    --------------------------
                                              ACCUMULATED                   ACCUMULATED
                                  COST        DEPRECIATION       COST       DEPRECIATION
                               -----------    ------------    ----------    ------------
                               (UNAUDITED)    (UNAUDITED)
Coolers......................  $  772,071       $398,571      $  849,644      $542,803
Machinery and equipment......     465,564        241,900         483,799       317,916
Motor vehicles...............     127,458         84,359         147,917        94,244
Leasehold improvements.......      10,000            267          10,000           523
                               ----------       --------      ----------      --------
                                1,375,093        725,097       1,491,360       955,486
Accumulated depreciation.....     725,097                        955,486
                               ----------                     ----------
Net book value...............  $  649,996                     $  535,874
                               ==========                     ==========

4. LONG-TERM DEBT

                                                               1995          1996
                                                             ---------    -----------
                                                             (UNAUDITED)
Note payable bearing interest at 9%, repayable in monthly
  principal and interest instalments of $1,520, maturing
  August 1998............................................    $ 43,090      $ 28,125
Note payable bearing interest at 9%, repayable in monthly
  principal and interest instalments of $447, maturing
  February 2001..........................................          --        18,590
Note payable bearing interest at 11%, repayable in
  monthly principal and interest instalments of $4,894,
  maturing August 2000...................................     214,926       178,020
Note payable bearing interest at 10.75%, repayable in
  monthly principal and interest instalments of $1,735,
  maturing March 1998....................................      41,445        24,250

                             D&D AND COMPANY, INC.

                               DECEMBER 31, 1996

                                                               1995          1996
                                                             ---------    -----------
                                                             (UNAUDITED)
Note payable bearing interest at 11%, repayable in
  monthly principal and interest instalments of $1,305,
  maturing September 2000................................      57,716        47,929
Note payable bearing interest at 9%, repayable in monthly
  principal and interest instalments of $595, maturing
  September 2000.........................................      27,511        22,649
Note payable bearing interest at 9.82%, repayable in
  monthly principal and interest instalments of $2,446,
  maturing August 1999...................................          --        68,618
Note payable bearing interest at 10%, repayable in
  monthly principal and interest instalments of $261,
  maturing July 1998.....................................       7,101         4,566
Note payable bearing interest at 12%, repayable in
  monthly principal and interest instalments of $462,
  maturing August 1997...................................          --         3,535
Note payable bearing interest at 9%, repayable in monthly
  principal and interest instalments of $589, maturing
  July 2000..............................................      26,438        21,555
Note payable bearing interest at 10.75%, repayable in
  monthly principal and interest instalments of $854,
  maturing December 1998.................................      26,167        18,360
Note payable bearing interest at 8.58%, repayable in
  monthly principal and interest instalments of$2,537,
  maturing October 1997..................................      51,609        24,552
Note payable bearing interest at 8.47%, repayable in
  monthly principal and interest instalments of $2,259,
  maturing June 1997.....................................      38,062        13,228
Note payable bearing interest at 10.75%, repayable in
  monthly principal and interest instalments of $397.....         837            --
Note payable bearing interest at 8.75%, repayable in
  monthly principal and interest instalments of
  $1,821.................................................      20,846            --
Note payable bearing interest at 9%, repayable in monthly
  principal and interest instalments of $785.............       3,084            --
Note payable bearing interest at 9%, repayable in monthly
  principal and interest instalments of $895.............       6,926            --
Note payable bearing interest at 9.5%, repayable in
  monthly principal and interest instalments of $490.....       4,243            --
                                                             --------      --------
                                                              570,001       473,977
Less portion due within one year.........................     185,910       178,897
                                                             --------      --------
                                                             $384,091      $295,080
                                                             ========      ========

                             D&D AND COMPANY, INC.

                               DECEMBER 31, 1996

     The Company has pledged as collateral for the notes payable a first fixed and floating charge on the fixed assets.

     Principal repayments required in each of the next five years are as follows:

1997................................................  $178,897
1998................................................   126,964
1999................................................   100,995
2000................................................    66,233
2001................................................       888

5. STATEMENT OF CASH FLOW

                                                                1995         1996
                                                              --------    -----------
                                                              (UNAUDITED)
(Increase) decrease in
  Accounts receivable.......................................  $(10,433)    $(37,795)
  Inventories...............................................    (5,109)      (5,791)
  Prepaid expenses..........................................       300           --
                                                              --------     --------
                                                               (15,242)     (43,586)
Decrease in accounts payable and accrued liabilities........   (33,873)     (10,976)
                                                              --------     --------
Net change in non-cash working capital balances.............  $(49,115)    $(54,562)
                                                              ========     ========

6. LEASE COMMITMENTS

     The Company is committed under operating leases extending for various periods to 2000. Future minimum lease payments are as follows:

1997.................................................  $66,907
1998.................................................   56,185
1999.................................................   33,037
2000.................................................    4,982

                              FINANCIAL STATEMENTS

                         MARLBOROUGH EMPLOYMENT LIMITED
                                AND SUBSIDIARIES
                      (OPERATING AS WATER AT WORK LIMITED)

                            31 JANUARY 1997 AND 1996

                                 KIDSONS IMPEY

                             CHARTERED ACCOUNTANTS

                               GLASGOW, SCOTLAND

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED 31 JANUARY 1997 AND 1996

                                    CONTENTS

                                                              PAGE
                                                              ----
Company information.........................................  F-64
Director's report...........................................  F-65
Statement of director's responsibilities....................  F-66
Auditors' report............................................  F-67
Profit and loss account.....................................  F-68
Balance sheet...............................................  F-69
Cash flow statement.........................................  F-70
Notes.......................................................  F-71

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                              COMPANY INFORMATION

                            31 JANUARY 1997 AND 1996

  DIRECTOR.............    S. Larson
  SECRETARY............    C. M. M. Hurley
  REGISTERED OFFICE....    Breckenridge House
                           274 Sauchiehall
                           Street
                           Glasgow
                           G2 3EH
  AUDITORS.............    Kidsons Impey
                           Chartered
                           Accountants
                           Breckenridge House
                           274 Sauchiehall
                           Street
                           Glasgow
                           G2 3EH

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                               DIRECTOR'S REPORT

                                31 JANUARY 1997

     The director presents his report and the audited financial statements for the year ended 31 January 1997.

PRINCIPAL ACTIVITY

     The principal activities of the group were the provision of management services to a subsidiary company; the supply of mineral water cooling systems and mineral water and; arranging distributors of drinks as an agent for the holding company.

DIRECTOR

     The director of the company during the year and his interest in the shares of the company as recorded in the register of directors' interests was as follows

                                             31 JANUARY 1997    1 FEBRUARY 1996
                                                ORDINARY           ORDINARY
                                                 SHARES             SHARES
                                             ---------------    ---------------
J. Duffy...................................      19,999             19,999

     On 6 February 1997, J. Duffy and E. Duffy resigned as director and secretary respectively. On the same date, S. Larson and C. M. M. Hurley were appointed as director and secretary respectively. J. Duffy transferred his shares to Sparkling Spring Water UK Limited on 6 February 1997.

AUDITORS

     Kidsons Impey have agreed to offer themselves for re-appointment as auditors.

SMALL COMPANY EXEMPTIONS

     This report is prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

                                          On behalf of the board

                                          S. Larson
                                          Director
                                          28 October, 1997

Breckenridge House
274 Sauchiehall Street
Glasgow
G2 3EH

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                    STATEMENT OF DIRECTOR'S RESPONSIBILITIES

     Company law requires the director to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the director is required to

     - select suitable accounting policies and apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The director is responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable him to ensure that the financial statements comply with the Companies Act 1985. He is also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                                          On behalf of the board

                                          S. Larson
                                          Director
                                          28 October, 1997

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                                AUDITORS' REPORT

                       AUDITORS' REPORT TO THE MEMBERS OF
                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

     We have audited the financial statements on pages F-69 to F-79 which have been prepared under the historical cost convention and the accounting policies set out on pages F-69 and F-70.

RESPECTIVE RESPONSIBILITIES OF THE DIRECTOR AND AUDITORS

     As described on page F-66, the company's director is responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the director in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error or other irregularity. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements give a true and fair view of the state of the group's affairs as at 31 January 1997 and 1996 and of its profit for the years then ended and have been properly prepared in accordance with the Companies Act 1985, and in accordance with accounting principles generally accepted in the United Kingdom.

                                          Kidsons Impey
                                          Glasgow Registered Auditors
                                          Chartered Accountants
                                          Glasgow, Scotland
                                          28 October, 1997

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                            PROFIT AND LOSS ACCOUNT

                  FOR THE YEARS ENDED 31 JANUARY 1997 AND 1996

                                                                       1996          1997
                                                            NOTE        L             L
                                                            ----    ----------    ----------
Turnover..................................................    2      1,751,035     2,305,308
Cost of sales.............................................            (447,314)     (568,628)
                                                                    ----------    ----------
Gross profit..............................................           1,303,721     1,736,680
Net operating expenses
Administrative expenses...................................          (1,179,889)   (1,346,427)
Other operating income....................................               4,000         4,665
                                                                    ----------    ----------
Operating profit..........................................    3        127,832       394,918
Interest payable..........................................    5        (43,442)      (40,182)
                                                                    ----------    ----------
Profit on ordinary activities before taxation.............              84,390       354,736
Taxation..................................................             (15,866)      (99,755)
                                                                    ----------    ----------
Profit on ordinary activities after taxation..............              68,524       254,981
Dividends.................................................    6        (10,000)           --
                                                                    ----------    ----------
Retained profit for the year..............................   15         58,524       254,981
                                                                    ==========    ==========

     Movements in reserves are shown in the notes to the financial statements.

     None of the company's activities were acquired or discontinued during the above two financial years.

     There are no recognised gains and losses in 1997 or 1996 other than the profit for the year.

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                                 BALANCE SHEET

                          AT 31 JANUARY 1997 AND 1996

                                                       1996                    1997
                                               --------------------    --------------------
                                       NOTE       L           L            L           L
                                       ----    --------    --------    ---------    -------
Fixed assets
Tangible assets......................    7                  110,367                 165,229
Current assets
Stocks...............................    8      494,033                  442,996
Debtors..............................    9      319,043                  566,264
Cash at bank and in hand.............            50,778                   58,416
                                               --------                ---------
                                                863,854                1,067,676
Creditors: amounts falling due within
  one year...........................   10     (698,651)                (772,969)
                                               --------                ---------
Net current assets...................                       165,203                 294,707
                                                           --------                 -------
          Total assets less current
            liabilities..............                       275,570                 459,936
Creditors: amounts falling due after
  more than one year.................   11                 (145,468)                (74,853)
                                                           --------                 -------
                                                            130,102                 385,083
                                                           ========                 =======
Capital and reserves
Called up share capital..............   13                   20,000                  20,000
Other reserves.......................   14                   23,002                  23,002
Profit and loss account..............   15                   87,100                 342,081
                                                           --------                 -------
          Total shareholders'
            funds....................   12                  130,102                 385,083
                                                           ========                 =======

     These financial statements are prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

     The financial statements on pages 5 to 16 were approved by the director on 28 October, 1997.

                                          S. Larson
                                          Director

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                              CASH FLOW STATEMENT

                  FOR THE YEARS ENDED 31 JANUARY 1997 AND 1996

                                                           1996                   1997
                                                    ------------------    --------------------
                                            NOTE       L          L          L           L
                                            ----    -------    -------    --------    --------
Net cash inflow from operating
  activities..............................   17                152,922                 268,221
Returns on investments and servicing of
  finance
Interest paid.............................          (27,393)               (24,389)
Interest element of finance lease rental
  payments................................          (16,049)               (15,793)
                                                    -------               --------
                                                               (43,442)                (40,182)
Taxation
Corporation tax paid......................                      (7,386)                (17,337)
Capital expenditure and financial
  investment
Purchase of tangible fixed assets.........          (33,217)              (125,411)
Sale of tangible fixed assets.............           47,527                 46,410
                                                    -------               --------
                                                                14,310                 (79,001)
                                                               -------                --------
                                                               116,404                 131,701
Equity dividends paid.....................                     (10,000)                     --
                                                               -------                --------
                                                               106,404                 131,701
Financing
Debt due within a year:
  Bank loan repayments....................          (24,800)               (31,738)
Debt due beyond a year:
  Bank loan (repayments)/advances.........           91,076                 (1,433)
Capital element of finance lease
  rentals.................................          (84,101)               (90,892)
                                                    -------               --------
                                                               (17,825)               (124,063)
                                                               -------
Increase in cash..........................                      88,579                   7,638
                                                               =======                ========

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

                         NOTES ON FINANCIAL STATEMENTS

                            31 JANUARY 1997 AND 1996

1 ACCOUNTING POLICIES

BASIS OF ACCOUNTING

     The financial statements have been prepared under the historical cost accounting rules.

TURNOVER

     Turnover represents the amount derived from the provision of goods and services falling within the company's activities after deduction of trade discounts and value added tax.

DEPRECIATION

     Depreciation of fixed assets is calculated to write off their cost or valuation less any residual value over their estimated useful lives as follows:

Leasehold property.......................  straight line over term of lease
Improvements to property.................  12.5% straight line/over term of lease
Computer equipment/plant and machinery...  33.3% straight line/20% reducing balance
Motor vehicles...........................  25% reducing balance
Fixtures and fittings....................  12.5% straight line/20% reducing balance

LEASES AND HIRE PURCHASE CONTRACTS

     Tangible fixed assets acquired under finance leases and hire purchase contracts are capitalised at the estimated fair value at the date of inception of each lease or contract. The total finance charges are allocated over the period of the lease in such a way as to give a reasonably constant charge on the outstanding liability.

     Rentals paid under operating leases are charged to income as incurred.

STOCKS

     Stocks are valued at the lower of cost and net realisable value. Cost is computed on a first in first out basis. Net realisable value is based on estimated selling price less the estimated cost of disposal.

DEFERRED TAXATION

     Deferred taxation is provided on the liability method in respect of the taxation effect of all timing differences to the extent that tax liabilities are likely to crystallise in the foreseeable future.

PENSIONS

DEFINED CONTRIBUTION SCHEME

     Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

CONSOLIDATION

     These financial statements have been prepared by consolidating the following financial statements:

        Your Label Water Company Limited
        Natural Water Company Limited
        Water at Work Limited

     The financial statements represent the results of the group as a whole and do not show the individual company position.

2 TURNOVER

     In the opinion of the directors, none of the turnover of the company is attributable to geographical markets outside the UK. (1996 nil)

3 OPERATING PROFIT

                                                            1996      1997
                                                             L         L
                                                           ------    ------
Operating profit is stated after crediting
  Rent receivable........................................   4,000     4,000
  Interest receivable....................................      --       665
                                                           ------    ------
and after charging
  Auditors' remuneration.................................   6,200     6,750
  Loss on sale of assets.................................  25,742    11,390
                                                           ------    ------
Depreciation of tangible fixed assets (note 7)
  owned assets...........................................  10,617    32,985
  leased assets..........................................  18,608    10,739
                                                           ------    ------
                                                           29,225    43,724
                                                           ======    ======
The total amount charged against profits in respect of
  finance leases and hire purchase contracts is..........  34,657    26,532
                                                           ======    ======
(of which part is shown as depreciation and the balance
  is shown as interest payable in note 5)

4 DIRECTORS

                                                            1996      1997
                                                             L         L
                                                           ------    ------
Directors' emoluments....................................  21,781    33,001
                                                           ======    ======

DEFINED CONTRIBUTION PENSION SCHEME

     The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to L10,601 (1996 L7,381). Contributions totalling L0 (1996 L0) were payable to the fund at 31 January 1997 and are included in creditors. These contributions are payable in respect of both the director and the employees of the company.

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

5 INTEREST PAYABLE

                                                            1996      1997
                                                             L         L
                                                           ------    ------
Finance lease and hire purchase contracts................  16,049    15,793
Other interest payable...................................  27,393    24,389
                                                           ------    ------
                                                           43,442    40,182
                                                           ======    ======

6 DIVIDENDS

                                                            1996      1997
                                                             L         L
                                                           ------    ------
Equity -- ordinary/final.................................  10,000        --
                                                           ======    ======

7 TANGIBLE FIXED ASSETS

                                                PLANT      FIXTURES     LEASEHOLD
                                   MOTOR         AND         AND        PROPERTY/
                                  VEHICLES    MACHINERY    FITTINGS    IMPROVEMENTS     TOTAL
                                     L            L           L             L             L
                                  --------    ---------    --------    ------------    -------
COST
1 February 1996.................   60,908       73,412      25,869        15,872       176,061
Additions.......................   44,775      110,589       1,022            --       156,386
Disposals.......................  (28,921)     (47,265)     (5,054)       (1,446)      (82,686)
                                  -------      -------      ------        ------       -------
31 January 1997.................   76,762      136,736      21,837        14,426       249,761
                                  -------      -------      ------        ------       -------
DEPRECIATION
1 February 1996.................   22,572       28,324      11,911         2,887        65,694
Charge for year.................   16,141       24,272       2,429           882        43,724
Disposals.......................  (10,373)     (11,875)     (2,638)           --       (24,886)
                                  -------      -------      ------        ------       -------
31 January 1997.................   28,340       40,721      11,702         3,769        84,532
                                  -------      -------      ------        ------       -------
NET BOOK AMOUNT
31 January 1997.................   48,422       96,015      10,135        10,657       165,229
                                  =======      =======      ======        ======       =======
1 February 1996.................   38,336       45,088      13,958        12,985       110,367
                                  =======      =======      ======        ======       =======

     The net book amount of fixed assets includes L30,141 (1996 L61,651) in respect of assets held under finance leases and hire purchase contracts, the depreciation of which is shown in note 3.

INTANGIBLE FIXED ASSETS

     In addition to the above tangible fixed assets, the group has an intangible fixed asset in the form of a lease over the site and the spring which has 13 years to run, with an option to extend it for a further 20 years. The company also owns 3 boreholes, each of which has an abundant supply of water. These assets have not been incorporated into the financial statements, but the former director was of the opinion that they could realise the sum of L150,000.

8 STOCKS

                                                          1996       1997
                                                            L          L
                                                         -------    -------
Stocks.................................................  494,033    442,996
                                                         =======    =======

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

9 DEBTORS

                                                          1996       1997
                                                            L          L
                                                         -------    -------
AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors..........................................  289,704    402,241
Other debtors..........................................   29,339    164,023
                                                         -------    -------
                                                         319,043    566,264
                                                         =======    =======

     'Other debtors' includes balances in respect of directors' overdrawn current accounts totalling L139,548 (1996 L0). This was repaid on 6 February 1997.

10 CREDITORS: amounts falling due within one year

                                                          1996       1997
                                                            L          L
                                                         -------    -------
Bank loans and overdrafts..............................   31,738     66,643
Trade creditors........................................  108,729    117,602
Obligations under finance leases and hire purchase
  contracts -- note 11.................................   62,081     40,386
Corporation tax........................................   27,076    109,494
Other taxation and social security.....................  168,967     88,511
Other creditors........................................  300,060    350,333
                                                         -------    -------
                                                         698,651    772,969
                                                         =======    =======

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

11 CREDITORS: amounts falling due after more than one year

                                                          1996       1997
                                                            L          L
                                                         -------    -------
Bank loans.............................................   68,076         --
Other creditors........................................   77,392     74,853
                                                         -------    -------
                                                         145,468     74,853
                                                         =======    =======
MATURITY OF DEBT INCLUDED ABOVE
In one year or less, or on demand......................   31,738     66,643
Between one and two years..............................   35,500         --
Between two and five years.............................   32,576         --
                                                         -------    -------
                                                          99,814     66,643
                                                         =======    =======
CREDITORS OTHER THAN FINANCE LEASE AND HIRE PURCHASE
  CONTRACTS
SECURED CREDITORS
Bank loans and overdrafts..............................   99,814     66,643
OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE
  CONTRACTS
Amounts included above are repayable over varying
  periods by monthly instalments as follows:
In the next year.......................................   62,081     40,386
In the second to fifth years...........................   38,222         --
                                                         -------    -------
                                                         100,303     40,386
                                                         =======    =======

12 RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                          1996       1997
                                                            L          L
                                                         -------    -------
Profit for the financial year..........................   68,524    254,981
Dividends..............................................  (10,000)        --
                                                         -------    -------
Net addition to shareholders' funds....................   58,524    254,981
Opening shareholders' funds............................   71,578    130,102
                                                         -------    -------
Closing shareholders' funds............................  130,102    385,083
                                                         =======    =======

13 CALLED UP SHARE CAPITAL

                                                         1996                   1997
                                                  -------------------    -------------------
                                                  NUMBER OF              NUMBER OF
                                                   SHARES        L        SHARES        L
                                                  ---------    ------    ---------    ------
AUTHORISED
Ordinary shares of L1 each......................   50,000      50,000     50,000      50,000
                                                   ======      ======     ======      ======
ALLOTTED CALLED UP AND FULLY PAID
Ordinary shares of L1 each......................   20,000      20,000     20,000      20,000
                                                   ======      ======     ======      ======

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

14 OTHER RESERVES

                                                               1997
                                                                 L
                                                              -------
Negative goodwill...........................................   23,002
                                                              =======

15 PROFIT AND LOSS ACCOUNT

                                                               1997
                                                                 L
                                                              -------
1 February 1996.............................................   87,100
Retained profit for the year................................  254,981
                                                              -------
31 January 1997.............................................  342,081
                                                              =======

16 ULTIMATE PARENT UNDERTAKING

     During the year the company did not have a holding company. On 6 February 1997, the whole of the company's issued share capital was acquired by Sparkling Spring Water UK Limited, a company incorporated in England.

17 NOTES TO THE CASH FLOW STATEMENT

RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                        1996        1997
                                                         L            L
                                                      --------    ---------
Operating profit....................................   127,832      394,918
Depreciation charges................................    29,225       43,724
Loss on sale of fixed assets........................    25,742       11,390
Decrease/(increase) in stocks.......................  (110,830)      51,037
Increase in debtors.................................   (46,850)    (247,221)
Increase in creditors...............................   127,803       14,373
                                                      --------    ---------
Net cash inflow from operating activities...........   152,922      268,221
                                                      ========    =========

ANALYSIS OF CHANGES IN NET DEBT

                                                 AT START     CASH       OTHER     AT END
                                                 OF YEAR      FLOWS     CHANGES    OF YEAR
                                                    L           L          L          L
                                                 --------    -------    -------    -------
Cash in hand, at bank..........................    50,778      7,638         --     58,416
Overdrafts.....................................        --         --         --         --
                                                             -------
                                                               7,638
                                                             -------
Debt due within 1 year.........................   (31,738)    31,738    (66,643)   (66,643)
Debt due after 1 year..........................   (68,076)     1,433     66,643         --
Finance leases.................................  (100,303)    90,892    (30,975)   (40,386)
                                                             -------
                                                             124,063
                                                 --------    -------    -------    -------
          Total................................  (149,339)   131,701    (30,975)   (48,613)
                                                 ========    =======    =======    =======

                MARLBOROUGH EMPLOYMENT LIMITED AND SUBSIDIARIES

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                         1996        1997
                                                          L           L
                                                       --------    --------
Increase in cash in the year.........................    88,579       7,638
Cash outflow from decrease in debt and lease
  financing..........................................    17,825     124,063
                                                       --------    --------
Change in net debt resulting from cash flows.........   106,404     131,701
New finance leases...................................   (22,366)    (30,975)
                                                       --------    --------
Movement in net debt in the year.....................    84,038     100,726
Net debt at 1 February 1996..........................  (233,377)   (149,339)
                                                       --------    --------
Net debt at 31 January 1997..........................  (149,339)    (48,613)
                                                       ========    ========

19 DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED
    ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom, which conform, in all material respects, with accounting principles generally accepted in the United States except as explained below.

     If Marlborough Employment Limited had followed the US basis, the net effect on consolidated profits would be:

                                                          1996       1997
                                                           L          L
                                                         ------    --------
Retained profits, UK basis.............................  58,524     254,981
Reallocation to reserves -- dividends..................  10,000          --
                                                         ------    --------
Retained profits, US basis.............................  68,524     254,981
                                                         ======    ========

     If Marlborough Employment Limited had followed the requirements of SFAS No. 95 its cash flow from operating activities, investing activities and financing activities would be as follows:

                                                         1996        1997
                                                          L           L
                                                       --------    --------
OPERATING ACTIVITIES
Net income...........................................    68,524     254,981
Items not requiring cash
  Depreciation and amortization......................    29,225      43,724
  Loss on sale of fixed assets.......................    25,742      11,390
Net change in non-cash working capital balances......   (59,843)   (100,171)
                                                       --------    --------
Cash provided by operating activities................    63,648     209,924
                                                       --------    --------
INVESTING ACTIVITIES
Purchase of fixed assets.............................   (52,059)   (156,386)
Sale of fixed assets.................................    43,973      46,410
                                                       --------    --------
Cash used in investing activities....................    (8,056)   (109,976)
                                                       --------    --------
FINANCING ACTIVITIES
Dividends............................................   (10,000)         --
Issuance of long-term debt...........................    68,076          --
Repayment of long-term debt..........................    (8,738)    (68,076)
Repayment of obligations under capital lease.........   (61,735)    (59,917)
Increase in customer deposits........................     7,196      35,683
                                                       --------    --------
Cash used in financing activities....................    (5,201)    (92,310)
                                                       --------    --------
Increase in cash during the year.....................    50,391       7,638
Cash and cash equivalents, beginning of year.........       387      50,778
                                                       --------    --------
Cash and cash equivalents, end of year...............    50,778      58,416
                                                       ========    ========

                              FINANCIAL STATEMENTS

                                COASTAL MOUNTAIN
                                  WATER CORP.

                                OCTOBER 31, 1997

                                AUDITORS' REPORT

To the Directors of
Sparkling Spring Water Group Limited

     We have audited the balance sheet of Coastal Mountain Water Corp. as at October 31, 1997 and the statements of (loss) income, deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles, generally accepted in Canada.


     The financial statements for the year ended October 31, 1996 are unaudited.

Halifax, Canada                                           ERNST & YOUNG
February 27, 1998                                         Chartered Accountants

                          COASTAL MOUNTAIN WATER CORP.

                                 BALANCE SHEET


                                                                   AS AT OCTOBER 31
                                                                   (IN CDN DOLLARS)
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
                                                              (UNAUDITED)
ASSETS [NOTES 3 AND 5]
Current
Cash........................................................  $     9,385    $        --
Accounts receivable.........................................      261,159        298,302
Inventories.................................................       29,906         20,208
Prepaid expenses and deposits...............................       26,019         17,643
                                                              -----------    -----------
                                                                  326,469        336,153
Capital assets, at cost less amortization [note 2]..........      974,308      1,114,044
                                                              -----------    -----------
                                                                1,300,777      1,450,197
                                                              ===========    ===========
LIABILITIES
Current
Bank indebtedness [note 3]..................................       95,657         18,945
Accounts payable and accrued liabilities....................      163,264        238,874
Unearned revenue............................................      116,890        139,390
Advances from shareholders [note 4].........................    1,102,267      1,176,910
Current portion of long-term debt [note 5]..................      173,927        116,476
Current portion of deferred lease inducement [note 6].......        5,528         15,528
Customer deposits...........................................      117,432        131,760
                                                              -----------    -----------
                                                                1,774,965      1,837,883
                                                              -----------    -----------
Long-term debt [note 5].....................................      627,038        917,538
                                                              -----------    -----------
Deferred lease inducement [note 6]..........................       25,337         57,561
                                                              -----------    -----------
Shareholders' equity
Share capital [note 7]......................................           12             12
Deficit.....................................................   (1,126,575)    (1,362,797)
                                                              -----------    -----------
                                                               (1,126,563)    (1,362,785)
                                                              -----------    -----------
                                                              $ 1,300,777    $ 1,450,197
                                                              ===========    ===========


                             See accompanying notes

                          COASTAL MOUNTAIN WATER CORP.

                              STATEMENT OF DEFICIT


                                                                YEAR ENDED OCTOBER 31
                                                                   (IN CDN DOLLARS)
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
                                                              (UNAUDITED)
Deficit, beginning of year..................................  $(1,147,327)   $(1,126,575)
Net income (loss)...........................................       20,752       (236,222)
                                                              -----------    -----------
Deficit, end of year........................................  $(1,126,575)   $(1,362,797)
                                                              ===========    ===========


                             See accompanying notes

                          COASTAL MOUNTAIN WATER CORP.

                           STATEMENT OF (LOSS) INCOME


                                                                YEAR ENDED OCTOBER 31
                                                                  (IN CDN DOLLARS)
                                                              -------------------------
                                                                 1996           1997
                                                              -----------    ----------
                                                              (UNAUDITED)
Revenue.....................................................  $2,045,232     $2,312,623
Cost of sales...............................................     331,873        397,880
                                                              ----------     ----------
Gross profit................................................   1,713,359      1,914,743
                                                              ----------     ----------
Expenses
Delivery....................................................     479,955        582,955
Wages and benefits..........................................     406,223        502,731
Sales and marketing.........................................     193,685        362,255
Depreciation................................................     202,602        238,497
Interest on long-term debt..................................      82,544         84,763
Travel and entertainment....................................      86,922         75,228
Office and sundry...........................................      58,510         72,350
Automotive..................................................      41,773         55,536
Rent........................................................      21,516         31,051
Bank charges and interest...................................      20,574         28,917
Telephone and communications................................      22,838         26,114
Computer maintenance........................................      15,249         19,088
Bad debts...................................................      15,708         21,696
Legal and accounting........................................       7,320         14,874
Insurance...................................................      10,766         12,148
Repairs and maintenance.....................................       5,643          5,907
Equipment lease.............................................       3,633          5,612
Utilities...................................................       3,872          5,158
Permits, licenses and dues..................................      11,123          2,407
Loss on disposal of capital assets..........................       2,151          3,678
                                                              ----------     ----------
                                                               1,692,607      2,150,965
                                                              ----------     ----------
Net income (loss)...........................................  $   20,752     $ (236,222)
                                                              ==========     ==========


                             See accompanying notes

                          COASTAL MOUNTAIN WATER CORP.

                            STATEMENT OF CASH FLOWS


                                                               YEAR ENDED OCTOBER 31
                                                                  (IN CDN DOLLARS)
                                                              ------------------------
                                                                 1996          1997
                                                              -----------    ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...........................................   $  20,752     $(236,222)
Items not affecting cash
     Depreciation...........................................     202,602       238,497
     Amortization of lease inducement.......................      (5,528)       (9,693)
     Loss on disposal of capital assets.....................       2,151         3,678
                                                               ---------     ---------
                                                                 219,977        (3,740)
Net change in non-cash working capital balances [note 8]....     (49,676)       93,369
                                                               ---------     ---------
Cash provided by operating activities.......................     170,301        89,629
                                                               ---------     ---------

FINANCING ACTIVITIES
Increase (decrease) in advances from shareholders...........    (106,090)       74,643
Increase in long-term debt..................................     256,760       831,994
Repayment of long-term debt.................................     (54,570)     (598,945)
Increase in lease inducement................................          --        51,917
                                                               ---------     ---------
Cash provided by financing activities.......................      96,100       359,609
                                                               ---------     ---------

INVESTING ACTIVITIES
Purchase of capital assets..................................    (302,316)     (428,971)
Sale of capital assets......................................          --        47,060
                                                               ---------     ---------
Cash used in investing activities...........................    (302,316)     (381,911)
                                                               ---------     ---------
Decrease (increase) in cash and equivalents.................     (35,915)       67,327
Cash and equivalents, beginning of year.....................     (50,357)      (86,272)
                                                               ---------     ---------
Cash and equivalents, end of year...........................     (86,272)      (18,945)
                                                               =========     =========

Cash and cash equivalents are comprised of:
  Cash......................................................       9,385            --
  Bank indebtedness.........................................     (95,657)      (18,945)
                                                               ---------     ---------
                                                               $ (86,272)    $ (18,945)
                                                               =========     =========


                             See accompanying notes

                          COASTAL MOUNTAIN WATER CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1997

                                (IN CDN DOLLARS)


AMOUNTS AS AT AND FOR THE YEAR ENDED OCTOBER 31, 1996 ARE UNAUDITED.

1. SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada, the more significant of which are as follows:

INVENTORIES

     Inventories are valued at the lower of cost determined on a first-in, first-out basis and net realizable value.

CAPITAL ASSETS

     Depreciation of capital assets is calculated using the declining balance method and the following rates per annum:

Computer software...........................................  100%
Forklift....................................................   20%
Leasehold improvements......................................   20%
Manufacturing equipment.....................................   20%
Returnable bottles..........................................   20%
Rental coolers..............................................   20%
Computer equipment..........................................   30%
Office furniture............................................   20%
Signs.......................................................   20%
Equipment under capital lease...............................   30%

DEFERRED LEASE INDUCEMENT

     Deferred lease inducements received are recorded as deferred credits and amortized on a straight-line basis over the life of the lease, as a reduction to rental expense.

UNEARNED REVENUE

     Unearned revenue represents the prepayment of cooler leases and bottled water charges. These amounts are recognized as revenue in the period to which the lease relates or the product is provided.

LEASES

     Leases are classified as capital or operating leases. Assets are recorded as capital leases when the substantial benefits and risks of ownership have been transferred to the Company.

                          COASTAL MOUNTAIN WATER CORP.

                                OCTOBER 31, 1997

                                (IN CDN DOLLARS)


AMOUNTS AS AT AND FOR THE YEAR ENDED OCTOBER 31, 1996 ARE UNAUDITED.

FINANCIAL INSTRUMENTS

     The Company's primary financial instruments consist of accounts receivable, accounts payable, shareholder advances, customer deposits and long-term debt. The difference between the carrying values and the fair values of the primary financial instruments are not material.

     The Company has at any one time a significant number of commitments to extend credit. The accounts receivable are owed from a large number of customers on normal credit terms and therefore there is minimal customer concentration and credit risk.

     The Company does not have any exposure relating to derivative instruments.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

2. CAPITAL ASSETS

                                    1996                       1997
                                  --------   ----------------------------------------
                                  NET BOOK                 ACCUMULATED      NET BOOK
                                   VALUE        COST       AMORTIZATION      VALUE
                                  --------   ----------    ------------    ----------
Forklift........................  $  7,260   $   31,934     $   20,718     $   11,216
Computer equipment..............    19,510       44,378         26,974         17,404
Computer software...............        --       20,283         20,283             --
Leasehold improvements..........     2,086      224,412        187,154         37,258
Manufacturing equipment.........   238,327      521,488        323,524        197,964
Office furniture................    20,455       63,537         39,700         23,837
Equipment under capital lease...     4,855        6,144          2,764          3,380
Rental equipment................   679,677    1,447,700        626,835        820,865
Signs...........................     2,138        8,036          5,916          2,120
                                  --------   ----------     ----------     ----------
                                  $974,308   $2,367,912     $1,253,868     $1,114,044
                                  ========   ==========     ==========     ==========

3. BANK INDEBTEDNESS

     The company's operating line of credit bears interest at prime + 1% and is collateralized by an assignment of book debts, a subordinate charge on the Company's assets and subrogation of shareholders' loans.

                          COASTAL MOUNTAIN WATER CORP.

                                OCTOBER 31, 1997

                                (IN CDN DOLLARS)


AMOUNTS AS AT AND FOR THE YEAR ENDED OCTOBER 31, 1996 ARE UNAUDITED.

4. ADVANCES FROM SHAREHOLDERS

                                                       1996          1997
                                                    ----------    ----------
Advances from shareholders, non-interest bearing
  with no fixed terms for repayment...............  $  251,253    $  325,896
Advances from shareholder bearing interest at
  prime plus 2% per annum, no specific terms of
  repayment.......................................     851,014       851,014
                                                    ----------    ----------
                                                    $1,102,267    $1,176,910
                                                    ==========    ==========

5. LONG-TERM DEBT

                                                               1996         1997
                                                             --------    ----------
Royal Bank of Canada loan at 8.375% repayable in monthly
  instalments of $10,447 collateralized by a floating
  charge over all assets, maturing July, 2004..............  $145,070    $  734,564
Business Development Bank loan at prime plus 2%, repayable
  in monthly instalments of $1,675 plus interest,
  collateralized by machinery, equipment, and accounts
  receivable, maturing August 23, 2000.....................    77,050        56,950
Loans payable..............................................   574,337            --
Obligation under capital lease.............................     4,508            --
Business Development Bank loan at prime plus 1%, repayable
  in monthly installments of $2,500 plus interest,
  collateralized by machinery, equipment, and accounts
  receivable, maturing February, 2004......................        --       242,500
                                                             --------    ----------
                                                              800,965     1,034,014
Less principal due within one year.........................   173,927       116,476
                                                             --------    ----------
                                                             $627,038    $  917,538
                                                             ========    ==========

     Principal repayments required in each of the next five years are as follows:

1998....................................................  $  116,476
1999....................................................     122,253
2000....................................................     125,185
2001....................................................     132,760
2002....................................................     137,682
Thereafter..............................................     399,658
                                                          ----------
                                                          $1,034,014
                                                          ==========

                          COASTAL MOUNTAIN WATER CORP.

                                OCTOBER 31, 1997

                                (IN CDN DOLLARS)


AMOUNTS AS AT AND FOR THE YEAR ENDED OCTOBER 31, 1996 ARE UNAUDITED.

6. DEFERRED LEASE INDUCEMENT

                                                          1996       1997
                                                         -------    -------
Lease inducements received.............................  $38,696    $90,613
Less accumulated amortization..........................    7,831     17,524
                                                         -------    -------
                                                         $30,865    $73,089
Less current portion...................................    5,528     15,528
                                                         -------    -------
                                                         $25,337    $57,561
                                                         =======    =======

     The Company received cash payments of $38,696 in 1995 and $51,917 in 1997 as an inducement to renew the lease on its premises.

7. SHARE CAPITAL

                                                              1996    1997
                                                              ----    ----
Authorized
  10,000 common shares without par value
  1,000,000 class A non-voting redeemable preferred shares
     with a par value of $10 per share
Issued
  1,200 common shares.......................................  $12     $12
                                                              ===     ===

8. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES

                                                         1996        1997
                                                       --------    --------
(Increase) decrease
  Accounts receivable................................  $(54,650)   $(37,143)
  Inventories........................................     1,109       9,698
  Prepaid expenses and deposits......................     4,754       8,376
                                                       --------    --------
                                                        (48,787)    (19,069)
                                                       --------    --------
(Decrease) increase
  Accounts payable and accrued liabilities...........   (28,889)     75,610
  Unearned revenue...................................    18,000      22,500
  Customer deposits..................................    10,000      14,328
                                                       --------    --------
                                                           (889)    112,438
                                                       --------    --------
                                                       $(49,676)   $ 93,369
                                                       ========    ========

                          COASTAL MOUNTAIN WATER CORP.

                                OCTOBER 31, 1997

                                (IN CDN DOLLARS)


AMOUNTS AS AT AND FOR THE YEAR ENDED OCTOBER 31, 1996 ARE UNAUDITED.

9. LEASE COMMITMENTS

     The Company is committed to the following approximate minimum operating lease payments over the next five years for its premises, vehicles and office equipment:

1998.....................................................  $332,800
1999.....................................................   313,500
2000.....................................................   290,800
2001.....................................................   270,300
2002.....................................................   143,000

10. INCOME TAXES

     Potential reductions of future income taxes which have not been recorded in the accounts relate to the following:

Non-capital losses carried forward expiring:
  1999..................................................  $  229,801
  2000..................................................     131,944
  2001..................................................      28,220
                                                          ----------
                                                             389,965
Excess of amortization recorded in the accounts over
  capital cost allowance claimed for income tax
  purposes..............................................     691,398
                                                          ----------
                                                          $1,081,363
                                                          ==========

11. SUBSEQUENT EVENT


     In December, 1997 the Company reorganized its capital structure. As part of the reorganization, previously outstanding common shares held were exchanged for 45 Class A and 55 Class B common shares. For accounting purposes the Class A and Class B common shares issued will be assigned an aggregate value of $12, being the paid in capital of the common shares exchanged. The Class A shares are owned by shareholders who are also members of management whereas the Class B shares are owned by shareholders who are not members of management. The two classes of common shares were created to enable members of management to receive priority over other shareholders with respect to the payment of dividends.



     In addition, preferred shares were issued in exchange for the advances due to shareholders. A total of 1,178,316 preferred shares were issued for $1,178,316 representing the amount of advances previously outstanding. For accounting purposes the preferred shares will be allocated a value of $1,178,316, representing the carrying value of the advances exchanged. The exchange of the preferred shares was undertaken to allow shareholders to receive distributions in the form of dividend income instead of interest income.


12. UNITED STATES ACCOUNTING PRINCIPLES

     These financial statements are expressed in Canadian dollars and are prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which, for the purposes of these financial statements, conform in all material respects with those in the United States ("U.S. GAAP"), except for where bank indebtedness is treated as a cash equivalent for

                          COASTAL MOUNTAIN WATER CORP.

                                OCTOBER 31, 1997

                                (IN CDN DOLLARS)


AMOUNTS AS AT AND FOR THE YEAR ENDED OCTOBER 31, 1996 ARE UNAUDITED.

purposes of determining the Company's cash flows. Under US GAAP changes in bank indebtedness would be treated as a financing activity. Cash provided by financing activities and decrease in cash would be $282,897 (1996 -- $137,614) and $9,385 (1996 -- $5,599), respectively.

     Additionally, at October 31, 1997, the Company has significant operating losses available for carryforward, the benefit of which has not been recognized for accounting purposes under Canadian generally accepted accounting principles. Under SFAS 109, a deferred tax amount equal to these benefits would not be recorded as the value of the benefits would be fully offset by a valuation allowance.

======================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than those to which it relates nor does it constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor the exchange proposed to be made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Summary...............................      1
Risk Factors..........................     13
Use of Proceeds.......................     21
The Offering..........................     21
Capitalization........................     22
Unaudited Pro Forma Consolidated
  Financial Data......................     23
Selected Historical Consolidated
  Financial Data......................     32
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     33
The Exchange Offer....................     37
The Company...........................     49
Management............................     65
Certain Relationships and Related
  Transactions........................     68
Security Ownership of Certain
  Beneficial Owners and Management....     70
Description of the Credit Agreement...     71
Certain Federal Income Tax
  Considerations......................     73
Description of the Notes..............     74
Book Entry; Delivery and Form.........    105
Plan of Distribution..................    106
Legal Matters.........................    107
Independent Auditors..................    107
Additional Information................    108
Index to Consolidated Financial
  Statements..........................    F-1

======================================================
======================================================

                              -------------------
                                   PROSPECTUS
                              -------------------

                                  $100,000,000

LOGO

                      SPARKLING SPRING WATER GROUP LIMITED
                               OFFER TO EXCHANGE
                       11 1/2% SENIOR SUBORDINATED NOTES
                                    DUE 2007

                                            , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     Article Tenth of the Certificate of Incorporation of each of Spring Water, Inc., a wholly-owned subsidiary of Sparkling Spring ("Spring Water"), Mountain Fresh Acquisition Corp., a wholly-owned subsidiary of Sparkling Spring ("MFA"), and Crystal Spring Acquisition, Inc., a wholly-owned subsidiary of Sparkling Spring ("CSA"), provides that each company shall indemnify its officers and directors to the fullest extent permitted by law and further provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the company shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 145 of the Delaware General Corporation Law further permits each of Spring Water, MFA and CSA to insure itself for such indemnification.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act contains detailed provisions for indemnification of directors and officers of Washington corporations against expenses, judgments, fines and settlements in connection with litigation.

     Section 23B.08.580 Washington Business Corporation Act further permits each of Cullyspring Water Co., Inc. ("Cullyspring") and Crystal Springs Drinking Water, Inc. ("CSD") to insure itself for such indemnification.

     Each of Spring Water, MFA, CSA, CSD and Cullyspring maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for each company with respect to any payments which it becomes obligated to make to such persons under the foregoing statutory provisions.

     Each of Sparkling Spring, SSWL, Water Jug, Canadian Springs, 3003969 Nova Scotia Limited (a wholly-owned subsidiary of Sparkling Spring), High Valley, Aqua Care Water Softening & Purification Inc. (a wholly-owned subsidiary of Sparkling Spring) and Withey's Water have similar articles of association which provide that every director or officer or former director or officer who acts at the company's request as a director or officer of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses including any amount paid to settle an action or a claim that such director or officer may incur or become liable to pay in respect of any claim against such person by reason of being or having been a director or officer of the company.

     In addition, Sparkling Spring and SSWL have entered into a specific indemnity agreement with a certain officer by which they have agreed on behalf of themselves and each of their Canadian subsidiary companies to indemnify and hold such officer harmless from and against any damage which he may suffer as a result of having acted as an officer or director of Sparkling Spring or any of its subsidiary companies.

     SSWL maintains insurance coverage for its directors and officers with respect to certain liabilities which may be incurred in their capacities as officers and directors and which the companies become obligated to make to such persons under the foregoing provisions of the companies constating documents. Sparkling Spring is in the process of obtaining similar insurance.

     Section 310 of the Companies Act 1985 (the "CA") makes void any provision, whether contained in the articles of the company or any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default or breach of duty or breach of trust of which he may be guilty of in relation to the company.

     However, Section 137 of the Companies Act 1989 substituted a new Subsection 3 for Section 310 of the CA which provides that a company may purchase and maintain for any officer or auditor insurance against the liabilities which may attach to such person in respect of any negligence, default, breach of duty or breach of trust. Furthermore, Section 310(3)(b) of the CA allows a company to indemnity an officer or auditor who is a successful defendant in civil or criminal proceedings or who successfully applies for relief under Section 144(3) of the CA (acquisition of shares by innocent nominee) or Section 727 of the CA (general power to grant relief in cases of honest and reasonable conduct) in which relief is granted to him by the court.

     The articles of association of SSWUK provide that every director, auditor, secretary or other officer of SSWUK shall be entitled to be indemnified by SSWUK against all costs, charges, claims, expenses and liabilities incurred by him in the execution and/or discharge of his duty and all the exercise of his powers and/or otherwise in relation to or in connection with his duties, including any liability incurred by him in defending criminal or civil proceedings in which judgment is given in his favor or in which he is acquitted or in connection with any application under any statute for relief from liability in which relief is granted to him by the court.

     The articles of association of Aquaporte UK provide that every director, secretary, auditor or other officer of Aquaporte UK shall be entitled to be indemnified by Aquaporte UK against all losses and liabilities incurred by him in the exercise of his duties, including any liability incurred in defending any civil or criminal proceedings in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability in respect of the act or omission done.

     The articles of association of Natural Water Limited, a wholly-owned subsidiary of Sparkling Spring, provide that each director and officer of Natural Water Limited shall be entitled to be indemnified against costs, charges, losses and expenses incurred in defending any proceedings civil or criminal in which judgment is given in his favor in which he is acquitted or in connection with any application under Section 144(3) or (4) or Section 77 of the CA in which the court relieves him from liability.

     There is no specific provision included in the articles of association of Marlborough Employment Limited, a wholly-owned subsidiary of Sparkling Spring, dealing with directors indemnities. The Articles of Table A of the Companies Act 1948 apply to Marlborough Employment Limited. The relevant provision dictates that each director and other officer shall be indemnified out of the assets of the company against any liability incurred in defending any proceedings (whether criminal or civil) in which judgment is given in his favor or in which he is acquitted or in connection with any application under Section 448 of the Companies Act 1948 in which relief is granted by the court.

     In addition to the indemnity contained in Article 118 of Table A of the CA, the articles of association of Water at Work provide that every director, officer or official shall be indemnified for all costs, charges, losses, expenses and liability incurred in the execution of his duties. Article 118 of Table A of the CA provides that each director and officer of the company shall be indemnified out of the assets of the company against any liability incurred in defending any proceedings, civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability from negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.

 3.1     Memorandum of Association of Sparkling Spring Water Group
         Limited, as amended.*
 3.2     Articles of Association of Sparkling Spring Water Group
         Limited.*
 3.3     Memorandum of Association of Sparkling Spring Water
         Limited.*

 3.4     Articles of Association of Sparkling Spring Water Limited.*
 3.5     Certificate of Incorporation of Spring Water, Inc.*
 3.6     By-laws of Spring Water, Inc.*
 3.7     Articles of Incorporation of Cullyspring Water Co., Inc.*
 3.8     By-laws of Cullyspring Water Co., Inc., as amended.*
 3.9     Certificate of Incorporation of Crystal Spring Acquisition,
         Inc.*
 3.10    By-laws of Crystal Spring Acquisition, Inc.*
 3.11    Certificate of Incorporation of Mountain Fresh Acquisition
         Corp.*
 3.12    By-laws of Mountain Fresh Acquisition Corp.*
 3.13    Memorandum of Association of Water Jug Enterprises Limited.*
 3.14    Articles of Association of Water Jug Enterprises Limited.*
 3.15    Memorandum of Association of Withey's Water Softening &
         Purification Ltd.*
 3.16    Articles of Association of Withey's Water Softening &
         Purification Ltd.*
 3.17    Memorandum of Association of Aqua Care Water Softening &
         Purification Inc.*
 3.18    Articles of Association of Aqua Care Water Softening &
         Purification Inc.*
 3.19    Memorandum of Association of High Valley Water Limited.*
 3.20    Articles of Association of High Valley Water Limited.*
 3.21    Memorandum of Association of 3003969 Nova Scotia Limited.*
 3.22    Articles of Association of 3003969 Nova Scotia Limited.*
 3.23    Memorandum of Association of Canadian Springs Water Company
         Limited.*
 3.24    Articles of Association of Canadian Springs Water Company
         Limited.*
 3.25    Memorandum of Association of Sparkling Spring Water (UK)
         Limited.*
 3.26    Articles of Association of Sparkling Spring Water (UK)
         Limited.*
 3.27    Memorandum of Association of Aquaporte (UK) Limited.*
 3.28    Articles of Association of Aquaporte (UK) Limited.*
 3.29    Memorandum of Association of Marlborough Employment
         Limited.*
 3.30    Articles of Association of Marlborough Employment Limited.*
 3.31    Memorandum of Association of Water at Work Limited.*
 3.32    Articles of Association of Water at Work Limited.*
 3.33    Memorandum of Association of Natural Water Limited.*
 3.34    Articles of Association of Natural Water Limited.*
 3.35    Certificate of Incorporation of Crystal Springs of Seattle,
         Inc.*
 3.36    By-laws of Crystal Springs of Seattle, Inc.*
 3.37    Certificate of Incorporation of Crystal Springs Drinking
         Water, Inc.*
 3.38    By-laws of Crystal Springs Drinking Water, Inc.*
 4       Indenture, dated as of November 19, 1997, among Sparkling
         Spring Water Group Limited, as Issuer, Bankers Trust
         Company, as Trustee, and the Subsidiary Guarantors named therein.*
 4.1 First Supplemental Indenture, dated as February 1, 1998, by and among Crystal Springs of Seattle, Inc., Crystal Springs
         Drinking Water, Inc. and Bankers Trust Company, as Trustee.*
 5.1     Opinion of Robinson & Cole LLP.*
 5.1(a)  Revised opinion of Robinson & Cole LLP.*
 5.2     Opinion of Lane Powell Spears Lubersky LLP.*
 5.2(a)  Revised opinion of Lane Powell Spears Lubersky LLP.*
 5.3     Opinion of Stewart McKelvey Stirling Scales.*
 5.3(a)  Revised opinion of Stewart McKelvey Stirling Scales.*
 5.4     Opinion of Norton Rose.*
 5.4(a)  Revised opinion of Norton Rose.*
 5.5     Opinion of Dundas & Wilson.*

 5.5(a)  Revised opinion of Dundas & Wilson.*
 8       Opinion of Robinson & Cole LLP re. tax matters.*
 8  (a)  (a)
*
 8  (a)  (b)
10.1     Purchase Agreement, dated November 14, 1997, among Sparkling
         Spring Water Group Limited, BT Alex. Brown Incorporated,
         NatWest Capital Markets Limited and the Guarantors named
         therein.*
10.2     Registration Rights Agreement, dated as of November 19,
         1997, among Sparkling Spring Water Group Limited and the
         Guarantors named therein, as Issuers, and BT Alex. Brown
         Incorporated and NatWest Capital Markets Limited as Initial
         Purchasers.*
10.3     Employment Agreement, dated October 2, 1997, between
         Sparkling Spring Water Limited and Stewart E. Allen.*
10.4     Shareholder Agreement, dated as of October 22, 1997, among
         Sparkling Spring Water Group Limited, Sparkling Spring Water
         Limited, and the Shareholders named therein.*
10.5     Management Agreement, as amended and restated January 12,
         1996, among Sparkling Spring Water Limited, C.F. Capital
         Corporation, G. John Krediet and Stephen L. Larson.*
10.6     Amendment Agreement, dated October 22, 1997, among Sparkling
         Spring Water Limited, C.F. Capital Corporation, G. John
         Krediet, Stephen L. Larson and Sparkling Spring Water Group
         Limited.*
10.7     Form of Exchange Agent Agreement between Sparkling Spring
         Water Group Limited and Bankers Trust Company, as Exchange
         Agent.*
10.7(a)  Revised form of Exchange Agent Agreement between Sparkling
         Spring Water Group Limited and Bankers Trust Company, as
         Exchange Agent.*
11       Statement Re: Computation of Per Share Earnings.*
11  (a)  Statement Re: Computation of Per Share Earnings (revised).**
12       Ratio of Earnings to Fixed Charges.*
21       Subsidiaries of the Registrant.*
21  (a)  Subsidiaries of the Registrant (revised)*
21  (b)  Subsidiaries of the Registrant (revised)*
23.1     Consent of Ernst & Young.*
23.1(a)  Consent of Ernst & Young.(revised).*
23.1(b)  Consent of Ernst & Young. (revised).**
23.2     Consent of Kidsons Impey.*
23.2(a)  Revised consent of Kidsons Impey.*
23.2(b)  Consent of Kidsons Impey (revised).**
23.3     Consent of Robinson & Cole LLP (included in Exhibit 5.1).*
23.4     Consent of Lane Powell Spears Lubersky LLP (included in
         Exhibit 5.2).* n
23.5     Consent of Stewart McKelvey Stirling Scales (included in
         Exhibit 5.3).*
23.6     Consent of Norton Rose (included in Exhibit 5.4).*
23.7     Consent of Dundas & Wilson (included in Exhibit 5.5).*
24.1     Power of Attorney for Sparkling Spring Water Group Limited
         (included in signature page of Sparkling Spring Water Group
         Limited on page II-6).*
24.2     Power of Attorney for Sparkling Spring Water Limited
         (included in signature page of Sparkling Spring Water
         Limited on page II-7).*
24.3     Power of Attorney for Spring Water, Inc. (included in
         signature page of Spring Water, Inc. on page II-8).*
24.4     Power of Attorney for Cullyspring Water Co., Inc. (included in signature page of Cullyspring Water Co., Inc. on page
         II-9).*
24.5     Power of Attorney for Crystal Spring Acquisition, Inc.
         (included in signature page of Crystal Spring Acquisition,
         Inc. on page II-10).*
24.6     Power of Attorney for Mountain Fresh Acquisition Corp
         (included in signature page of Mountain Fresh Acquisition
         Corp on page II-11).*

24.7     Power of Attorney for Water Jug Enterprises Limited
         (included in signature page of Water Jug Enterprises Limited on page II-12).*
24.8     Power of Attorney for Withey's Water Softening &
         Purification Ltd. (included in signature page of Withey's
         Water Softening & Purification Ltd. on page II-13).*
24.9     Power of Attorney for Aqua Care Water Softening &
         Purification Inc. (included in signature page of Aqua Care
         Water Softening & Purification Inc. on page II-14).*
24.10 Power of Attorney for High Valley Water Limited (included in signature page of High Valley Water Limited on page II-15).*
24.11 Power of Attorney for 3003969 Nova Scotia Limited (included in signature page of 3003969 Nova Scotia Limited on page
         II-16).*
24.12    Power of Attorney for Canadian Springs Water Company Limited
         (included in signature page of Canadian Springs Water
         Company Limited on page II-17).*
24.13    Power of Attorney for Sparkling Spring Water (UK) Limited
         (included in signature page of Sparkling Spring Water (UK)
         Limited on page II-18).*
24.14 Power of Attorney for Aquaporte (UK) Limited (included in signature page of Aquaporte (UK) Limited on page II-19).*
24.15    Power of Attorney for Marlborough Employment Limited
         (included in signature page of Marlborough Employment
         Limited on page II-20).*
24.16 Power of Attorney for Water at Work Limited (included in signature page of Water at Work Limited on page II-21).*
24.17 Power of Attorney for Natural Water Limited (included in signature page of Natural Water Limited on page II-22).*
25       Statement of Eligibility on Form T-1 of Trustee under the
         Indenture.*
99.1     Form of Letter of Transmittal.*
99.1(a)  Revised Form of Letter of Transmittal.*
99.2     Form of Notice of Guaranteed Delivery.*
99.2(a)  Revised Form of Notice of Guaranteed Delivery.*
99.3     Letter to Clients.*
99.4     Letter to Registered Holders and Depository Trust Company
         Participants.*
99.5     Letter of Kidsons Impey.*

---------------
 * Previously filed.
** Filed herewith.

     (B) FINANCIAL STATEMENT SCHEDULES.
     All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or the required information is included in the financial statements or notes thereto and, therefore, have been omitted.

ITEM 22. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          SPARKLING SPRING WATER GROUP LIMITED

                                          By:      /s/  STEPHEN L. LARSON
                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                          *                              Principal Executive Officer and Director
-----------------------------------------------------
                   G. John Krediet

             *By: /s/  STEPHEN L. LARSON
  ------------------------------------------------
                   Stephen L. Larson
                   (Attorney-in-Fact)

                /s/ STEPHEN L. LARSON                    Principal Financial and Accounting Officer,
-----------------------------------------------------      Authorized Representative in the United
                  Stephen L. Larson                        States and Director

                          *                              Director
-----------------------------------------------------
                   Michael Bregman

                          *                              Director
-----------------------------------------------------
                     C. Sean Day

                          *                              Director
-----------------------------------------------------
                  Kenneth B. Rotman

             *By: /s/  STEPHEN L. LARSON
  ------------------------------------------------
                   Stephen L. Larson
                   (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          SPARKLING SPRING WATER LIMITED

                                          By:      /s/  STEPHEN L. LARSON
                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                              TITLE
                      ---------                                              -----

                          *                              Principal Executive Officer and Director
-----------------------------------------------------
                   G. John Krediet

             *By: /s/  STEPHEN L. LARSON
  ------------------------------------------------
                   Stephen L. Larson
                   (Attorney-in-Fact)

                /s/ STEPHEN L. LARSON                    Principal Financial and Accounting Officer,
-----------------------------------------------------      Authorized Representative in the United
                  Stephen L. Larson                        States and Director

                          *                              Director
-----------------------------------------------------
                   Michael Bregman

                          *                              Director
-----------------------------------------------------
                     C. Sean Day

                          *                              Director
-----------------------------------------------------
                  Kenneth B. Rotman

             *By: /s/  STEPHEN L. LARSON
  ------------------------------------------------
                   Stephen L. Larson
                   (Attorney-in-Fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          SPRING WATER, INC.

                                          By:      /s/  STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/  STEPHEN L. LARSON
-----------------------------------------------------  Principal Executive Officer, Principal Financial and
                  Stephen L. Larson                      Accounting Officer and Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          CULLYSPRING WATER CO., INC.

                                          By:      /s/  STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/  STEPHEN L. LARSON
-----------------------------------------------------  Principal Executive Officer, Principal Financial and
                  Stephen L. Larson                      Accounting Officer and Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          CRYSTAL SPRING ACQUISITION, INC.

                                          By:      /s/  STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer and
                  Stephen L. Larson                      Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          MOUNTAIN FRESH ACQUISITION CORP.

                                          By:      /s/  STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer and
                  Stephen L. Larson                      Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          WATER JUG ENTERPRISES LIMITED

                                          By:     /s/ STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                    WITHEY'S WATER SOFTENING & PURIFICATION LTD.

                                    By:        /s/ STEPHEN L. LARSON

                                       -----------------------------------------
                                                   Stephen L. Larson
                                              Vice Chairman of the Board
                                              and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                    AQUA CARE WATER SOFTENING & PURIFICATION
                                    INC.

                                    By:        /s/ STEPHEN L. LARSON

                                       -----------------------------------------
                                                   Stephen L. Larson
                                              Vice Chairman of the Board
                                              and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          HIGH VALLEY WATER LIMITED

                                          By:     /s/ STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          3003969 NOVA SCOTIA LIMITED

                                          By:      /s/  STEPHEN L. LARSON
                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/  STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                         CANADIAN SPRINGS WATER COMPANY LIMITED

                                         By:       /s/  STEPHEN L. LARSON
                                           -------------------------------------
                                                     Stephen L. Larson
                                                Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/  STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          SPARKLING SPRING WATER (UK) LIMITED

                                          By:      /s/  STEPHEN L. LARSON
                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/  STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          AQUAPORTE (UK) LIMITED

                                          By:      /s/  STEPHEN L. LARSON
                                            ------------------------------------
                                                     Stephen L. Larson
                                                 Vice Chairman of the Board
                                                and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/  STEPHEN L. LARSON                  Principal Executive Officer, Principal
-----------------------------------------------------    Financial and Accounting Officer, Authorized
                  Stephen L. Larson                      Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                              MARLBOROUGH
                                              EMPLOYMENT LIMITED

                                              By: /s/ STEPHEN L. LARSON

                                                --------------------------------
                                                       Stephen L. Larson
                                                   Vice Chairman of the Board
                                                  and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

               /s/ STEPHEN L. LARSON                   Principal Executive Officer, Principal
---------------------------------------------------      Financial and Accounting Officer, Authorized
                 Stephen L. Larson                       Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                              WATER AT WORK LIMITED

                                              By: /s/ STEPHEN L. LARSON

                                                --------------------------------
                                                       Stephen L. Larson
                                                   Vice Chairman of the Board
                                                  and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

               /s/ STEPHEN L. LARSON                   Principal Executive Officer, Principal
---------------------------------------------------      Financial and Accounting Officer, Authorized
                 Stephen L. Larson                       Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                              NATURAL WATER LIMITED

                                              By: /s/ STEPHEN L. LARSON

                                                --------------------------------
                                                       Stephen L. Larson
                                                   Vice Chairman of the Board
                                                  and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

               /s/ STEPHEN L. LARSON                   Principal Executive Officer, Principal
---------------------------------------------------      Financial and Accounting Officer, Authorized
                 Stephen L. Larson                       Representative in the United States and
                                                         Director

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                              CRYSTAL SPRINGS OF SEATTLE, INC.

                                              By: /s/ STEPHEN L. LARSON

                                                --------------------------------
                                                       Stephen L. Larson
                                                           President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

               /s/ STEPHEN L. LARSON                   Principal Executive Officer, Principal
---------------------------------------------------      Financial and Accounting Officer and Director
                 Stephen L. Larson

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.


                                          CRYSTAL SPRINGS DRINKING WATER, INC.

                                          By: /s/   STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

               /s/ STEPHEN L. LARSON                   Principal Executive Officer, Principal
---------------------------------------------------      Financial and Accounting Officer and Director
                 Stephen L. Larson

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 26th day of March 1998.



                                          COASTAL MOUNTAIN WATER CORP.


                                          By: /s/   STEPHEN L. LARSON

                                            ------------------------------------
                                                     Stephen L. Larson
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons on March 26, 1998 in the capacities indicated.


                     SIGNATURE                                              TITLE
                     ---------                                              -----

               /s/ STEPHEN L. LARSON                   Principal Executive Officer, Principal
---------------------------------------------------      Financial and Accounting Officer, Authorized
                 Stephen L. Larson                       Representative in the United States and
                                                         Director

                                 EXHIBIT INDEX

                                                                       SEQUENTIAL
EXHIBIT                                                                   PAGE
NUMBER                           DESCRIPTION                             NUMBER
-------                          -----------                           ----------
 3.1     Memorandum of Association of Sparkling Spring Water Group
         Limited, as amended.*
 3.2     Articles of Association of Sparkling Spring Water Group
         Limited.*
 3.3     Memorandum of Association of Sparkling Spring Water
         Limited.*
 3.4     Articles of Association of Sparkling Spring Water Limited.*
 3.5     Certificate of Incorporation of Spring Water, Inc.*
 3.6     By-laws of Spring Water, Inc.*
 3.7     Articles of Incorporation of Cullyspring Water Co., Inc.*
 3.8     By-laws of Cullyspring Water Co., Inc., as amended.*
 3.9     Certificate of Incorporation of Crystal Spring Acquisition,
         Inc.*
 3.10    By-laws of Crystal Spring Acquisition, Inc.*
 3.11    Certificate of Incorporation of Mountain Fresh Acquisition
         Corp.*
 3.12    By-laws of Mountain Fresh Acquisition Corp.*
 3.13    Memorandum of Association of Water Jug Enterprises Limited.*
 3.14    Articles of Association of Water Jug Enterprises Limited.*
 3.15    Memorandum of Association of Withey's Water Softening &
         Purification Ltd.*
 3.16    Articles of Association of Withey's Water Softening &
         Purification Ltd.*
 3.17    Memorandum of Association of Aqua Care Water Softening &
         Purification Inc.*
 3.18    Articles of Association of Aqua Care Water Softening &
         Purification Inc.*
 3.19    Memorandum of Association of High Valley Water Limited.*
 3.20    Articles of Association of High Valley Water Limited.*
 3.21    Memorandum of Association of 3003969 Nova Scotia Limited.*
 3.22    Articles of Association of 3003969 Nova Scotia Limited.*
 3.23    Memorandum of Association of Canadian Springs Water Company
         Limited.*
 3.24    Articles of Association of Canadian Springs Water Company
         Limited.*
 3.25    Memorandum of Association of Sparkling Spring Water (UK)
         Limited.*
 3.26    Articles of Association of Sparkling Spring Water (UK)
         Limited.*
 3.27    Memorandum of Association of Aquaporte (UK) Limited.*
 3.28    Articles of Association of Aquaporte (UK) Limited.*
 3.29    Memorandum of Association of Marlborough Employment
         Limited.*
 3.30    Articles of Association of Marlborough Employment Limited.*
 3.31    Memorandum of Association of Water at Work Limited.*
 3.32    Articles of Association of Water at Work Limited.*
 3.33    Memorandum of Association of Natural Water Limited.*
 3.34    Articles of Association of Natural Water Limited.*
 3.35    Certificate of Incorporation of Crystal Springs of Seattle,
         Inc.*
 3.36    By-laws of Crystal Springs of Seattle, Inc.*
 3.37    Certificate of Incorporation of Crystal Springs Drinking
         Water, Inc.*
 3.38    By-laws of Crystal Springs Drinking Water, Inc.*
 4       Indenture, dated as of November 19, 1997, among Sparkling
         Spring Water Group Limited, as Issuer, Bankers Trust
         Company, as Trustee, and the Subsidiary Guarantors named
         therein.*
 4.1     First Supplemental Indenture, dated as February 1, 1998, by and among Crystal Springs of Seattle, Inc., Crystal Springs
         Drinking Water, Inc. and Bankers Trust Company, as Trustee.*

                                                                       SEQUENTIAL
EXHIBIT                                                                   PAGE
NUMBER                           DESCRIPTION                             NUMBER
-------                          -----------                           ----------
 5.1     Opinion of Robinson & Cole LLP.*
 5.1(a)  Revised opinion of Robinson & Cole LLP.*
 5.2     Opinion of Lane Powell Spears Lubersky LLP.*
 5.2(a)  Revised opinion of Lane Powell Spears Lubersky LLP.*
 5.3     Opinion of Stewart McKelvey Stirling Scales.*
 5.3(a)  Revised opinion of Stewart McKelvey Stirling Scales.*
 5.4     Opinion of Norton Rose.*
 5.4(a)  Revised opinion of Norton Rose.*
 5.5     Opinion of Dundas & Wilson.*
 5.5(a)  Revised opinion of Dundas & Wilson.*
 8       Opinion of Robinson & Cole LLP re. tax matters.*
 8(a)    Revised opinion of Robinson & Cole LLP re. tax matters.*
 8(b)    Revised opinion of Robinson & Cole LLP re tax matters.**
10.1     Purchase Agreement, dated November 14, 1997, among Sparkling
         Spring Water Group Limited, BT Alex. Brown Incorporated,
         NatWest Capital Markets Limited and the Guarantors named
         therein.*
10.2     Registration Rights Agreement, dated as of November 19,
         1997, among Sparkling Spring Water Group Limited and the
         Guarantors named therein, as Issuers, and BT Alex. Brown
         Incorporated and NatWest Capital Markets Limited as Initial
         Purchasers.*
10.3     Employment Agreement, dated October 2, 1997, between
         Sparkling Spring Water Limited and Stewart E. Allen.*
10.4     Shareholder Agreement, dated as of October 22, 1997, among
         Sparkling Spring Water Group Limited, Sparkling Spring Water
         Limited, and the Shareholders named therein.*
10.5     Management Agreement, as amended and restated January 12,
         1996, among Sparkling Spring Water Limited, C.F. Capital
         Corporation, G. John Krediet and Stephen L. Larson.*
10.6     Amendment Agreement, dated October 22, 1997, among Sparkling
         Spring Water Limited, C.F. Capital Corporation, G. John
         Krediet, Stephen L. Larson and Sparkling Spring Water Group
         Limited.*
10.7     Form of Exchange Agent Agreement between Sparkling Spring
         Water Group Limited and Bankers Trust Company, as Exchange
         Agent.*
10.7(a)  Revised form of Exchange Agent Agreement between Sparkling
         Spring Water Group Limited and Bankers Trust Company, as
         Exchange Agent.*
11.      Statement Re: Computation of Per Share Earnings.*
11  (a)  Statement Re: Computation of Per Share Earnings (revised).**
12.      Ratio of Earnings to Fixed Charges.*
21       Subsidiaries of the Registrant.*
21  (a)  Subsidiaries of the Registrant (revised)*
21  (b)  Subsidiaries of the Registrant (revised)*
23.1     Consent of Ernst & Young.*
23.1(a)  Consent of Ernst & Young.(Revised).*
23.1(b)  Consent of Ernst & Young (revised).**
23.2     Consent of Kidsons Impey.*
23.2(a)  Revised consent of Kidsons Impey.*
23.2(b)  Consent of Kidsons Impey (revised).**
23.3     Consent of Robinson & Cole LLP (included in Exhibit 5.1).*
23.4     Consent of Lane Powell Spears Lubersky LLP (included in
         Exhibit 5.2).*
23.5     Consent of Stewart McKelvey Stirling Scales (included in
         Exhibit 5.3).*

                                                                       SEQUENTIAL
EXHIBIT                                                                   PAGE
NUMBER                           DESCRIPTION                             NUMBER
-------                          -----------                           ----------
23.6     Consent of Norton Rose (included in Exhibit 5.4).*
23.7     Consent of Dundas & Wilson (included in Exhibit 5.5).*
24.1     Power of Attorney for Sparkling Spring Water Group Limited
         (included in signature page of Sparkling Spring Water Group
         Limited on page II-6).*
24.2     Power of Attorney for Sparkling Spring Water Limited
         (included in signature page of Sparkling Spring Water
         Limited on page II-7).*
24.3     Power of Attorney for Spring Water, Inc. (included in
         signature page of Spring Water, Inc. on page II-8).*
24.4     Power of Attorney for Cullyspring Water Co., Inc. (included in signature page of Cullyspring Water Co., Inc. on page
         II-9).*
24.5     Power of Attorney for Crystal Spring Acquisition, Inc.
         (included in signature page of Crystal Spring Acquisition,
         Inc. on page II-10).*
24.6     Power of Attorney for Mountain Fresh Acquisition Corp
         (included in signature page of Mountain Fresh Acquisition
         Corp on page II-11).*
24.7     Power of Attorney for Water Jug Enterprises Limited
         (included in signature page of Water Jug Enterprises Limited on page II-12).*
24.8     Power of Attorney for Withey's Water Softening &
         Purification Ltd. (included in signature page of Withey's
         Water Softening & Purification Ltd. on page II-13).*
24.9     Power of Attorney for Aqua Care Water Softening &
         Purification Inc. (included in signature page of Aqua Care
         Water Softening & Purification Inc. on page II-14).*
24.10    Power of Attorney for High Valley Water Limited (included in signature page of High Valley Water Limited on page II-15).*
24.11    Power of Attorney for 3003969 Nova Scotia Limited (included in signature page of 3003969 Nova Scotia Limited on page
         II-16).*
24.12    Power of Attorney for Canadian Springs Water Company Limited
         (included in signature page of Canadian Springs Water
         Company Limited on page II-17).*
24.13    Power of Attorney for Sparkling Spring Water (UK) Limited
         (included in signature page of Sparkling Spring Water (UK)
         Limited on page II-18).*
24.14    Power of Attorney for Aquaporte (UK) Limited (included in
         signature page of Aquaporte (UK) Limited on page II-19).*
24.15    Power of Attorney for Marlborough Employment Limited
         (included in signature page of Marlborough Employment
         Limited on page II-20).*
24.16    Power of Attorney for Water at Work Limited (included in
         signature page of Water at Work Limited on page II-21).*
24.17    Power of Attorney for Natural Water Limited (included in
         signature page of Natural Water Limited on page II-22).*
25       Statement of Eligibility on Form T-1 of Trustee under the
         Indenture.*
99.1     Form of Letter of Transmittal.*
99.1(a)  Revised Form of Letter of Transmittal.*
99.2     Form of Notice of Guaranteed Delivery.*
99.2(a)  Revised Form of Notice of Guaranteed Delivery.*
99.3     Letter to Clients.*
99.4     Letter to Registered Holders and Depository Trust Company
         Participants.*
99.5     Letter of Kidsons Impey.*

---------------
 * Previously filed.
** Filed herewith.